Exhibit 4.(a).2
State of Israel
Ministry of Communications

General License

For Partner Communications Company Ltd.

For the Provision of Mobile Radio Telephone Services

Using the Cellular Method (MRT) in Israel

Jerusalem

April 7, 1998

Integrated Version –last updated December 30, 2014

State of Israel
Ministry of Communications

General License

For Partner Communications Company Ltd.

Award of The License

By virtue of my authority pursuant to The Telecommunication Law, 1982, The Wireless Telegraphy Ordinance (New Version), 1972, and all my other authorities pursuant to all law, I award a License to Partner Communications Company Ltd. for the establishment of a Mobile Radio Telephone System using the cellular method, its subsistence, maintenance and operation, and for the provision of Mobile Radio Telephone services to the public in Israel through it, as set out in this License.

The License is issued for the period set out in the License and is subject to the following conditions:

Table of Contents

Award of The License
Chapter A - General
Section A - Definitions and Interpretation
1. Definitions
2. Paragraph Headings
3. The “Blue Pencil” Principle
Section B - Legal and Administrative Provisions
4. Observation of Laws and Provisions
5. The Obligation of Permit according to all other Laws
6. Contradiction between the License Provisions
Chapter B - The License - Its Scope, Validity and Revocation
Section A - The Scope of the License and the License Period
7. The Scope of the License
8. Exclusivity
9. The License Period
10. Extending the License Period
11. Renewing the License
12. Termination of the License Period
Section B - Changing the Conditions of the License, its Enforcement and
Revocation
13. Changing the Conditions of the License
14. Revocation of the License
15. Other Remedies
Chapter C: Ownership, Assets and Means of Control
Section A: Limitations in Respect of the Transfer of the License and its Assets
16. Prohibition on the Transfer of the License
17. Ownership of the MRT System
18. Limits on the Transfer of License Assets
19. Agreement with another
Section B: Means of Control - Changes and Limitations
20. Details of the Licensee
21. Transfer of Means of Control
22. Placing a Charge on Means of Control
Section C: Cross-Ownership and Conflict of Interests
23. Prohibition of Cross-Ownership
24. Prohibition of Conflict of interests

Chapter D: Establishment of the MRT System and its Operation
Section A: Establishment of the System
25. Definition
26. Establishment according to the Engineering Plan
27. Implementation Stages and Timetable
28. Change of Plans during the Establishment
29. Use of Infrastructures and their Construction
30. Connection to other Telecommunications Systems
31. Report on Establishment Work
32. Submission of Information and Documents
33. Supervision of Establishment Work
34. Repair of Faults and Defects
35. Safety and Security Precautions and Prevention of Hazards
36. Cancelled.
37. Crossing Electricity Lines and Telecommunication Systems
38. Discovery of Antiquities and Preservation of Sites
39. Powers pertaining to Real Estate
Section B: Equipment Tests and Installation Approvals
40. Compatibility Tests
41. Responsibility for Compatibility
42. Performance Testing Program, and its Approval
43. Notice of Establishment Completion
44. Fitness and Operation Conditions
Section C: Use of Frequencies
45. Frequency Allocation
46. Constraint on the Use of Frequencies
47. Safety in Using Frequencies, and the Prevention of Interference
48. MRT Operation at Times of Emergency
Section D: Testing
49. Definitions
50. Periodic Tests and Special Tests
51. Routine Tests
52. Test, Fault and Maintenance Log
53. Repair of Faults and Defects
54. Maintenance System

Chapter E - Provision of MRT Services to Subscribers
Section A - Agreement with Subscribers
55. Definition of Subscriber Agreement
56. The Subscriber Agreement and its Approval
57. Changes to the Subscriber Agreement
58. Agreement with a Subscriber
59. The Obligation to Connect Applicants and the Prohibition of Conditional Agreement
Section B - Grade of Service for Subscribers
60. Obligation of Maintaining Service
61. Service Offices and Complaints Officer
62. Obligation of Maintenance
63. Fault Repair
64. Terminal Equipment
65. Public Emergency Services
66. Protection of Subscriber Privacy and Cooperation with the Security Forces
67. Subscribers’ Bills, Directory Services and Roaming Services
Section C - Delay or Limitation of Service
68. Definitions
69. Prohibition of Termination or Disconnection of Service
70. Disconnection of Service at the Subscriber’s Request
71. Termination of Service at the Subscriber’s Request
72. Termination or Disconnection of Service Due to Breach of Agreement
73. Disconnection of Service due to Maintenance Procedures
Chapter F - Payment for Services
Section A - General
74. Types of Payments
75. Setting the Tariffs and their Rates
76. Tariff Publication
77. Provision in the Subscriber Agreement
77a. Prevention of Acts of Fraud
Section B - Tariff Changes
78. Change in Tariffs
79. Commencement of Increase or Reduction of tariff
80. Linkage to the Index
81. Delay in Payment
Section C - Connection Fees
82. One-Time Payment of Connection Fee
83. Collection of Connection Fee in Installments

Chapter G - Payments from the Licensee, Liability, Insurance and Guarantee
Section A - Royalties and Payments
84. Royalties
85. Arrears in Royalty Payment
86. Method of Payment
87. Other Obligatory Payments
Section B - Liability and Insurance
88. Definition of the Scope of Liability
89. Liability of the Licensee
90. Immunity from Liability
91. Drawing Up an Insurance Contract
92. Conditions in the Insurance Contract
93. Remedy for Breach of Insurance Conditions
Section C - Guarantee for Fulfilling the Conditions of the License
94. The Guarantee and its Objective
95. Foreclosing the Guarantee
96. Method of Foreclosure
97. The Period of Validity of the Guarantee
98. Preservation of Remedies
Chapter H - Supervision and Reporting
Section A - Supervision of the Licensee’s Activities
99. Authority for Supervision
100. Confidentiality
101. Entering Premises and Inspection of Documents
102. Cooperation
Section B - Reporting and Fault Repair
103. Obligation to Submit Reports
104. Types of Report
105. Notice of Fault
106. Reporting to the Minister
Chapter I - Miscellaneous
107. The License as an Exhaustive Document
108. Holding the License Documents and their Return
109. Deferment of Date
110. Responsibility
111. Dispatch of Notice
112. Operation in the Civil Administration Territories of Judea, Samaria and Gaza

Annexes
First Annex - List of Services and Criteria for Quality of Service
1. Indices of Quality and Grade of Service
2. List and Description of MRT Services
Second Annex - Appendices
Appendix A - Details of the Licensee
1. General Information on the Licensee
2. Identity of the Holders of the Licensee
3. The Directors and the Managing Director
4. The MRT Operator

Appendix B - Engineering Plan

Appendix C - Maintenance Organization

Appendix D - Standard Agreement

Appendix E - Minimum Requirements and Grade of Service to Subscribers
1. System Performance
2. Quality of Service for the Provision of Information to Customers and Subscribers
3. Countrywide Deployment of Sites for Providing Information and Handling SubscriberQueries

Appendix F - Tariff Table

Appendix G - Insurance Contract

Appendix H - Bank Guarantee

Appendix I - Written Undertakings

Signature of the Minister

Chapter A - General

Section A - Definitions and Interpretation

1.	Definitions

1.1	In this License, the following words and expressions will have the meaning appended to them, unless another meaning is implicit in the text or its context.

“Type approval” -	Approval given by the Ministry in accordance with the Law and Ordinance for a model of MRT Terminal Equipment.
“Means of Control” -	In a corporation, each of the following:

(1)	Voting rights in the corporation’s general meeting or in an equivalent body in another corporation;
(2)	The right to appoint a director or managing director;
(3)	The right to participate in the corporation’s profits;
(4)	The right to share in the corporation’s remaining assets after payment of debts when the corporation is wound-up;

”Telecommunications”-	Broadcasting, transmission or reception of signs, signals, text, visual forms, voices or information through wire, wireless, an optic system or other electromagnetic systems;
1“Franchisee” -	As defined in section 6L(1) of the Law;

“Interested Party” -	Whoever holds, either directly or indirectly, 5% of a specific type of Means of Control; for the purpose of this definition, “holding”, includes holding as an agent;
“The Licensee” -	Partner Communications Company Ltd., which was awarded this License;
“Licensee” -	The body to which the Minister has awarded, in accordance with the Law, a general or special License;

1 Amendment No. 14

2"General Licensee"	A person who has received a general license to effect telecommunications activities and to provide telecommunications services:

3Roaming Licensee"-
A person who has won tender 12/2010- a combined license for the provision of cellular mobile radio telephone (MRT) services in Israel –an expansion of the existing license and the grant of a new license;

4"Broadcast Licensee"	as defined in the Law;

“Access Fee” -	Payment for use of other telecommunication systems, including payment for connection, transmission and collection;

“Technical Requirements and Grade of Service” -
Standards of availability and grade of service, standards for Telecommunication Installations and installation instructions, operation and maintenance, all in accordance with the Engineering Plan and the Annexes to this License, and as the Director will order from time to time regarding the Licensee’s services;

5"Subscriber Agreement"-	a contract that serves as an agreement between the Licensee and a subscriber, for the provision of all or part of the Licensee's services;
“The Bid” -	The Licensee’s bid in the Tender;
“The Bezeq Corporation” -	Bezeq, Israel Telecommunication Corporation Ltd.
“The Law” -	The 6Communications (Telecommunication and Broadcasts) Law, 5742-1982;
7“Holding”
for the purposes of Means of Control, directly or indirectly, whether alone or jointly , including by way of  another, and  including by way of a trustee or agent, or by a right granted under any agreement, including an option to hold which does not arise from convertible securities, or  any other means;

2Amendment No. 14

3 Amendment No. 59

4 Amendment No. 14

5 Amendment No. 41

6 Amendment No. 14

7 Amendment No. 14

8“Transfer”	for the purposes of Means of Control, directly or indirectly, for valuable consideration or otherwise, in perpetuity or for a fixed period, at once or in portions;

9“Jointly with Others”
cooperation on a permanent basis; and the following shall be deemed to be in cooperation on a permanent basis: in respect of an individual – the individual, a person related to him, and a corporation that either of them controls;  and in respect of a corporation – the corporation, the person who controls it and a person controlled by either of them;”

“The Security Forces” -	The Israel Defense Force, The Israel Police, the General Security Force and the Institution of Intelligence and Special Operations;
“The Index” -	The Consumer Price Index that is published by the Central Bureau of Statistics, from time to time, or any other index which will be substituted for it;
“Cellular Radio Base” -
A wireless installation operating on the operating frequencies of the MRT System and used for establishing radio contact between subscribers’ MRT Terminal Equipment units in its area of coverage and the MRT exchange;

“Interface” -	The physical connection, including optic or wireless, meeting between various operational telecommunications installations;10

“Telecommunication Installation” -	An installation or device which is primarily designated for telecommunications purposes, including Terminal Equipment;11

12“Tender No. 1/01” -	The tender published by the Ministry on 4 Nissan 5761 (28 March 2001), including clarifications given by the Ministry during the tender, and following which this License has been amended;

8 Amendment No. 14

9 Amendment No. 14

10 Amendment No. 14

11 Amendment No. 14

12 Amendment No. 14

“The Tender” -	Tender No. 7/97, published by the Ministry on July 15, 1997, including clarifications provided by the Ministry during the course of the Tender, following which this License has been awarded;
”The Director” -	The Director General of the Ministry of Communications or his appointee in the matter of this License, wholly or partly;
“Subscriber” -	Whoever has signed a subscriber agreement with the Licensee for obtaining MRT services as a terminal user.13;

"Business Subscriber"14	a Subscriber that is one of the following:

(a)	a corporation, as defined in the Interpretations Law, 1981;
(b)	government offices and other quasi-governmental offices;
(c)	a licensed dealer except for an exempt dealer;
(d)	a body that was incorporated in a law or by-law.

" Non-Business Subscriber"-	a Subscriber that is not a Business Subscriber;

"Dormant Subscriber"15 -	a subscriber that fulfills all of the following conditions:

(a)	Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
(b)	Does not pay the Licensee any fixed tariffs;
(c)	Does not have an agreement with the Licensee for a fixed period program.

13 Amendment No. 41

14 Amendment No. 45

15 Amendment No. 46

”International Communication System” -
a telecommunications installations system , connected or intended to be connected to a Public Telecommunications Network through an International Network Termination Point (NTP), which serves or intends  to serve for the transmission of telecommunications messages between an international switch located in Israel and a Telecommunications Installation  located outside of Israel, including a satellite ground station and other Telecommunications Installations (hereinafter: “Components of the System”), and including transmission facilities between Components of the System;16

“The MRT System”-	The MRT through which the Licensee provides its services;

17“DO (Domestic Operator)” -	a holder of a general license for the provision of wireless domestic telecommunications services;

“Mobile Radio Telephone System (MRT)”-
A wireless installation system built according to the cellular method and other installations, through which Mobile Radio Telephone Services are provided to the public, including an MRT exchange, Cellular Radio Bases and wireless or physical transmission channels which connect Cellular Radio Bases, Cellular Radio Bases and an MRT exchange, and between MRT exchanges;

“International Operator” -	An operator which provides International Communication Services to the public in Israel in accordance with a general License awarded by the Minister;

18“MRT Operator” -	A holder of a general license for the provision of mobile radio telephone services;

19“Competing MRT Operator” -	An MRT Operator that is not the Licensee;

16 Amendment No. 14

17 Amendment No. 14

18 Amendment No. 14

19 Amendment No. 14

“Domestic Operator” -	An operator who provides communication services (infrastructure, transmission and telephony) to the public in Israel in accordance with a general license from the Minister
“Exchange” -
A Telecommunication Installation in which switching and transmission means are operated, which allows the establishment of contact between various Terminal Equipment units connected to it, and transmission of telecommunication messages between them, including control and monitoring installations and other installations which enable provision of various services to the Licensee’s subscribers or to the subscribers of another Licensee.

“The Ministry” -	The Ministry of Communications;

20“Transfer Switch” -
A Telecommunications Installation  which contains and operates switching, routing and transmission devices  which enable  the creation of a connection between various switching centers  connected thereto , and the transmission of telecommunications messages between them , including  monitoring and routing installations;

21National Roaming" (NR)-	The expansion of the services of another MRT Operator (hereinafter-"another operator") to coverage areas of the Licensee through the Licensee's MRT system, as detailed in section 67E.

“Office Bearer” -
22a person serving  as a director, general manager, chief executive officer, deputy general manager, vice general manager, or a person acting as a replacement of one of the above in a company even under a different title  as well as any other manager directly subordinate to the general manager of the company; “Appendices” 23The First Annex and the Appendices set out in the Second Annex to the License;;

20 Amendment No. 14

21 Amendment No. 59

22 Amendment No. 14

23 Amendment No. 14

“NTP - (Network Termination Point)” -
An interface to one end of which a Public Telecommunication Network is connected, and to the other, Terminal Equipment, a private network, a mobile telephone network or another Public Telecommunications Network, as the case may be;

“International NTP” -	An interface to one end of which a Public Telecommunication Network is connected, and to the other, an International Communication Network;

“Telecommunication Activity” -	Operation of a Telecommunication Installation, its installation, construction or its subsistence, all with the objective of telecommunication;
“The Ordinance” -	The Wireless Telegraphy Ordinance (New Version) 1972;
“Terminal Equipment” -
Telecommunication equipment connected or designated to be connected to the Public Telecommunication Network, through an NTP or a private network, including telephones, modems, facsimile machines or private exchanges;

“MRT Terminal Equipment” -
Hand-held, mobile Terminal Equipment, or Terminal Equipment designated for permanent installation in motor vehicles or ships, designated to be connected to the MRT System by radio communication through Cellular Radio Bases.

“PTP Line (Point to Point)” -
A line which serves for telecommunications, both ends of which are located on an NTP which is not in a public telecommunication network, in which a call or other form of communication which initiates at one end may terminate only in the other end.

24“Interconnection”
a physical or logical connection between the Public Telecommunications Network of one licensee and the Public Telecommunications Network of another licensee, enabling the transfer of telecommunications messages between the subscribers of both licensees or the provision of services by one licensee to the subscribers of another licensee;

24 Amendment No. 14

“Relative” -	A spouse, parent, son, daughter, brother or sister and their spouses;
“The License” -	This License and all its Appendices as well as any document or condition which has been determined in the License as constituting an integral part of the License or of its conditions;

“the Network”	The Licensee’s MRT system

“Public Telecommunication Network” -
a system of Telecommunications Installations serving or designated  to serve as a provider  of Telecommunications Services to the entire public around the country, or at least in an area of service that includes exchanges and transmission switches, transmission equipment and an access network including an MRT system and an International Telecommunications System, and with the exception of a private network, Terminal Equipment and MRT Terminal Equipment;

“Wireline Public Telecommunications Network” -	A public domestic telecommunications network, with the exception of an MRT system and an International Telecommunications System;

“Access Network” -
Components of a Public Telecommunications Network used to connect a switching center  and a network termination point (NTP) using wireline infrastructure, wireless infrastructure or a combination of the two;”

“The Bezeq Corporation Network” -
The Public Telecommunication Network which serves The Bezeq Corporation for provision of services in accordance with the general License which it was awarded, as well as other Telecommunication Services provided, in accordance with the Law, either by The Bezeq Corporation or by another body;

“Use”
Access to a Telecommunications Installation  of the Licensee, including to its Public Telecommunications Network or Access Network, in whole or in part, and the ability to use such ,  for the implementation of Telecommunications Activity  and to provide Telecommunications Services thereby, including the installation of a Telecommunications  Installation of another licensee on the Licensee’s telecommunications facility or premises;

“Telecommunication Service” -	Operation of telecommunication activities for the public;

“International Communication Service” -	Telecommunication Service provided for the public in Israel, in accordance with a License granted by the Minister, through an international communications system of an International Operator;
“Basic Telephone Service”-	Switched or routed bi-directional transmission , including via modem, speech or speech-like telecommunications messages, such as facsimile signals;

“Telephony Service” -	Basic Telephone Service and Accompanying Services to such service;

“25International Roaming Service” -
An MRT Service provided overseas and in the territories under the Civil Administration of the Palestinian Council via the MRT system of a foreign MRT operator (hereinafter: a “Foreign Operator”), whereby the Subscriber pays the Licensee for the service;  and similarly – an MRT Service provided in Israel via the Licensee’s MRT system, whereby the Licensee provides a service to a Foreign Operator for the subscribers of such operator;  for this purpose, the “Palestinian Council” – as defined in  the Law for Implementation of the Interim Agreement regarding the West Bank and Gaza Strip Law (Jurisdictional Powers and Other Provisions) ( (Legislative Amendments), 5756-1998 [sic];

25 Amendment No. 64

“Accompanying Service” -	A service as set out in the First Annex to the License, provided on the basis of a Basic Telephone Service, which by its nature can only be provided by the provider of the basic service;
“Added Value Service”-
A service provided  based on a Basic Telephone Service, which by its nature  can also be granted by another licensee who is not the supplier of the basic service;  for the purposes of the services of the Licensee, such service as set out in the First Annex  of the License;

“Infrastructure Service” -	an Interconnection or the ability of Use given to another licensee, a Franchisee or to a broadcast licensee;”

“Wireline Domestic Telecommunications Services” -	Infrastructure Service, transmission, data communications and telephony services;

“The Licensee’s Services” -
MRT Services, Telecommunications Services and other services that the Licensee is entitled to provide  to its subscribers, to other licensees, to broadcast licensees, to Franchisees and to the Security Forces  under this License;

“MRT Services” -	Telecommunication Services provided through the MRT Terminal Equipment and through the MRT System;

“Control” -
The ability to direct the activity of a corporation, either alone or jointly with others, either directly or indirectly, including the ability that derives from the Articles of the corporation, by virtue of an agreement, either written or oral, by virtue of holding the Means of Control in the corporation or in another corporation or which derives from another source, and excluding the ability deriving solely from holding the office of director or any other office in the company; any person controlling a subsidiary company or another corporation held directly by him/her, will be deemed as controlling another corporation, controlled by the corporation which is held directly, as aforesaid; it should be presumed that an individual or corporation shall control the corporation if one of the following conditions exist:

A.	If he or it holds, either directly or indirectly, fifty percent (50%) or more of any Means of Control in the corporation;
B.
If he or it holds, either directly or indirectly, a percentage of any Means of Control in the corporation which is the greatest part in relation to the holdings of the other Interested Parties in the corporation.

C.
If he or it has the ability to prevent taking business decisions in the corporation, with the exception of decisions in the matter of issuance of means of control in a corporation or 26decisions in the matters of sale or liquidation of most businesses of the corporation, or fundamental change of these businesses;

“The Minister” -	The Minister of Communication, including a person to whom the Minister has delegated his authority in the matter of this License, either in whole or in part;
“The Engineering Plan” -	The Engineering Plan, including the Maintenance Organization and Grade of Services for the Subscribers, attached in the Appendices of the Second Annex to the License;

“Numbering Plan”-	As defined in section 5A(b) of the Law;

“Basic Tariff Basket” -	A tariff for a basic MRT service package which includes the following payments only:
1) One-time connection fees to the MRT system, as set out in Paragraph 74.1(a);
2) A fixed monthly payment;
3) Payment for air time.

26 Amendment No, 52

1.2
Words and expressions in the License that are not defined in Paragraph 1.1, will be interpreted as in the Law, Ordinance and Regulations which have been enacted in accordance with them, The Law of Interpretations, 1981, or as specified in appropriate paragraphs in the License, unless a different meaning is implicit in the text or in its context.

2.	Paragraph Headings

The paragraph headings in this License are provided for ease of reading only, and they must not be used for purposes of interpretation or explanation of the content of one or all of the Terms of the License.

3.	The “Blue Pencil” Principle

Revocation or a decision in the matter of the nullification of a condition of this License or a part thereof will only apply to that condition or the part thereof, as the case may be, and they themselves will not prejudice the binding validity of the License or any other condition it contains.

Section B - Legal and Administrative Provisions

4.	Observation of Laws and Provisions

4.1
In all matters pertaining to the establishment of the MRT network, its subsistence, operation and maintenance and also for the provision of MRT services through it, the Licensee will act in accordance with the instructions of any law, and without derogating from the generality of the above, will strictly observe the following:

1)	The instructions of the Telecommunication Law and the regulations pursuant thereto;

2)	The Wireless Telegraphy Ordinance and the regulations pursuant thereto;

3)	Administrative instructions;

4)	International conventions to which Israel is a signatory, in the matter of telecommunications and radio;

5)	Any other law or convention applicable to telecommunication and radio, even though they have become valid after the award of the License.

4.2
The Licensee will act in accordance with the laws and provisions as set out in Paragraph 4.1 according to their validity from time to time during the License Period, including the remedies for breaching them, and they will be deemed to be an integral part of the Terms of the License.

5.	The Obligation of Permit according to all other Laws

The award of this License does not exempt the Licensee from the obligation to obtain, for execution of the License, any License, permit, approval or consent according to all other laws.

6.	Contradiction between the License Provisions

In any case of apparent contradiction between the provisions of the License, the Minister will decide on the interpretation of the provisions, or how to settle the contradiction between them, after the Licensee has been given an opportunity to voice its arguments.

Chapter B - The License - Its Scope, Validity and Revocation

Section A - The Scope of the License and the License Period

7.	The Scope of the License

7.1
The Licensee is permitted, according to this License and subject to all its instructions and conditions, to establish, sustain, maintain and operate an MRT System, and through it provide MRT services; for this purpose, the Licensee is permitted to do the following:

a)	To establish, sustain, maintain and operate Cellular Radio Bases and connect them to MRT exchanges, and also to connect between MRT exchanges through wireless or physical transmission channels;

b)	To connect the MRT System to another Public Telecommunication system in Israel;

c)	To enter an agreement with subscribers for the provision of MRT Services;

d)	To supply MRT Terminal Equipment to subscribers;

e)	To supply its customers with MRT services as set forth in the First Annex to the License;

f)	To supply its customers with services that were approved to the Licensee in accordance with Article 67C of the License.27

7.1a	The Licensee’s services to its subscribers will be provided solely through MRT terminal equipment.

7.2
The Licensee in not permitted to provide any MRT or other Telecommunication Service that it is not explicitly permitted to provide within the framework of this License or another License awarded it by the Minister.

8.	28No Exclusivity

8.1	The Licensee shall not have any form of exclusivity whatsoever in the provision of its services.

8.2	The Minister may at any time grant a license for the provision of MRT Services to additional operators.

27 Amendment No, 64
28 Amendment No. 14

8.3
Should  the Minister publish a tender for the provision of MRT Services, the Licensee may submit a bid in the tender, however, the Minister may determine , as part of the conditions of such tender, that if the Licensee wins the tender, the receipt of a license shall be conditional upon the Licensee transferring its MRT System to another as the Minister may order, and on such conditions as he may prescribe, and that the Licensee shall cease to provide MRT Services.

9.	The License Period

9.1	The validity of this License is for a period of ten (10) years, that will begin on the day the License is awarded (hereinafter “The License Period”).

9.2	The License Period may be extended by six (6) additional years in accordance with Paragraph 10 (hereinafter “The Additional Period”).

9.3	This License may be renewed for one or more Additional Periods of six (6) years, over and above the License Period or the Additional Period, in accordance with Paragraph 11.

9.4
During the entire License Period or the Additional Period or with renewal of the License, the License will be subject to the authority of the Minister in accordance with Paragraphs 13 to 15 regarding changes to the License, its limitation, suspension or revocation.

9.5
29Notwithstanding the above 30in the context of extension of the License, following the winning by the Licensee of Tender No. 1/01, the validity of this License shall be for a period of twenty (20) years that will begin on 19 Shvat 5762 (1 February 2002).

10.	Extending the License Period

10.1	The Minister may, at the Licensee’s request, extend the License Period by six (6) additional years, after examining the following:

(A)	The Licensee has observed the provisions of the Law, the Ordinance, the regulations therein and the provisions of the License;

29 Amendment No. 13
30 Amendment No. 14

(B)
The Licensee has acted to constantly improve the MRT Services, their scope, availability and quality and also the technological updating of the MRT System, and there was no act or omission in the Licensee’s activity that harmed or limited competition in the MRT branch;

(C)
The Licensee is able to continue to provide MRT Services of a high standard and is able to implement the required investments in the technological updating of the MRT System for improving the scope of the MRT Services, their availability and quality;

(D)	The Licensee has efficiently used the frequency bands allocated to it, compared to alternative applications;

10.2
The Licensee will submit its request for extending the License Period in the course of the forty-five (45) days that  precede the period of the eighteen (18) months prior to the  termination date of the License Period.

10.3	The Licensee will append the following to its request:

(A)	A report summarizing all the annual reports submitted by the Licensee according to this License between the commencement date of the License and the submission date of its request;

(B)	A comparison of the data in the report with regard to each year with the data of the preceding year, and also explanations of extraordinary variations in the data;

(C)
A review of the means, actions and investments undertaken or implemented by the Licensee for the improvement of the quality of the MRT Services, their scope and availability, for the development and technological updating of the MRT System.

10.4	The Concluding Report in accordance with Paragraph 10.3 will contain precise up-to-date details and will be drafted in the form of an affidavit.

10.5
For the purpose of examining the Licensee’s request to extend the License Period, the Minister may require the Licensee to produce, during a period determined in the request and in a manner that the Minister will determine, all information and every document, and without derogating from the generality of the above, the Minister may:

(A)	Require the Licensee to append to the Concluding Report any document to verify the data detailed in it, to complete the report or to provide any additional datum it does not contain;

(B)	To ask the Licensee to appear before him and answer questions or present documents in its possession or under its control that are related to the data in the report;

(C)	To require the Licensee to submit to him an Engineering Plan that describes its plans for the technological updating of the MRT System during the Additional Period.

10.6
The Licensee will comply with every requirement or request as set out in Paragraph 10.5; should the Licensee be required to appear before the Minister, either the chairman of the board of the company holding the License, the General Manager of the company, or a person authorized in writing for this purpose, will appear.

10.7	Should the Licensee not comply with the request or requirement as set out in Paragraph 10.5, on two occasions at least, the Minister may rejects its request to extend the validity of the License.

10.8	The Minister will inform the Licensee of his decision in the matter of its request to extend the validity of the License no later that one year before the termination of the License Period.

10.9	The conditions of this License will apply to the Additional Period, including and changes in them.

10.10
The instructions of Paragraph 100 in the matter of confidentiality will apply, with the required modifications, to information provided by the Licensee in accordance with the instructions of this paragraph, to the Minister or his appointee.

11.	Renewing the License

11.1	At the end of the License Period or the Additional Period, the Minister may, at the Licensee’s request, renew the License for one or more Additional Periods of six (6) years, as he decides.

11.2
The Licensee will submit its request for renewal of the License Period in the course of the forty-five (45) days that  precede the period of the eighteen (18) months prior to the termination date of the License Period or of the Additional Period.

11.3
The Minister will inform the Licensee within thirty (30) days from the date its request for renewal of the License was received, whether he intends to take steps to renew the License and the required proceedings for doing so, including proceedings and considerations in accordance with Paragraph 10, or that proceedings will be undertaken for a tender for the provision of the services which are the subject of this License.

12.	Termination of the License Period

12.1
If the License Period has ended in accordance with Paragraph 9.5 or the Additional Period in accordance with Paragraph 10.1 or the License Period after its renewal in accordance with Paragraph 11.1, and the License has not been extended or renewed, the Minister may instruct the Licensee to continue operating the MRT System for a  fixed period  (hereinafter “the Service Termination Period”) until a License is awarded to another by law for the provision of the services which are the subject of this License (hereinafter “the Alternative Licensee”), and the proceeding have been completed for transfer of the system according to it, or until a License is awarded to another by law for alternative services; the Service Termination Period will, in any event, be no greater than two years from the date of expiry of the License.

12.2
During the Service Termination Period, and no later than ten (10) months from the day on which a License was awarded to an Alternative Licensee, the Licensee and the Alternative Licensee will enter negotiations for the acquisition of the MRT System at its economic worth and the assignment of rights and obligations of the subscribers to the Alternative Licensee; should the said Licensees not reach complete agreement within ten (10) months as stated above, the price will be determined by an arbitrator appointed by the Chairman of the Chartered Accountants Association, whose decision will be final.

Section B - Changing the Conditions of the License, its Enforcement and Revocation

13.	Changing the Conditions of the License

13.1
The Minister may change the conditions of the License, add to them or detract from them, in accordance with the provisions of Paragraph 4 of the Law and, inter alia, if he finds that one of the following exists:

(A)	A change has occurred in the suitability of the Licensee to implement the actions and services that are the subject of the License;

(B)	A change in the License is required in order to ensure effective and fair competition in the Telecommunication field;

(C)	A change in the License is required in order to ensure the Grade of Service provided in accordance with it;

(D)	Changes in Telecommunication technology justify modifying the License;

(E)	Changes have occurred in the electromagnetic spectrum needs that justify, in the Minister’s opinion, changes in the License;

(F)	Considerations of public interest justify modifying the License;

(G)	A change in government policy in the telecommunications sector demands a modification of the License;

(H)	A change is required in the License by reason of its breach by the Licensee, as set out in Paragraph 15.

13.2	The Minister will act in accordance with his authority, as set out in Paragraph 13.1, after giving the Licensee a reasonable opportunity to voice its claims.

14.	Revocation of the License

14.1	The Minister may revoke the License before the end of its period if one or more of the causes set out in Paragraph 6 of the Law exists, or in any one of the following cases:

(A)	The Licensee did not disclose required information to the Tender Committee or gave it incorrect information;

(B)
The Licensee was required and refused to give the Minister or his appointee required information that is in its possession, and which it had to divulge by virtue of the provisions of this License or by law,  or the Licensee gave false information to the Minister or his appointee;

(C)	The Licensee has not observed the instructions of the Law, the Ordinance or the regulations therein;

(D)	The Licensee has committed a substantial breach of the License conditions and without derogating from the generality of the above, including the following:

(1)	The Licensee does not comply with the coverage or quality requirements set out in this License;

(2)	The Licensee has not paid all the royalties and frequency fees, or one of these, on the date stipulated in this License;

(E)	The Licensee has not commenced provision of services in accordance with the stipulations of this License or has illegally ceased, limited or delayed any one of its services;

(F)
The Licensee has not invested the required sums in the establishment and operation of the MRT System at the coverage and quality standards determined by the Ministry in accordance with the written undertaking (Appendix I);

(G)	Should one or more of the attributes that made the Licensee fit for participation in the Tender for MRT services or to be a Licensee, cease to exist, including the following:

(1)	The Licensee has ceased to be a company registered in Israel;

(2)	Cancelled31

(3)	The majority of the directors of the company that is the Licensee are not Citizens or Residents of Israel;

(4)	The General Manager of the company that is the Licensee or a director therein, has been convicted of an infamous offense and continues to serve in office;

(5)	The General Manager of the company that is the Licensee is not a Citizen or Resident of Israel ;

(6)
Prior to the expiry of five (5) years from the date of the award of the License, the voting rights of the MRT Operator or of a Controlling Corporation in an MRT Operator (hereinafter, with regard to this clause - “Controlling Corporation”),  at the general meeting or the right to appoint a director or general manger in the company that is the Licensee, decreased to less than twenty-five percent (25%); the rate of holdings of an MRT Operator or of a Controlling Corporation will be calculated according to the provisions of Paragraph 23.6; However, the holdings of an MRT Operator or a Controlling Corporation that has direct or indirect holdings in the Licensee will be taken into account, with regard to this clause, only if all of the following exist:

(1)	Each body in the chain of holdings is controlling the body held by it as aforesaid, down to the body that directly holds the Licensee;

(2)	The rate of holding in the Licensee of the MRT Operator or a Controlling Corporation, either directly or indirectly, will not be less than twenty-five percent (25%);

(3)
The MRT Operator undertook to the Licensee to put at its disposal all the information in its possession that is required for the establishment and operation of the MRT System, for the provision of MRT Services, their marketing and sale.

(7)	Subject to what is set out in Clause 9, one of the following exists in the Licensee:

-
The Licensee, an Office Holder or Interested Party in the company that is the Licensee or an Office Holder in an Interested Party thereof is an Interested Party in a Competing MRT Operator without obtaining permission to do so from the Minister as set out in Paragraph 23.8, or has not fulfilled one of the conditions included in the permit it obtained from the Minister as stated above;

-
An Office Holder, Interested Party or an Office Holder in an Interested Party  in the company that is the Licensee is an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator, without having obtained permission to do so from the Minister; as stated in Paragraph 23.2, or has not fulfilled one of the conditions included in the permit it obtained from the Minister as stated above;

31Amendment No. 31

(8)	If one of the following exists in an Interested Party in the company that is the Licensee, that is a trust fund, an insurance company, an investment company or a pension fund:

-	It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in a Competing MRT Operator, without having obtained permission to do so from the Minister;

-
It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in a Competing MRT Operator in accordance with a permit from the Minister, and in addition it has a representative or appointee who is an Office Holder in a Competing MRT Operator, unless it has been legally required to do so;

-
It holds, either directly or indirectly, more than ten percent (10%) of any Means of Control in a Competing MRT Operator, even if it has received permission to hold up to ten percent (10%) of the said Means of Control;

(8a)	If one of the following exists in an Interested Party in a Competing MRT Operator, that is a trust fund, an insurance company, an investment company or a pension fund:

-	It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in the Licensee, without having obtained permission to do so from the Minister;

-
It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in the Licensee in accordance with a permit from the Minister, and in addition it has a representative or appointee who is an Office Holder in the Licensee, unless it has been legally required to do so;

-
It holds, either directly or indirectly, more than ten percent (10%) of any Means of Control in the Licensee, even if it has received permission to hold up to ten percent (10%) of the said Means of Control;

(9)
The Licensee, an Office Holder or an Interested Party in the Licensee, or an Office Holder in an Interested Party in the Licensee, controls a Competing MRT Operator, is controlled by a Competing MRT Operator, by an Office Holder or an Interested Party in a Competing MRT Operator, by an Office Holder in an Interested Party in a Competing MRT Operator, or by a person or corporation that controls a Competing MRT Operator;

(H)	The Means of Control in the Licensee or control of it have been transferred in contravention of Paragraph 21;

Notwithstanding  the above-mentioned, a transfer or purchase of a percentage of the Means of Control in the Licensee, either directly or indirectly, that requires consent in accordance with Articles 21.1 or 21.3 (other than a transfer or purchase that results in a transfer of control), without first receiving the Minister's prior written consent as required according to these articles, shall not constitute a cause to revoke the License if the Minister's consent was given in writing in advance for a public offering of the Tradable Means of Control or for registration for trading of the Tradable Means of Control, on the securities exchange in Israel or overseas,  under which the Means of Control in the Licensee may be transferred in a percentage that requires consent in accordance with Articles 21.1 or 21.3 (other than a transfer or purchase that results in a transfer of control), and it shall all be subject to the conditions to be set by the Minister when he gives his consent. The contents of this article are in addition to and do not derogate from the provisions of Article 21.8 of the License. For the purpose of this Article, "Tradable Means of Control"- as defined in Article 21.5 of the License.32

(I)	There was an act or omission in the Licensee’s activity that harmed or limited competition in the MRT branch;

(J)	A receiver or temporary liquidator was appointed for the company that is the Licensee, an order was issued for its winding-up or it decided to be voluntarily wound-up;

(K)	Cancelled;

(L)	The Licensee requested revocation of the License.

(M)	The Licensee breached on of the provisions in Article 22A.33

14.1 A.
With regard to sub-clause 14.1 (e34), limitation of service due to technological circumstances that is implemented after an advance written and reasoned notice was sent to the Director and after its approval by the Director, will not be viewed as an illegal limitation of service.

14.1 B.	With regard to sub-clause 14.1 (G) (6), “MRT Operator” is an operator of an MRT system abroad, through which MRT services are provided to at least five hundred thousand (500,000) subscribers.

14.2
Should the Minister consider that the cause of revocation, under the circumstances of the matter, does not require revocation of the License, the Minister will give the Licensee a fair opportunity to correct the act or omission that constitute a cause for revocation.

32 Amendment No. 25
33 Amendment No. 31
34Amendment No. 4

14.3
The Minister will give prior notice to the Licensee regarding his intention of revoking the License, and in the notice will note the cause and enable the Licensee, within a period determined in the notice, to voice its claims regarding the cause of revocation, either in writing or orally, according to circumstances.

14.4
The Minister may invite the Licensee to appear before him and he is permitted to require the Licensee to answer questions, present documents or to provide him with information and documents insofar as this is required for the purpose of clarifying the cause of revocation.

14.5	Should the Licensee be required or invited as stated above, it will fulfill the requirement or respond to the invitation on the set date.

14.6
Should the Licensee not respond, at least twice, to the Minister’s requirement or invitation within the period determined by the Minister in the requirement or invitation, the Minster may revoke the License through a notice sent to the Licensee (hereinafter “Notice of Revocation”).

14.7
In the Notice of Revocation the Minister will determine the date on which revocation of the License will take effect, and he may instruct the Licensee to continue to provide the services in accordance with this License until a License is awarded to another, or until the appointment of a trustee, or until the appointment of a receiver by law for management and operation of the MRT System, as the case may be.

14.8
The Licensee will continue to provide the services up to the date set by the Minister in his notice and will observe the instructions of this License and every instruction given to it by the Minister in this matter.

15.	Other Remedies

In addition to his authority to revoke the License as set out in Paragraph 14, the Minister may, if the causes set out in Paragraph 14.1 exist, limit or suspend the License, or change its conditions or foreclose the guarantees given by the Licensee to ensure the fulfillment of the License conditions, wholly or in part; the detailed proceedings in the matter of revocation of the License will be applied, with the necessary changes, to limitation of the License, its suspension, and the foreclosure of the guarantees.

Chapter C: Ownership, Assets and Means of Control

Section A: Limitations in Respect of the Transfer of the License and its Assets

16.	Deleted35.

17.	Ownership of the MRT System

17.1	The Licensee shall be the owner and operator of the MRT System.

17.2
Despite the provisions of Paragraph 17.1, the Director may permit the Licensee to make use of Another Operator’s physical or wireless transmission links, in order to connect between Cellular Radio Bases, between a Cellular Radio Base and an MRT exchange of the Licensee or of Another Licensee, between the MRT exchanges of the Licensee and each other, between an MRT exchange of the Licensee and an MRT exchange of a Competing MRT Operator, or between an MRT exchange and a Public Telecommunication Network or an International Communication System.

18.	Limits on the Transfer of License Assets

18.1
The Licensee is not allowed to sell, lease or mortgage any of the assets that serve for the implementation of the License (hereinafter: “the License Assets”), unless given the Minister’s prior written consent, in accordance with the terms set by the Minister.

18.2
Without derogating from the generality of what is set out in Paragraph36 18.1, the Minister will give his approval to give title to rights in the License assets to a third party, if he is satisfied that the Licensee has ensured that in any event, the realization of the rights by the third party will not cause any damage to the provision of services according to this License, as long as the Licensee must provide these services according to the provisions of this License.

35 Amendment No. 64
36 Amendment No. 64

18.3
Despite what is stated in Paragraph 18.1, the Licensee may mortgage any of the License’s assets in favor of a banking corporation that is legally active in Israel, for the purpose of obtaining bank credit, on condition that advance notice of the  intended mortgage was given to the Director, and in the mortgage agreement there is a clause that ensures that realization of the rights by the banking corporation will not cause any damage to the provision of services in accordance with this License;  with regard to this clause, “Banking Corporation” - as defined in the Banking Law (Licensing) 1981, with the exception of “External Corporation” as defined in the same Law.

18.4	The provisions of Paragraph 18.1 will not apply to the sale of items of equipment during an upgrading process, including the sale of equipment, as aforesaid, as part of a trade-in.

19.	Agreement with another

19.1
In the event that the Licensee wishes to provide any of the services in accordance with the License, wholly or partly, through another party on its behalf, it will request the Director’s approval; the Licensee will append to its request the agreement37 between it and the other party; the provision of this Paragraph will not apply to an agreement between the Licensee and a distributor of MRT Terminal Equipment or whoever acts on behalf of the Licensee for the marketing of its services.

19.2
The Director may approve the request, reject it or make his approval contingent on conditions that must be fulfilled, including the amendment of the agreement; the Director will consider, inter alia, to what extent the terms of the agreement with the other party ensure maintaining a fair competition, the grade of service for the public, the fulfillment of the License provisions and the Licensee’s obligations in accordance with it; the Director will not approve an agreement with another party that contradicts the Licensee’s obligations in accordance with this License.

19.3
The agreement with another party will not detract from the Licensee’s obligations and its responsibility for the implementation of any of the services which are the subject of this License, wholly or partly, according to the provisions of the License, and will not detract from the powers of the Minister, Director, or anyone on their behalf.

37 Amendment No. 41

Section B: Means of Control - Changes and Limitations

20.	Details of the Licensee

20.1
Details regarding the legal entity of the licensee, its incorporation, the parties controlling it, those who have considerable influence over it, interested parties in it, officers in it are listed in Annex A of the license; the licensee shall provide the director annually at the beginning of March, with an updated Annex A.38

20.2
The Licensee will report to the Director in writing about any change in the information included in Appendix A, including any transfer or acquisition of control or of five percent (5%) or more of the Means of Control in the company that is the Licensee, or a change in the appointment of a Director or a General Manager; the same will be reported within fourteen (14) days from the date of the change.

21.	Transfer of Means of Control

21.1
A holding of ten percent (10%) or more of any of the Means of Control in the Licensee will not be transferred,  either directly or indirectly, either all at once or in parts, unless given the Minister’s prior written consent.

21.2
Any of the said Means of Control, or a part of them, in the Licensee, may not be transferred in any way,  if as a result of the transfer, control in the Licensee will be transferred from one person to another, unless given the Minister’s prior written consent.

21.3
No control shall be acquired, either direct or indirect, in the Licensee, and no person, whether on his/her own or together with his/her relative or with those acting with him/her on a regular basis, shall acquire in it ten percent (10%) or more of any of the Means of Control in the Licensee, whether all at once or in parts, unless given the Minister’s prior written consent.

21.4	Deleted39

21.5
40Despite the provisions of sub-clauses 21.1 and 21.3 above, should there occur a transfer or purchase of a percentage of Tradable Means of Control in the Licensee requiring consent under clauses 21.1 and 21.3 (other than a transfer of purchase that results in a transfer of control), without the Minister’s consent having been sought, the Licensee shall report this to the Minister in writing, and shall make an application to the Minister to approve the said transfer or purchase of the Means of Control in the Licensee, within 21 days of the date on which the Licensee became aware of such.

38 Amendment No. 41
39 Amendment No. 52
40 Amendment No. 3

In this Clause 21, “Tradable Means of Control” – Means of Control, including Global or American Depository Shares (GDR’s or ADR’s), or similar certificates, registered for trading on the securities exchange in Israel or overseas, and offered to the public by prospectus, or held by the public in Israel or overseas.

21.6
Neither the entry into an underwriting agreement relating to the issue or sale of securities to the public, the registration for trading on the securities exchange in Israel or overseas, nor the deposit or registration of securities with a registration company or with a depository agent or a custodian for the purpose of registration of GDRs or ADRs or similar certificates relating to the issue or sale of securities to the public shall in and of themselves be considered as a transfer of Means of Control in the Licensee41.

21.7	(a)
Irregular Holdings shall be noted in the Licensee’s members register (the list of shareholders) stating the fact that they are irregular, immediately upon the Licensee’s becoming aware of this, and a notice of the registration shall be given by the Licensee to the holder of such Irregular Holding and to the Minister.

(b)
Irregular Holdings, noted as aforesaid in clause 21.7(a), shall not provide the holder with any rights, and shall be “dormant shares” as defined in Section 308 of the Companies Law 5759-1999, expect in the case of the receipt of a dividend or any other distribution to shareholders (especially the right to participate in an allotment of rights calculated on the basis of holdings of Means of Control in the Licensee, although holdings accumulated as aforesaid shall also be considered as Irregular Holdings), and therefore no action or claim of the activation of a right by virtue of the Irregular Holdings shall have any force, except in the case of the receipt of a dividend or any other distribution as aforesaid.

Without derogating form the generality of the above:

(1)
A shareholder who takes part in a vote during a meeting of shareholders shall advise the Licensee prior to the vote, or in the case of documentary voting on the voting document, whether his holdings in the Licensee or his voting require consent under clauses 21 and 23 of the License or not; where a shareholder does not so advise, he may not vote and his vote shall not count.

41 Amendment No. 4

(2)
No director of the Licensee shall be appointed, elected or transferred from office by virtue of an Irregular Holding; should a director be appointed, elected or transferred from office as aforesaid, the said appointment, election or transfer, as the case may be, shall be of no effect.

(3)	Irregular Holdings shall not provide voting rights in the general meeting;

For the purposes of this clause:
“Irregular Holdings” – the holding of Tradable Means of Control without the Minister’s consent as required under clause 23, and all holdings of a person holding Tradable Means of Control acting contrary to the provisions of clause 24; for so long as the Minister’s consent under clause 21 has been sought but not yet granted, or whilst there is a situation of breach of the provisions of clauses 23 or 24.

(c)	The provisions of clause 21.7 shall be included in the Articles of Association of the Licensee, including the provisions of clause 21.9, mutatis mutandis.

21.8
For so long as the Articles of Association of the Licensee provide as set out in clause 21.7, and the Licensee acts in accordance with the provisions of clauses 21.5 and 21.7, and for so long as none of the holdings of 42Founding Shareholders or their Substitutes  reduces to less than 4344 2645% of all Means of Control in the Licensee immediately prior to the listing of the shares for trade, and for so long as the Articles of Association of the Licensee provide that a majority of the voting power in the general meeting of the Licensee may appoint all members of the Board of Directors of the Licensee, other than external directors required by any law and/or the relevant Exchange Rules, the Irregular Holdings shall not, in and of themselves, give rise to a cause for the cancellation of the Licensee.

'For the purpose of this article: "Founding Shareholders or their Substitutes"- Matbit Telecommunications Systems Ltd., Advent Investment Pte Limited, Matav Investments Ltd and Tapuz Cellular Systems limited Partnership as well as any other entity that one of them has transferred the Means of Control in the Licensee to, with the Minister's consent, before 4.7.2004 (each of the above entities shall be termed "Founding Shareholder"), as well as any other entity that a Founding Shareholder will transfer Means of Control in the Licensee to after 4.7.2004, provided that the Minister gave his written consent that the transferree be considered for this matter as the Founding Shareholder's substitute from the date to be determined by the Minister, including anyone that is an Israel Entity as defined in Article 22A.2, that purchased Means of Control from the Licensee and received the Minister's approval to be considered a founding shareholder or their substitute from the date set by the Minister46. Such consent under this article does not exempt the Licensee from the obligation to receive the Minister's consent for every transfer of the Means of Control in the Licensee that requires the Minister's consent in accordance with any other article in the License.47

42 Amendment No. 25
43 Amendment No. 9
44 Amendment No. 28
45Amendment No. 31

21.9	The provisions of clauses 21.5 through 21.8 shall not apply to the founding shareholders or their substitutes.48.

22.	Placing a Charge on Means of Control

Any shareholder in the company that holds the License, or a shareholder in an Interested Party in the same company, is not allowed to encumber his/her shares, in a way that the realization of the charge would cause a change in the ownership in ten percent (10%) or more of any of the Means of Control in the Licensee, unless the charge agreement includes a constraint, according to which the charge cannot be realized without prior consent, in writing, by the Minister.

22A.	Israeli Requirement and Holdings of Founding Shareholders or their Substitutes49

22A.1.
The total cumulative holdings of the "Founding Shareholders or their Substitutes", as defined in Article 21.8, (including anyone that is an “Israeli Entity” as defined in Article 22.2A below, that purchased Means of Control from the Licensee and received the Minister’s approval to be considered a founding shareholder or their substitute from the date set by the Minister), and are bound by an agreement for the fulfillment of the provisions of Article 22A of the License (in this Article they will all be considered “Founding Shareholders or their Substitutes”) shall not be reduced to less than 26% of each of the Means of Control in the Licensee.

22A.2
The total cumulative holdings of  "Israeli Entities", one or more, that are considered as one of the Founding Shareholders or their Substitutes, from the total holdings of Founding Shareholders or their Substitutes as set forth in Article 22A.1 above, shall not be reduced at all times to less than 5% of the total issued share capital and from each of the Means of Control in the Licensee. For this matter, the issued share capital of the Licensee shall be calculated by deducting the number of “Dormant Shares” held by the Licensee .

46 Amendment No. 31
47 Amendment No. 25
48 Amendment No. 31
49
Amendment No. 31-Amendment No. 31 will come into effect upon completion of all of the obligations set forth in article 22A and no later than 30 June 2005, in accordance with the Ministry of Communications document 62/05-4031 dated 13 March 2005

In this Article-

"Israeli Entity"- for an individual-an Israeli citizen or resident of Israel,  For a corporation- a corporation that was incorporated in Israel and an individual that is a citizen and a resident of Israel, controls the corporation either directly or indirectly, as long as the indirect control shall be only through a corporation that was incorporated in Israel, one or more. However, for the matter of indirect holdings, the Prime Minister and the Minister of  Communications may approve holdings through a corporation that has not been incorporated in Israel, as long as the corporation does not directly hold shares in the Licensee, and only if they are convinced that this will not  derogate from the provisions of this article. For this matter,  “Israeli citizen”- as defined in the Nationality Law, 5712-1952; “resident”-as defined in the Inhabitants Registry Law, 5725-1965.

For this matter, "Dormant Shares"- as defined in Article 308 of the Companies Law, 5759-1999.

22A.3
At least one tenth (10%) of the members of the Board of Directors of the Licensee shall be appointed by the  Israeli Entities as set forth in Article 22A.2. Notwithstanding the above-mentioned, for this matter- if the Board of Directors of the Licensee shall consist of  up to 14 members – at least one director shall be appointed by the Israeli entities as set forth in Article 22.2A above, if the Board of Directors of the Licensee shall consist of between 15 and 24 members-at least 2 directors shall be appointed by the Israeli entities as set forth in Article 22.2A above and so on and so forth.

22A.4
The Licensee's Board of Directors shall appoint from among its members that have security clearance and security compatibility  to be determined by the General Security Service  (hereinafter: “ Directors with Clearance”) a committee to be designated  "the  Committee for Security Matters", or CSM.

The CSM  shall consist of at least 4  Directors with Clearance  including at least one External Director. Security matters shall be discussed, subject to Article 22A.5, solely by the  CSM. A resolution that was adopted or an action that was taken by the CSM , shall have the same effect as a resolution that was adopted or an action that was taken by the Board of Directors and shall be discussed by the Board of Directors only if necessary in accordance with Article 22A.5 and subject to Article 22A.5.

In this article-“security matters”-as defined in the Bezeq Order (Determination of Essential Service Provided by “Bezeq”, the Israeli Telecommunications Company Ltd), 5757-1997, as of March 9, 2005.

22A.5
Security matters that the Board of Directors or the Audit Committee of the Licensee shall be required to consider  in accordance with the mandatory  provisions of the Companies Law, 5759-1999, or in accordance with the mandatory  provisions of any other law that applies to the Licensee shall be discussed, if they need to be discussed by the Board of Directors or the Audit Committee, only in the presence of  Directors with Clearance. Directors that do not have security clearance shall not be allowed to participate in this Board of Directors or Audit Committee meeting and shall not be entitled to receive information or to review documents that relate to this matter. The legal quorum for such meetings shall include only Directors with Clearance.

The Licensee may set out in its Articles of Association that an Office Holder, who in the capacity of his position or based on the provisions of the law or the Articles of Association, should have received information or participate in security matter meetings and this was denied him due to Article 22A.5, will be released  from any liability for for any claim of breach of  duty of care towards the Licensee, if the breach of duty of care was  a result of his or her inability to participate in the meetings or receive  information.

22A.6	The shareholders at a general meeting shall not be entitled to assume, delegate, transfer or exercise any of the authorities granted to another organ in the company, regarding security matters

22A.7
(a) The Minister shall appoint an observer for the Board of Directors and committee meetings, that has security clearance and security compatibility that will be determined by the General Security Services.

(b) The observer shall be a government employee, qualified to serve as a director, in accordance with Chapter C of the Government Companies Law, 5735-1975.

(c) In addition, and without derogating from any duty imposed on him by any law, the observer shall be bound by confidentiality towards the Licensee, except as the matter may be required  to fulfill his  responsibilities as an observer. The observer shall not act as an observer or in any other capacity for any entity that deals with the provision of telecommunication services and directly competes  with the Licensee, and shall refrain from any conflict of interest between his position as an observer and between the Licensee, excluding conflicts of interest that result from his being a government employee that is fulfilling his responsibilities  as an observer with the Licensee. The observer shall undertake towards the Licensee not to serve as an observer or an office holder, and not to fulfill a position or be employed, directly or indirectly by any  entity that directly competes  with the Licensee or  has a conflict of interest with the Licensee, excluding a conflict of interest that results from his being a government employee that is fulfilling his responsibilities as an observer with the Licensee throughout the duration of his position as an observer with the Licensee and for eighteen months  after he completes this term.

In any case of a dispute regarding a conflict of interest of the observer, the matter shall be decided by the State Attorney General or a person on his behalf.

(d) Notices to Board of Director and committee meetings, including the CSM, shall be sent to the observer and he shall be entitled to participate as an observer in each such meeting.

(e) The observer's entitlement to receive information from the Licensee, shall be the same as a director. If the Licensee believes that certain information that is sensitive business information is not required by the observer in order to fulfill his duties, the Licensee may delay delivery  of such information to the observer and shall inform him accordingly. If the observer believes that he should receive such information, the matter shall be decided by the head of the General Security Services.

(f) If the observer believes  that the Licensee adopted  or is about to adopt a resolution regarding security matters, contrary to the provisions of the License, contrary to Article 13 of the Law or contrary to the provisions of Article 11 of the General Security Services Law, 5762-2002, he shall immediately notify the Licensee in writing. Such a notice shall be sent to the chairman of the Board of Directors and to the chairman of the CSM  and adequate time shall be given, under the circumstances of the case, to remedy the breach or to change the resolution, if possible.

22A.8	The provisions of Article 22A of the License shall be adopted in the Articles ofAssociation of the Licensee.

Section C: Cross-Ownership and Conflict of Interests

23.	Prohibition of Cross-Ownership

23.1
The Licensee, an Office Holder or an Interested Party in the Licensee, as well as an Office Holder in an Interested Party in the Licensee, shall not hold, either directly or indirectly, five percent (5%) or more of any Means of Control in a Competing MRT Operator, and shall not serve as an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator; for this matter, “Holding” includes holding as an agent.

23.2
Notwithstanding the provisions of Paragraph 23.1, the Minister may, based upon written request, permit an Office Holder in the Licensee to serve as an Office Holder in an Interested Party in a Competing MRT Operator, or permit an Office Holder in an Interested Party in the Licensee to serve as an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator, if he is satisfied, that this will not harm the competition in MRT Services;  the Minister may condition the granting of such permit on conditions that the Office Holder must fulfill for prevention of harm to the competition as aforesaid.

23.3
Notwithstanding the provisions of Paragraph 23.1, an Interested Party in the Licensee, which is a trust fund, an insurance company, an investment company or a pension fund, may hold up to ten percent (10%) of the Means of Control in a Competing MRT Operator, and an Interested Party in a Competing MRT Operator, which is a trust fund, an insurance company, an investment company or a pension fund, may hold up to ten percent (10%) of the Means of Control in the Licensee, provided it does not have a representative or an appointee on its behalf among the Office Holders of a Competing MRT Operator or of the Licensee, as the case may be, unless it is required to do so by law.

23.4
The Licensee, an Office Holder or an Interested Party in the Licensee, as well as an Office Holder in an Interested Party in the Licensee, will not control a Competing MRT Operator, and will not cause it, by any act or omission, to be controlled by a Competing MRT Operator or by an Office Holder or an Interested Party in a Competing MRT Operator, or by an Office Holder in an Interested Party in a Competing MRT Operator, or by a person or corporation that controls a Competing MRT Operator.

23.5	The rate of indirect holding in a corporation will be a product of the percentage of holdings in each stage of the chain of ownership, subject to what is set out in Paragraph 23.6; for example:

(A)	‘A’ holds 40% in Company ‘B’;

(B)	Company ‘B’ holds 40% in Company ‘C’;

(C)	Company ‘C’ holds 25% in Company ‘D’;

(D)	Therefore, Company ‘A’ holds, indirectly, 4% of Company ‘D’.

23.6
For the matter of this Paragraph and Paragraphs 14.1 (G) (6), (7), (8), (8a), (9) and 21.4, if a certain body (hereinafter: “the Controlling Body”) controls another body that has holdings, directly or indirectly, in the Licensee (hereinafter: “the Controlled Body”), the Controlling Body, and also any other body controlled by the Controlling Body, will be attributed with the rate of holdings in the Licensee that the Controlled Body has, directly or indirectly; according to the following examples:

A.	Direct holdings:

(1)	‘A’ holds 50% in Company ‘B’, and controls it;

(2)	Company ‘B’ holds 50% in Company ‘C’, and controls it;

(3)	Company ‘C’ holds 10% in the Licensee and does not control it;

(4)
Therefore, notwithstanding that ‘A’s’ holdings in the Licensee in accordance with the instructions of Paragraph 5.6 are 2.5%, ‘A’ and also any body controlled by ‘A’ will be deemed as an Interested Party holding 10% in the Licensee.

B.	Indirect holdings:

(1)	‘A’ holds 50% of Company ‘B’ and controls it;

(2)	Company ‘B’ holds 40% of Company ‘C’ and controls it;

(3)	Company ‘C’ holds 40% of Company ‘D’ and does not control it;

(4)	Company ‘D’ holds 40% of the Licensee and does not control it;
\
(5)
Therefore, ‘A’ and any body controlled by ‘A’ will be regarded as having a holding in the Licensee at the rate of holdings of Company ‘C’ in the Licensee, which is holdings of 16% (according to the method set out in Paragraph 23.5 for the calculation of the rate of indirect holdings in the absence of control), and in this manner, ‘A’ and any body controlled by ‘A’ is an Interested Party in the Licensee.

23.7
If a certain body has indirect holding in the Licensee, through two or more Interested Parties, then for the purpose of its definition as an Interested Party, and for the purpose of determining the rate of holding with regard to this Paragraph, the greatest indirect rate of holding will be taken into account, and also any rate of holding that derives from the chain of holdings through which the said holding body is attributed with the holdings of corporations controlled by it in accordance with the provisions of Paragraph 23.6;  the rates of holdings that derive from two or more chains that will be taken into account as stated above, will be cumulative for the purpose of calculating the rate of holdings.

23.8
The Minister may, in response to a written request, permit an Interested Party in the Licensee to hold, either directly or indirectly, five percent (5%) or more in any of the Means of Control of a Competing MRT Operator, if the Minister is satisfied that this will not harm competition in the MRT field; 50the Minister may condition the granting of the said permit on a condition that the Interested Party in the Licensee or competing MRT Operator is an Interested Party merely by virtue of the provisions of Article 23.6 .

24.	Prohibition of Conflict of interests

The Licensee, any body in which the Licensee is an Interested Party, an Office Holder in the Licensee or an Interested Party in the company holding the License or an Office Holder in an Interested Party therein, will not be party to any agreement, arrangement or understanding with a Competing MRT Operator, or an Interested Party or an Office Holder in it, or an Office Holder in an Interested Party in a Competing MRT Operator, or any other body in which a Competing MRT Operator is an Interested Party, which are intended to or might reduce or harm competition in anything that pertains to MRT Services, MRT Terminal Equipment or any other Telecommunications Services.

50 Amendment No. 10

Chapter D: Establishment of the MRT System and its Operation

Section A: Establishment of the System

25.	Definition

In this part:

“Milestones”- Stages in the establishment of the MRT System, according to the timetable specified in the Engineering Plan - Appendix B to the License.

26.	Establishment according to the Engineering Plan

26.1
In all matters pertaining to the establishment of the MRT System (in this Paragraph: “the System”) and its operation, including the technical quality of its various components, the structure of the System and manner of its establishment, the Licensee will fulfill what is set out in the Engineering Plan - Appendix B of the Second Annex to the License, in accordance with the instructions in the Annexes to this License; in case of contradiction between the provisions of the Engineering Plan and the provisions of the License and the Annexes to the License, the License provisions shall override the provisions of the Annexes to the License, and the provisions of the First Annex shall override the provisions of the Second Annex to the License.

26.2
The Licensee will follow all the specifications of the Ministry  of Communications and the standards related to the System, which were set out by standardization organizations in Israel and abroad as well as by other international organizations, both in the field of telecommunications and wireless and in any other field related to the establishment and operation of the System.

27.	Implementation Stages and Timetable

27.1
The rate of establishment of the MRT System, the milestones for its establishment and the date of the commencement of service provision in the various regions of the State, will be in accordance with the timetable set out in the Engineering Plan - Appendix B of the Second Annex to the License.

27.2
The Licensee may not deviate from the timetable unless permitted to do so by the Director, provided the Licensee requested the Director in writing to receive the latter’s permission immediately after the Licensee became aware that there are difficulties preventing it from complying with the original timetable; delay in signing agreements with a third party or in receiving a permit from the planning and construction authorities, will be deemed reasonable causes for receiving the Director’s permission to deviate from the timetable, only if the Director has been satisfied that the Licensee has taken every reasonable step in the prevailing circumstances, in order to reach an agreement with a third party or to receive permit from the planning and construction authorities.

27.3
The Director may approve the Licensee’s request to deviate from the timetable, wholly or partly, and to make his approval contingent on certain conditions; the Director may authorize a deviation with respect to a certain milestone, provided that the Licensee will undertake to make up the delay in the planned rate of establishment within the next milestone.

28.	Change of Plans during the Establishment

28.1
A Licensee may not deviate from the Engineering Plan unless permitted to do so by the Director according to the provisions of this Paragraph; however, locating a Cellular Radio Base at a site which is different from the site specified in the Engineering Plan will not be deemed as deviation if done within the Search Area; in this Paragraph, “Search Area” means an area defined in the Engineering Plan, at which the establishment of a Cellular Radio Base was planned, at a specific site in the area, and regarding which it was determined in the Engineering Plan that there might be a need to locate the base at another site in that area.

28.2
Should the Licensee realize, during the establishment of the MRT System, that there is a need to deviate from the Engineering Plan, the Licensee will approach the Director in writing in order to receive the latter’s approval to the change in the plan; in its approach, the Licensee will specify in detail the substance and nature of the requested change and the reasons for it; the Licensee will append to the request the revised plan that it proposes.

28.3
The Director may reject the request or approve it, wholly or partly. The Director also may make his approval contingent on certain conditions, as long as such conditions are necessary in order to maintain the quality of the System and its performance standard. The Director will decide on the request and advise the Licensee of his decision, all within a reasonable period of time.

29.	Use of Infrastructures and their Construction

29.1
The Licensee may, for the purpose of establishment of the MRT System and its operation, and subject to any law, establish, maintain and operate physical or wireless transmission links, provided the said transmission links will serve only for the following:

(A)	Connection between the Cellular Radio Bases that comprise part of the Licensee’s MRT System;

(B)	Connection between the Licensee’s Cellular Radio Bases and its MRT Exchanges;

(C)	Connection between the MRT Exchanges themselves;

29.2
For the purpose of connection as specified in Paragraph 29.1, the Licensee also may make use of physical or wireless transmission links of the Bezeq Corporation or of another Licensee or franchise holder who was lawfully authorized to provide infrastructure services as aforesaid.

29.3
In order to remove all doubt, it is hereby made clear that the use of transmission links established by the Licensee is only for the purpose of operating an MRT System as set out in Paragraph 29.1, unless permitted by the Minister, by License, to make additional use of the same, and in accordance with the terms stipulated by the Minister.

29.4
The Minister will consider providing the Licensee with a permit to establish, by itself or by means of another party on its behalf, transmission links for connecting between the Licensee’s MRT exchanges and the Telecommunication Networks of other General License Holders, if he or she finds that one of the following has transpired:

(A)	The Bezeq Corporation and other domestic operators have unreasonably delayed the installation of these facilities;

(B)	The Bezeq Corporation and other domestic operators have set out unreasonable or discriminatory conditions for the installation of these facilities;

(C)	The Minister is of the opinion that the interest in promoting competition in Telecommunications Services obliges him to do so.

30.	Connection to other Telecommunications Systems

30.1
51 The Licensee shall act in order to effect the Interconnection of the Network with any other Public Telecommunications Network operating in the area in which the law, jurisdiction and administration of the State of Israel apply (including settlements, military sites and military installations in Judea, Samaria and the Gaza Strip), and including  to any Wireline Public Telecommunications Network, International Telecommunications System and the MRT System of another MRT operator.

30.2	The Interconnection between the Network and the Public Telecommunications Network of another licensee shall be effected in such a way as to enable the following:

(a)	Transfer of telecommunications messages between Terminal Equipment connected to the Network and Terminal Equipment connected to the other Public Telecommunications Network;

(b)	Proper and orderly provision of services by the Licensee to the subscribers of another licensee, and provision of services by the other licensee to subscribers of the Licensee.

51 Amendment No. 14

30.3	Interconnection may be effected directly or indirectly, via the Public Telecommunications Network of another general licensee, provided that it allows for the provisions of clause 30.2.

30.4
In an Interconnection between the Network and a Wireline Public Telecommunications Network, the Licensee shall act to set up Interface points between the two Networks, for every type of service (infrastructure, transmission and data communications, telephony), with at least three main Transfer Switches;  unless the Director has determined otherwise based upon a written application from the Licensee; the setting up of the above Interface points shall be effected under an agreement between the Licensee and the Domestic Operator;  such an agreement shall contain,inter alia, the technical, operational and commercial particulars of the connection, and the number and location of connections.

30.5	In an Interconnection between the Network and an International Telecommunications System, the Licensee shall act in accordance with the provisions of Appendix J to the License.

30A.	Rules regarding Effecting of Interconnection

The Licensee shall act to effect the Interconnection subject to all of the following:

(a)
The Licensee shall ensure that the technical and operational standards of the Network match the requirements for connection to the Public Telecommunications Network of the Domestic Operators, the other MRT operators and the international operators (hereinafter: “an Other Operator”), that the operations of the Network be properly integrated with the operations of the Public Telecommunications Network of the Other Operator and that the Interconnection shall not harm the proper operation of these systems or proper service to their subscribers;

(b)	The Licensee shall provide the Interconnection service on equal terms to every Other Operator and shall avoid any discrimination in effecting such Interconnection, including in respect of:

(1)	The supply of infrastructure installations and network connection services;
(2)	the availability of connection facilities;
(3)	methods, quality and durability of the connection;
(4)	switching alterations and adjustments to installations , protocols and Network Interface points;
(5)	payments for Iinterconnections;
(6)	Billing and collection arrangements and transfer of information to Subscribers;
(7)	commercial terms for effecting Interconnection;
(8)	provision of information regarding the Network and changes therein which relate to Interconnection;

(c)
The Licensee shall make available to the Other Operator  any essential information that the Other Operator requires in order to provide  its services via the Licensee’s facilities;  such information shall be provided subject to any law regarding protection of privacy or commercial confidentiality;  where the parties do not reach an agreement as to the nature  and scope  of the essential information, the Minister shall rule on the matter;

(d)
The Licensee shall provide the Other Operator with information on planned changes to its Network, which might affect  Interconnection with the Public Telecommunications Network of the Other Operator, or Interconnection between the Public Telecommunications Networks of the Other Operators; the Licensee shall supply the said information in such a manner as to allow the Other Operator to be reasonably prepared for the implementation of the said changes;

(e)
For the purposes of sub-clauses (c) and (d), the Licensee may make the provision of information to the Other Operator conditional upon execution of a reasonable confidentiality agreement, intended to protect the rights of the Licensee under any law, including commercial secrets, intellectual property rights and the like, relevant to the information regarding the change in the Network that is to be delivered to the Other Operator;

(f)
The conditions for Interconnection between the Network and the Public Telecommunications Network of an Other Operator shall be arranged by an agreement between the Licensee and the Other Operator;  where the parties fail to reach an agreement, the Minister shall rule on the matter;

(g)	(1) (2) (3)
The Licensee shall allow its Subscribers to receive all of the services offered to them by the Other Operator, and may allow the subscribers of the Other Operator to receive all of the services from the Licensee , provided that receipt of such services is possible under any law.

The Director may order the Licensee to allow subscribers of another licensee to receive the services given by the Licensee , provided that the receipt of such services as aforesaid is technically and legally possible.

Notwithstanding the provisions of paragraph (1), the Director may, upon a written application from the Licensee, exempt the Licensee from the obligation of providing its Subscribers with the possibility of receiving services from the Other Operator for technical, economic or other justifiable reasons.

(h)	The Licensee shall provide the Director with a signed copy of any agreement between the Licensee and the Other Operator regarding Interconnection;

(i)
The Licensee shall provide the Director, upon demand, with any information provided to the Other Operator pursuant to  sub-clauses (c) and (d), and a copy of any confidentiality agreement pursuant  sub-clause (e);

(j)	The Licensee shall act in accordance with any other instructions that the Minister may prescribe.

30B.	Payment for Traffic Completion and Interconnection

Where the Minister has not prescribed payment for Interconnection or payment deriving  from Interconnection, the Licensee may charge a reasonable and non-discriminatory sum for these.

30C.	Prohibition Against Delaying Interconnection

The Minister shall give the Licensee a reasonable opportunity to make claims regarding the Minister’s intention to instruct the Licensee regarding the manner of effecting Interconnection and the scope thereof, activities, services and Accompanying Services  for effecting  Interconnection, and payment for Interconnection;  where the Minister has instructed the Licensee in respect of such matters, the Licensee shall not delay Interconnection to the Network in any manner, and shall fulfill its obligations in accordance with the instructions of the Minister, in good faith and properly, on the date prescribed for such and in full cooperation.

30D.	Provision of Possibility of Use

30D.1	The Minister may instruct the Licensee regarding the provision of the possibility of use of its Telecommunications Installation in accordance with his powers under section 5 of the Law.

30D.2
The Licensee shall allow another licensee, in accordance with the instructions of the Minister, to provide Value Added Services via the Network;  the Licensee shall ensure reasonable and equal conditions for any other licensee, in respect of the supply of Value Added Services by the other licensee  to the Licensee’s subscribers, including in respect of the matters set out in clause 30A, mutatis mutandis.

30D.3	For the purpose of provision of the possibility of Use, the provisions of clauses 30A through 30C shall apply, mutatis mutandis.

30E.	Infrastructure Services to an Affiliated Company

30E.1
The Licensee shall avoid giving preference to a licensee that is an Affiliated Company over any other licensee, in the provision of Infrastructure Services, in terms of either payment or service, in terms of the conditions or availability of the service, or in any other manner.

30E.2	(a)
Upon the written request of the Licensee, the Director may permit limitations for the Licensee on the provisions of clause 30E.1 in respect of another licensee or broadcast licensee  which is an Affiliated Company, provided that the following conditions apply:

(1)	such other licensee or Franchisee is not a Substantial Operator;
(2)	the Director is of the opinion that the giving of such approval shall not substantially harm competition in the field of telecommunications

(b)
Limitations as aforesaid in sub-clause (a) might permit the Licensee to provide the Affiliated Company with Use of its Telecommunications Installations  under preferred conditions and may be limited by time or any other condition.

(c)
In considering the permit under this clause, the Director shall take into account the existence of a valid agreement, executed prior to Amendment No. 14 of this License, between the Licensee and an Affiliated Company, as aforesaid, inter alia regarding limitation of the permit by time or other conditions.

30E.3
In this clause, “Affiliated Company”, “Subsidiary” and “Substantial Operator” – as defined in the Telecommunications Regulations,  (Proceedings and Conditions for Receipt of a General License for the Provision of Domestic Wireline Telecommunications Services) 5760-2000.

30F.	Numbering Plan

30F.1	The Licensee shall act in accordance with the Numbering Plan, and in accordance with the instructions of the Director regarding the activation and implementation of the Numbering Plan.

30F.2
Should the Director give instructions regarding number portability such that every subscriber of another MRT licensee shall be able to become a subscriber of the Licensee or receive services from the Licensee without altering his number, and vice versa, the Licensee shall integrate facilities in its Public Telecommunications Network that will allow for the implementation of such feature, on the date and in the manner to be prescribed by the Director.

31.	Report on Establishment Work

31.1
The Licensee will submit to the Director, during the entire establishment period of the MRT System, quarterly reports which will comprise the establishment work that was carried out during the period covered by each report, according to the Milestones and timetables in the Engineering Plan; for the matter of this Paragraph, “the Establishment Period” is the period of forty eight (48) months from the date of License award or until the date of completion of the Establishment of the System to its full deployment according to the Engineering Plan - the earlier of the two. 52During the erection period, this report shall be integrated into the outline engineering report, as set forth in Article 104.1(e).

31.2
The reports will include comparison of the actual implementation of the plans against planning, as of the date of each report, and explanations of any deviation or change in the implementation as compared to the design.

31.3	Each report will be submitted in three (3) copies in a format as instructed by the Director, bearing a date and signed by the Licensee or whoever was authorized by it particularly for this purpose.

31.4	The Director may require the Licensee to prepare special reports as well as redraft any report that was submitted to him, or complete it.

32.	Submission of Information and Documents

32.1
The Licensee will submit to the Director, on his request, any information and document on the implementation of the establishment work on the MRT System, at the date and in the format and manner as instructed by the Director.

32.2	For the matter of this Paragraph and Paragraph 33, “a document” includes any information stored in a computer or in an information database.

33.	Supervision of Establishment Work

33.1
The Director may supervise personally, or through another person acting on his behalf, the actions taken by the Licensee to carry out the establishment work. In order to carry out the supervision, the Director may enter, at any reasonable time, the work sites, facilities of the MRT System and the Licensee’s offices, in order to conduct measurement and tests and to examine any plan or document pertaining to the implementation of the establishment work.

33.2
The Licensee will cooperate with the Director in everything that pertains to the conducting of supervision of the establishment work, and without derogating from the generality of the above, will allow him to enter the work site and its installations, allow examination of any document, plan and specifications and provide him with any required information that the Director may request.

34.	Repair of Faults and Defects

34.1
The Director may advise the Licensee in writing of faults, defects and deviations that he found in the establishment work of the MRT System, on the basis of reports submitted by the Licensee, documents and information that it provided the Director, or on the basis of measurement and tests that he conducted.

52 Amendment No. 71

34.2
Should the Licensee receive notification as set out in Paragraph 34.1, it will notify the Director, within fourteen (14) days from the date on which it was notified of the above, of its response to the notifications and the actions that it has taken or is about to take in order to remedy the faults, defects or deviations.

35.	Safety and Security Precautions and Prevention of Hazards

35.1
The Licensee will carry out the establishment works while taking adequate safety precautions in order to prevent accidents to people and damage to property. It will refrain from causing disturbances and hazards to the public in the work area, and if required to conduct excavation at the site, it will make every effort to prevent damages to underground Systems, including Telecommunication Networks. For this purpose, it will ensure that it obtains every permit required by any law, including permit for excavation works according to Section 53B of the Law.

35.2	On completion of the establishment work, the Licensee will make sure that the work site is clean and restored to its previous condition.

36.	Cancelled.

37.	Crossing Electricity Lines and Telecommunication Systems

Where electricity lines or electric installations exist before the installation of the MRT System, the Licensee will be subject to the obligations according to the Telecommunication and Electricity Regulations (Proximity of and Crossing Between Telecommunication Lines and Electricity Lines), 1986.

38.	Discovery of Antiquities and Preservation of Sites

38.1
Antiquities as interpreted by the Antiquities Law, 1978, which will be uncovered at a site where establishment work is conducted, are State assets, and the Licensee will take adequate precautions in order to avoid causing damage to them.

38.2
The Licensee will advise the Director of the Antiquities Authority of the discovery of an antiquity within fifteen (15) days of the date of discovery of the antiquity, and will comply with all instructions by the Authority Director in all matters pertaining to the manner of handling the antiquity.

38.3	During the establishment work, the Licensee will refrain, as far as possible, from causing damage to sites of historic or national value, tourist sites and landscape.

38.4	The Licensee will refrain, as far as possible, from causing damage to structures and trees in the sites where the establishment works are conducted.

39.	Powers pertaining to Real Estate

39.1	The Minister may, upon request from the Licensee, grant it the powers set out in Chapter F of the Law, wholly or partly, subject to the provisions of Paragraph 39.2.

39.2
The Licensee will specify in its request the sites in which it requires powers as aforesaid, the scope of the required powers and the reasons for the request, including actions it has taken to find alternative sites without the need of powers in accordance with Chapter F of the Law.

39.3	If the Minister is satisfied that the Licensee should be granted powers in accordance with Chapter F of the Law, the Minister will publish his decision in “Reshumot”, the Official Gazette.

Section B: Equipment Tests and Installation Approvals

40.	Compatibility Tests

The Director may determine equipment items that are not to be installed in the MRT System before undergoing compatibility tests; for the matter of this paragraph, “Compatibility” - as implied by the provisions of Paragraph 41; should the Director decide as aforesaid, the items will not be installed before a compatibility test is conducted on them.

41.	Responsibility for Compatibility

The Licensee is responsible for ensuring that equipment installed in the MRT System meets at least the condition of technical compatibility to the properties specified in the manufacturer’s specifications relevant to the same equipment item, that were appended to the Engineering Plan.

42.	Performance Testing Program, and its Approval

42.1
The Licensee will provide the Director, no later than 30 days before notifying of its end of establishment according to Paragraph 43, with an up-to-date, detailed testing program, for conducting the performance tests, related to the part of the MRT System that it wishes to operate (hereinafter: “Detailed Testing Program”).

42.2
The Licensee will present to the Director the Detailed Testing Program; the Director may require the Licensee, within fifteen (15) days from the said presentation, to change the Detailed Testing Program or to complete it, if he deems it necessary for a full and accurate implementation of the performance testing, and the Licensee will carry out the tests as required by the Director.

43.	Notice of Establishment Completion

When the Licensee completes the establishment of an exchange or a Cellular Radio Base in any area in a manner that allows to start providing MRT Services through it, the Licensee will advise the Director of the same in writing, in the format as instructed by the Director, complete with the results of the detailed tests that indicate the success of the establishment and operation.

44.	Fitness and Operation Conditions

44.1
The Licensee must meet the following requirements and conditions within six (6) months from the date of License award, prior to the operation of the system and the provision of service to subscribers in return for payment:

(A)	Agreement with an equipment manufacturer - the Licensee has valid agreements with a manufacturer of MRT System equipment and MRT Terminal Equipment, including:

(1)	A know-how agreement which ensures that all know-how required for the establishment, operation and maintenance of the equipment and system will be at its disposal;

(2)	An agreement providing for supply of spare parts for the System equipment for a period of at least seven (7) years;

(3)	An agreement providing for technical support and software upgrades in the System components for a period of at least seven (7) years;

(4)	An agreement ensuring the supply of technical literature and full documentation of the System equipment, including upgrades;

(B)
Workshop and test equipment - the Licensee is operating an authorized workshop, or has a valid agreement with an authorized workshop, for conducting tests and repairs of the MRT Systems equipment; the workshop will include professional testing equipment for conducting the tests and repairs, including mobile testing equipment;

(C)	Spare parts - the Licensee maintains and runs a spare part warehouse for the MRT Systems equipment according to the recommendations of the equipment manufacturers;

(D)
Maintenance System - the Licensee maintains by itself or through another an efficient maintenance System, including maintenance personnel, vehicles and means of communication, which ensures an orderly on-going operation of the System and allows taking care of any fault within the response time required in this License, and also allows - in any event of a serious fault in the MRT System, causing radio interference or massive disconnection of subscribers, or constituting a safety hazard - to repair the fault within four (4) hours;

(E)
Control System - the Licensee itself maintains and operates a System of remote control that allows it to gauge System performances and the load on its components, including interconnections with other Telecommunication Networks, and make sure that these operate properly;

(F)
Means of communication - in the exchanges at the operations centers and in the service and maintenance centers, means of communication were installed, such as a wireless set, a telephone or a mobile telephone.

(G)	Security - the Licensee has met the requirements of the Security System, in accordance with the provisions of Paragraph 66.2, to an operation standard that satisfies the Director.

44.2
The Licensee will provide the Director, within seven (7) days before the first activation of the System, with certificates and documents indicating that it meets the requirements and terms set out in Paragraph 44.1; if the Director does not respond within five (5) working days from the date of delivery of the said documents, the Licensee will activate the MRT System and connect subscribers to it; if the Director instructs the Licensee, according to the findings in the documents, to change or repair the System, the Licensee will carry out the required change or repair and provide the Director with a certificate of implementation, and if the Director does not respond within three (3) working days, the Licensee may activate the System as aforesaid.

Section C: Use of Frequencies

45.	Frequency Allocation

45.1	The Licensee may operate the Cellular Radio Bases of the MRT System while using the frequency bands as specified below:

(A)	Frequency bands that were exclusively allocated for the use of the Licensee in the territory of the State of Israel:

902.2 MHz through to 910.2 MHz, and 947.2 MHz through to 955.2 MHz;

(B)	Frequency bands that were not exclusively allocated for the use of the Licensee, according to rules and limitations that will be determined by the Director:

910.2 MHz through to 912.2 MHz, and 955.2 MHz through to 957.2 MHz

53(B1)
Frequency bands that have been non-exclusively been allocated for its use as of February 25, 2010, in accordance with the rules and limitations that will be set by the Director: 912.6 Mhz to 915 Mhz and 957.6 Mhz to 960 Mhz54.

55(C)	Frequency bands allocated exclusively for the Licensee’s use as specified below :

(1)	From 1 February 2002 to 1 January 2004, the following bands shall be allocated:

1732 to 1738.4 MHz, and the matching domain 1827 to 1833.4MHz;
1937 to 1942 MHz, and the matching domain 2127 to 2132 MHz;

(2)	As of 1 January 2004, the following bands shall be allocated:

1730 to 1740 MHz and the matching domain 1825 to 1835 MHz;
1940 to 1950 MHz and the matching domain 2130 to 2140 MHz;

53 Amendment No. 68
54 These frequency bands have been used by the Licensee since 1999.
55 Amendment No. 14

(3)	As of 1 January 2005, the frequency domain 1910 to 1915 MHz shall be allocated.

(4)
Notwithstanding the aforesaid, if the Licensee requests to postpone the date of the beginning of use of the bands set out in sub-clauses (1) to (3) or part of them, to a later date, the Director may suspend the band allocation until a date to be decided upon.

45.2
The Licensee may operate the Cellular Radio Bases of the MRT System while using additional frequency bands, if they are allocated by the Director, in accordance with the rules and limitations which will be determined.

45.3	The Licensee may select a frequency band narrower than the one stated above, within the framework of the frequency bands specified in Paragraphs 45.1 and 45.2.

45.4
The Director may, after the elapse of four (4) years from the date of the License award, reduce without compensation the frequency range in which the Licensee is permitted to operate its Cellular Radio Bases as specified above in Paragraph 45.1, if he or she  realizes that a said reduction will bring about a better utilization of the frequency spectrum in Israel, considering the extent of frequency utilization by the Licensee, the number of its subscribers and the average traffic per subscriber, in comparison with the number of Subscribers and the average traffic per Subscriber of other MRT Systems. The Director will not decide to reduce the range of frequencies as aforesaid unless he has given the Licensee opportunity to voice its arguments.

45.5
The Director may limit the Licensee to operating certain frequencies in limited geographic areas and/or operating part of the frequencies in parallel to additional service providers and in coordination with them, in accordance with the Director’s instructions.

46.	Constraint on the Use of Frequencies

46.1	The Licensee will make use of the frequencies allocated to it as stated in Paragraph 45 for the sole purpose of providing services in accordance with this License.

46.2
The frequencies allocated exclusively to the Licensee, as stipulated in Paragraph 45.1(A), include protection ranges of 200 KHz, and the more it is required to expand the protection ranges, the greater, respectively to the expansion, will be the decrease of the frequencies allocated to it; the frequencies that were non-exclusively allocated to the Licensee do not include protection ranges, and in any event they will not be allocated protection ranges.

47.	Safety in Using Frequencies, and the Prevention of Interference

47.1
The Licensee will establish the MRT System and operate it in a manner that will ensure that each of its components does not emit radiation prohibited by the Pharmaceutical Regulations (Radioactive Elements and Their Products), 1980, and will do everything necessary, if required, to receive a permit in accordance with the said regulations; in this matter, the Licensee will act, inter alia, as follows:

a)
The Licensee will coordinate its activity with the official in charge of the environmental radiation, in the Ministry of the Environment (hereinafter: “the Official”), and will carry out his or her instructions;

b)
The Licensee will submit to the Official, before the construction of each site, a risk estimate report; the site will only be constructed after it receives the approval of the Official; after operating the site, the Licensee will carry out measurements in accordance with the Official’s instructions; a site which will not meet the Official’s requirements will not be operated;

c)
The Licensee will bear its relative share of the costs of preparation of a Country-wide MRT Installation Master Plan, in accordance with the provisions of the Law of Planning and Construction, 1965, jointly with the other MRT Operators.

47.2	The Licensee will coordinate the use of frequencies with the Director, who will base his guidelines, inter alia, on the national emergency plan or a special situation plan in the home front.

47.3
The Licensee will submit to the Director, at least 60 days before the operation of the Cellular Radio Bases, a detailed up-to-date plan of operation of the Cellular Radio Bases, of the radio links and of the expected use of frequencies; the plan will include, inter alia, the transmission and reception frequencies, gain and height of the antennas and transmission outputs; the Licensee will advise the Director of the actual implementation of the plan within seven (7) days from the date of operation; the Licensee will submit to the Director, during the month of January each year, an up-to-date report on the operation and use as aforesaid; the Director may require the Licensee, for reasons that will be recorded, to submit to him/her, within five (5) days an up-to-date report on the operation of Cellular Radio Bases, radio links and use of frequencies, as aforesaid.

47.4
The Licensee will establish the MRT System and operate it in a manner that will prevent interference with other telecommunication and wireless Systems that are operating lawfully; without derogating from the generality of the aforesaid, the Licensee will act in this matter, inter alia, as follows:

a)	Before operating any Cellular Radio Base, the Licensee will conduct tests and measurements in order to avoid electromagnetic interference;

b)
In the event of discovering that electromagnetic interference is expected, or if electromagnetic interference is discovered during operation, the Licensee will act, immediately and no later than 24 hours from discovering the above, to coordinate a solution that will prevent this interference and prevent its recurrence; failing to find a solution, the Licensee will apply in writing to the Director or his or her appointee in order to find a reasonable solution for the problem;

c)
The Licensee will cease the operation of any MRT System component that causes interference to another wireless System that operates lawfully, and will not reactivate it without the Director’s permission; the Director may require from any of the parties - from the Licensee as well as from the owner of another wireless system -  to make changes in the operation of the equipment or the use of  frequencies, or to cease broadcasting on specific frequencies, in the entire country or in a particular region;

d)
The Licensee will comply with all of the Director’s requirements regarding the handling of intereferences and coordination with other operators, in Israel, in the territories of the Palestinian Authority and in neighboring countries, will submit to the Director any information required for this purpose, will carry out electromagnetic measurements in accordance with the Director’s requirements, and will refrain from using frequencies that will be defined in sites determined by the Director; the Licensee will operate within the limits instructed by the Director regarding transmission in certain frequencies in certain sites, and the imposing of certain constraints regarding the height, type and direction of antennas; the coordination as aforesaid will be carried out by the Licensee, on its expense and under its responsibility, both in accordance with special instructions by the Director and in accordance with the instructions of international conventions and agreements to which Israel is a signatory.

47.5
The award of this License, as well as the approval of the Engineering Plan, shall not be deemed as providing protection against harmonies from other radiating bodies, whether operating lawfully or unlawfully, or spurious radiations from other radiating bodies, whether operating lawfully or unlawfully, or protection against other radiating bodies operating in frequency ranges identical to the frequency ranges that were allocated to the Licensee outside the territory of the State or in a territory over which the State has no control, however, the Director will make a reasonable effort to find a suitable solution for the required protection.

48.	MRT Operation at Times of Emergency

48.1
During an emergency, including a major communications crisis in Public Telecommunication Networks or a natural disaster, or for reasons of a special situation in the home front, as defined in Paragraph 9C of the Civil Defense Law - 1951, any lawfully authorized person may take the necessary measures to protect the security of the State or to ensure the provision of necessary services to the public, while giving notice to the Licensee, including taking control of the System; in such circumstances, the Licensee will act according to the instructions by and notifications from those who are lawfully authorized, including the government, the Minister, the Director and the head of the Transmission Spectrum and Satellites Emergency Unit (hereinafter: “Head of the Emergency Unit”).

48.2
The Licensee will notify the Head of the Emergency Unit of the names of its authorized representatives for the purpose of receiving instructions and notifications at any time twenty-four (24) hours a day, in matters pertaining to emergency and national security matters; first deputy and second deputy will be appointed for the representative, and they will take over for the representative in the latter’s absence.

48.3	The Licensee will establish the MRT System and operate it in a manner that will allow to reduce, as necessary in case of emergency, the System activity:

(A)	In a frequency section;

(B)	In a geographical section;

(C)	By disconnecting some of its Subscribers, in accordance with prepared lists or instructions deriving from the situation;

(D)	In a section combining sections (a), (b) and (c).

48.4
The Licensee will prepare itself so that it will be possible to carry out quickly and effectively the reductions specified in Paragraph 48.3, through remote control or by being present at the actual sites.

48.5
The Head of the Emergency Unit may determine a detailed procedure regulating the activity of the MRT System during times of emergency; this procedure will be provided to the Licensee, and the latter will rigorously follow its instructions.

Section D: Tests and Maintenance56

49.	Definitions

In this part:

“Periodic Test”-	Test of the network or any part of it, that is conducted in accordance with the License provisions, at fixed intervals and at least annually;

“Special Test” -	Test of the network or any part of it, conducted due to a maintenance or repair activity, following an electromagnetic interference, a malfunction, complaint review technological change, modification of the Engineering plan; etc.

“Routine Test”-	Testing of the network or any part of it, conducted on a regular basis.

50.	Execution of Tests

50.1	The licensee shall carry out periodic tests of the MRT system, and shall submit the results of the test upon the director’s request within 30 days from the day of the request.

50.2
The licensee shall establish and operate an inspection system for constant monitoring of the network’s performance and its intactness and shall conduct on a regular basis routine tests of the network or any part of it, as needed.

50.3
The licensee shall conduct routine tests regarding the quality of service as detailed in Annex E, and the relevent standards of the ITU-T, and shall provide the results of the tests upon the director’s request, within 30 days from the day of the request.

50.4
The director may instruct the licensee to conduct a special test; the licensee shall perform the said test in a manner and at a time to be advised by the director and shall submit the results to the director.

56 Amendment No. 41

50.5
The director or anyone else authorized on his or her behalf shall be allowed to perform the test themselves, if in their opinion it is required, the licensee shall allow the director or anyone else authorized on his or her behalf, after prior coordination, access to installations and equipment and shall put at their disposal their testing equipment and professional manpower employed by the licensee.

51.	Test, Fault and Maintenance Log

51.1	The licensee shall maintain a test, fault and maintenance log (hereinafter – “maintenance log”), in which details of the faults and tests of the network shall be recorded.

51.2
The licensee shall keep the maintenance log, shall allow the director or anyone authorized on his or her behalf to see the log at any time, to check it, copy it in any manner and to pass it to the director upon his demand.

52.	Repair of Faults and Defects

52.1
The director may, after giving the licensee sufficent opportunity under the circumstances to present its arguments, notify the licensee in writing of faults and defects that he found and that harm the grade of service for subscribers, the level of survivability and back up of the network, damage to the level of security or interference with the other systems that operate properly, based on tracking the network’s performance, including through subscriber complaints, tests he carried out or based on test reports, documents and information provided to him by the licensee.

52.2	The director may instruct the licensee of the dates that the defects and malfunctions must be repaired.

52.3
If the licensee receives such notification, it must notify the director within the time set forth in the director’s notice of the repair of the defects and malfunctions, detailed as per the director’s request.

53.	deleted

54.	deleted

Chapter E - Provision of MRT Services to Subscribers

Section A - Agreement with Subscribers

155.	The subscriber agreement

55.1	The licensee shall prepare a format for a subscriber agreement that it intends to offer its subscribers, and shall submit it to the director upon his demand.

55.2
The terms of the subscriber agreement shall not contradict, explicitly or implicitly the provisions of any law or the license; the aforesaid is not meant to prevent changes to the provisions of the subscriber agreement, that benefit the subscriber as compared to the provisions of the law or the license.

55.3
The subscriber agreement shall be in writing and shall be in a clear and easy manner to read and understand, and shall state clearly any condition or restriction regarding the subscriber’s right to terminate the subscriber agreement or regarding the licensee’s duties towards the subscriber; any stipulation in the subscriber agreement shall be stated clearly and not only by reference.

For this article- “writing”-including an electronic document that can be saved and reconstructed by the subscriber.

55.4	The subscriber agreement shall clearly include, among other things, the following:

a)	2A first page, separate, printed, that will detail clearing and accurately without any additions or changes in handwriting, the following (hereinafter-"the main plan details page"):

(1)
The name of the Licensee or its logo, the details of the Licensee's representative that executed the agreement, the date of the transaction execution, the subscriber's details including his name, I.D. number, address, telephone number that the agreement pertains to, an additional telephone number of the subscriber to where notices regarding the usage amount of a cellular internet browsing plan as set forth in article 75D will be sent and the MRT handset model, if included in the agreement; notwithstanding the beginning of section (a) the aforementioned details in that sub-section , except for the Licensee's name or logo, can be handwritten;

57Amendment No. 41-shall become effective no later than 30.4.2007
58 Amendment No. 57-shall become effective on September 13, 2011.

(2)	The commitment period, if one exists, and the termination date. For this sub-section, "commitment"-as defined in section 56.1A;

(3)
All of the tariffs according to which the Licensee will charge the subscriber for the services requested by the subscriber upon execution of the agreement, as well as the rates of each fixed payment, if there are any, in the agreement;
The service tariffs shall be displayed in a 2 columned chart- "name of the service" and "price of the service";

For cellular internet browsing packages as defined in section 75D-the unit tariff for the service not included in the package shall be displayed next to the chart in the same values as those in the chart;

(4)
The total price of the handset and ancillary accessories that are purchased at the time of execution of the agreement (hereinafter-the equipment), and if the Licensee and subscriber agree to a payment schedule for the equipment-the amount of each payment;

(5)	Any benefit as defined in article 64.1A, while indicating the benefit value and the exact period when the benefit will be given;

(6)	The calculation method of the amount that the subscriber will be required to pay for breaching the agreement as defined in article 56.1A;

(7)
For a business subscriber-information regarding the increase of tariffs during the commitment period, if such a possibility exists as part of the subscriber agreement conditions, including the date and amount of the tariff increase;

(8)	Information regarding the balance of payment and/or the cancellation of a benefit for equipment purchased from the Licensee, in a previous agreement;

(9)
The Licensee's commitment to pay to the subscriber of another MRT licensee that became its subscriber, the payment that the said subscriber will be required to pay to the other MRT licensee for breach of this commitment to the other MRT operator and the distribution manner of said payment.

For this matter-"commitment"-as defined in article 56.1A;

(10)
A subscriber's declaration that he has read the page and received a copy at the time of execution of the agreement. Next to the declaration, there should be an original signature of the subscriber and the details of the Licensee's representative that executed the agreement and his original signature. The declaration shall appear at the end of the main plan details page.

(11)
59With regards to sub-section (a) (1) to (10)- "subscriber"- whoever has signed a subscriber agreement with a Licensee for the receipt of MRT services for no more than twenty five telephone numbers except for Pre-Paid subscribers.

(a1)60
(1)   a separate page, printed, upon which the subscriber will be required to mark his choice regarding the accessibility of each phone number that the agreement refers to, services, as detailed in annex E 2 (hereinafter-"service access form" or "form") 61and to sign with an original signature next to the marking and at the bottom of the form . The form shall come after the main plan details page;

(2)   62A new subscriber that did not indicate his choice, whether blocked or open, on the appropriate form (hereinafter-"the choice") and signed next to the service that appears on the form as set forth in section (1) or did not sign next to the service despite the fact that he marked his choice, or did not mark his choice and did not sign next to the service, shall be blocked from receiving that service.

In this section, "new subscriber"- whoever has signed a subscriber agreement with a Licensee after September 13, 2011;

(3)
A subscriber may request from the Licensee at any time, in writing or by phone, to change his choice regarding accessibility to the services detailed in the form (hereinafter in this section-"subscriber's request"). A first change shall be done free of charge. The Licensee shall execute the subscriber's request only after he has identified the subscriber. The request shall be available at the Licensee, for hearing it or presenting it, according to the matter, to the Director, within five (5) working days from the request date. The subscriber's request shall be executed within  63one working day 64 from the date of receipt of the request.

59 Amedment No, 58
60 Amendment No. 57-shall become effective on September 13, 2011
61 Amendment No. 58
62 Amendment No. 58

(4)
The Licensee shall include in the telephone bill following the subscriber's request a notice regarding the execution of the request and the date of the execution. The said telephone bill shall be available at the Licensee for presentation to the Director, within five (5) working days from the date the bill is prepared;

(5)	65The Licensee shall include the form with the two (2) immediate telephone invoices that will be sent after September 13, 2011, to a subscriber that is not a new subscriber

(6)
66A subscriber that is not a new subscriber that did not submit his preferences regarding the form to the Licensee by Sept 13, 2011, shall be blocked from receiving the  services detailed in section 3 of the form, within seven (7) working days from the said date; 67Notwithstanding, a subscriber who is not a new subscriber, that does not use the services set forth in section 3 of the form as of November 1, 2011 and did not relay his response to the licensee with respect to the form by December 1, 2011, the licensee may block the subscriber from receiving the said services as of December 1, 2011; 68a subscriber who is not a new subscriber, who relays his response to the licensee with respect to the form, shall be blocked or open for the receipt of the services in accordance with his request in the form, within one working day after receipt of the request a subscriber that relayed his preferences in the form to the Licensee and did not mark his choice and signed next to the service that appears on the form as set forth in sub-section (1), shall be blocked from receiving that service;

The Licensee shall notify the subscriber about the blocking in the first telephone bill after the blocking. The said telephone bill shall be available at the Licensee for presentation to the Director, within five (5) working days from the day it is sent to the subscriber.

63 Amendment No. 58
64 Amendment No. 61
65 Amendment No. 58
66 Amendment No. 58
67 Amendment No. 62
68 Amendment No. 61

(7)	The Licensee shall publish the form on its internet site within seven (7) working days from 69September 13, 2011.

(8)70
For the purpose of sub-section (a1)(1) until (6)-"subscriber"-except for a subscriber in a pre-paid plan. Notwithstanding the mentioned, the Licensee shall block services in accordance with a pre-paid subscriber's request, if the request was received from the telephone number that the request pertains to or the said subscriber presented to the Licensee the handset using the number that the request pertains to, or in any other manner that satisfies the Licensee.

(a)	2. The service conditions for the subscriber, including gauges of quality of service to customers and subscribers as set forth in article 2 in Annex E;

(b)	The termination conditions of the licensee’s services or the conditions fortotal termination;

(c)	The service tariffs of the licensee that the subsciber joined updated to the day of the agreement, including the date and conditions for the termination of the tariff plan;

(d)	The limitation regarding the amount of interest for late payment, linkage differentials and collection expenses as set forth in article 80.3;

(e)	The condition for changing the tariff of a service that the subscriber has joined, as set forth in article 78.1;

(f)	The details set forth in articles 61 and 61A regarding a person responsible for handling the public's complaints and for settling disagreements;

(g)
A condition that states that in case of a contradiction between the provisions regarding the tariffs and the service packages that are detailed in the agreement and the provisions of the license regarding this matter, the provisions of the license shall prevail;

(h)
A notice regarding the director’s authority to instruct the licensee to change the subscriber agreement, and clarification that the subscriber’s signing a subscriber agreement with the licensee constitutes agreement to said changes.

68 Amendment No. 58
69 Amendment No. 58

55.5	72In an agreement in the presence of the Licensee's representative and the subscriber, the Licensee shall act as follows:

(a)
Before signing the agreement, the representative shall present the person applying to become a subscriber of the Licensee (hereinafter-"the applicant") with a printed copy of the subscriber agreement and shall allow him to review it;

(b)
Upon signing the agreement, the applicant and Licensee representative shall sign the originally copy of the subscriber agreement that was presented for the applicant's review. After the said signature the Licensee representative shall give the subscriber a copy of the subscriber agreement upon which the Licensee representative's and applicant's original signatures appear;

(c)
After execution of the aforesaid in sub-section (a) and (b), the Licensee representative may ask the subscriber to sign an additional copy of the subscriber agreement identical to the one originally signed, by using electronic means;

(d)
The Licensee shall keep a signed copy of the subscriber agreement; the said copy shall be available at the Licensee for presentation to the Director, within  five (5) working days from the date of the agreement;

(e)
If the subscriber requests to make changes to the agreement conditions, including a request to receive additional services, cancel services or to join a service package-the subscriber shall receive at the time of the change, a printed notice that bear's the Licensee's name or logo, in which the details of the change executed are listed, the date they become effective and the full name of the Licensee representative and the subscriber and their original signatures. The signed notice shall be available at the Licensee for presentation to the Director within five (5) working days from the date of the subscriber's request.

70 Amendment No. 58

71 Amendment No. 57-shall become effective September 13, 2011.

55.6
73 If the Licensee publishes on its internet website a tariff plan, including tariff plans that include the purchase of MRT equipment, the said publication shall also include the subscriber agreement conditions regarding that tariff plan, including the details on the "main plan details page".

55.7
74Notwithstanding the afore-mentioned in Article 55.5, the Licensee may have a subscriber sign a subscriber agreement also by a computerized graphic signature, instead of an original signature, and for this matter the provisions of Appendix E shall apply instead of Article 55.5.

For this matter, "computerized graphic signature"-a signature that is digitally maintained as a graphic file."

7555A	Long Distance Purchase

55A.1	In a long distance purchase as defined in article 14c of the Consumer Protection Law, 1981 ("long distance purchase"), the Licensee shall act as follows:

(a)
Shall send to the subscriber a document that includes all of the details set forth in sub-sections 55.4 (a2) until 55.4 (h), the "main plan details page" and the "service access form" marked in accordance with the subscriber's choices, as orally notified to the Licensee's representative or as typed in at the time of execution of the agreement by internet (hereinafter- "agreement conditions document"). In a long distance purchase executed by internet, the agreement conditions document may not include the full names and signatures of the subscriber and of the Licensee's representative that executed the agreement76by regular mail or by electronic mail or facsimile if the subscriber agreed; a copy of the agreement conditions document shall be available at the Licensee for presentation to the Director, within five (5) working days from the date of the agreement execution. If the Licensee sends the agreement conditions document by electronic mail or facsimile, the approval receipt should also be available at the Licensee for presentation to the Director, within five (5) working days from the date of sending the said document;

72 Amendment No. 57
73 Amendment No. 69
74 Amendment No. 57-shall become effective September 13, 2011
75 Amendment No. 67

(b)
If the subscriber requests to make changes to the agreement conditions document, including a request to receive a service or a service package" (77in this section-change")"-the Licensee shall send the subscriber a printed notice that bear's the Licensee's name or logo, in which the details of the change executed are listed, the date they become effective, 78the service tariff or service package and the full name of the Licensee representative and the subscriber. 79In a long distance purchase executed by internet, the notice shall not include his name or that of the Licensee's representative. The notice shall be available at the Licensee for presentation to the Director within five (5) working days from the date of the subscriber's request.

The notice shall be sent to the subscriber by regular mail or by electronic mail or facsimile if the subscriber agreed. If the Licensee sends the notice by electronic mail or facsimile, the approval receipt should also be available at the Licensee for presentation to the Director, within five (5) working days from the date of sending the notice;

(c)
80Notwithstanding the mentioned, if a subscriber requests to make changes that do not entail an extension of the subscriber's commitment period or creating said period, the Licensee shall include in the first telephone bill after the request date a notice in which all of the details set forth in sub-section (b) are detailed, except for the name of the Licensee's representative. For this sub-section, "commitment"-as defined in Article 56.1A of the License".

8155.2A	The Licensee may execute a long distance purchase by internet as long as the following conditions are fulfilled:

a)	The Licensee's website shall clearly include all of the details set forth in sub-sections 55.4(a2) until 55.4(h) as well as the "main plan details page" and the "service access form".

b)	The subscriber declared, by marking the required place on the internet website, that he has read all of the information included in the "main plan details page".

77 Amendment No. 58
78 Amendment No. 58
79Amendment No. 67
80 Amendment No. 58
81 Amendment No. 67

56.
82If the Licensee publishes on its internet website a tariff plan, including tariff plans that include the purchase of MRT equipment, the said publication shall also include the subscriber agreement conditions regarding that tariff plan, including the details on the "main plan details page.

56A83.	The Commitment Period in the Subscriber Agreement

56A.1
If the Licensee signs a Subscriber Agreement with a Subscriber that is not a Business Subscriber, that includes a commitment, ther commitment period shall not exceed eighteen (18) months; For this article, "commitment of a Subscriber to meet the conditions regarding the scope of consumption of services, payment amount or payment conditions during the defined period, for which not meeting those conditions during that period entails a payment, including the return of a benefit or an exit fee.

56A.2
If the Licensee offers a Subscriber that is not a Business Subscriber, to sign a Subscriber Agreement that includes a commitment, the Licensee shall offer the Subscriber a subscriber agreement that does not include a commitment, that offers a reasonable alternative to the agreements that includes commitments. In this respect, a Subscriber Agreement that includes a "pre-paid plan" will not be considered a reasonable alternative to a Subscriber Agreement that includes a commitment.84The Licensee shall publish on its internet website the subscriber agreement that does not include a commitment, including "the main plan details page" of the said agreement.

82 Amendment No. 57-shall become effective September 13, 2011
83 Amendment No. 45
84 Amendment No, 57

56A.3
If the Director concludes that the Licensee has breached section 56A.2, he may instruct the Licensee to change the conditions of a Subscriber Agreement that does not include a commitment, without derogating from any other authority set forth in the License  or by law. In this respect, the Director will examine, among other issues, the number of subscribers of the Licensee that have signed agreements without commitments.

56.1

57. Deleted85

58. Deleted86

59.	The Obligation to Connect Applicants and the Prohibition of Conditional Agreement

59.1
Should the Licensee fulfill the conditions regarding the operation of the MRT System as stated in Paragraph 44.2, the Licensee will connect any applicant to the MRT System no later than the date determined in the Subscriber Agreement with the Subscriber unless the Director has given his approval to the Licensee not to connect an applicant for reason which he considers justifiable.

59.2
Subject to the provisions of Paragraph 60.2, the Licensee may not condition the connection of an applicant, the provision of services or determining of tariffs, by unreasonable conditions that are discriminatory or unfair, and without derogating from the generality of the above:

(A)	The Licensee is not permitted to obligate a Subscriber to purchase Terminal Equipment from it or from its agent.

(B)	The Licensee is not permitted to obligate the Subscriber to receive from it maintenance service or insurance for the Terminal Equipment in his or her possession.

(C)	The Licensee is not permitted to limit supply of spare parts for Terminal Equipment that was purchased from it or from its agent, to Subscribers or to another provider of maintenance services.

85 Amendment No. 42
86 Amendment No. 42

Section B - Grade of Service for Subscribers

60.	Obligation of Maintaining Service

60.1
The Licensee will offer its Subscribers the entire services detailed in the First Annex, in accordance with the conditions specified in the Annex, and will maintain its entire services throughout all days of the year during all the hours of the day and night, both in peacetime and in times of emergency, subject to Paragraph 48, in accordance with the technical requirements and the requirements regarding the quality of service, in an orderly and normal manner and of a quality that will not be inferior to the criteria of service quality specified in the First Annex to the License and in Appendix E of the Second Annex to the License; in case of contradiction between the First Annex and Appendix E of the Second Annex to the License, the provisions of Appendix E of the Second Annex will prevail.

60.2
87 Without derogating from the provisions of clause 75.3, the Licensee shall provide MRT Services and the  Services Package, as defined in clause 73A, to every person so requesting, on equal and non-discriminatory terms, and at a non-discriminatory tariff.

60.3
Should the Director find that the Services Package might harm competition or consumers, he shall give notice of such to the Licensee noting the date on which the Licensee is to cease offering the Services Package to its subscribers.

60.4
If the Licensee provides  any MRT Service to any person or body in return for payment, the service shall be available to every Subscriber in the entire coverage area of the system, while  meeting the minimum requirements regarding quality of service, without discrimination, within 24 months of the commencement of provision of the service in return for payment.

60.5
Upon written application from the Licensee, the Director may permit the Licensee limitations on the provisions of clause 60.4, after being convinced that there is a real difficulty in supplying the service to all who request it, and that certain characteristics of the service give special and extraordinary grounds and justification for such.

60.6
(a) The licensee shall supply, with consideration or without, any of its services that the subscriber has not specifically requested, except for a service provided free of charge to all subscribers, and shall not allow the provision of a service provider that the subscriber has not specifically requested to receive;

For this matter, "service provider"- a provider of a service through the network and the payment for the service is done through the telephone bill.88

87 Amendment No. 14

89(b)	An explicit request may be made in one of the following manners:
(1)	A signed document by the subscriber that is sent to the Licensee;
(2)	An electronic mail sent by the subscriber to the Licensee;
(3)	A telephone call between the subscriber and the Licensee representative;
(4)	An SMS sent by the subscriber to the Licensee;
(5)	90Service order on the Licensee's website or content provider. A service order shall be done in accordance with the provisions of Annex F of the License;

(c)
The Licensee shall keep in its possession documentation regarding the subscriber's explicit request 91during the entire commitment period of the subscriber, and if the subscriber does not have a commitment period, for at least the last eighteen (18) months, as well as for a year after the date that the last bill is sent to the subscriber, as set forth in article 2.3 (c)(2) to Appendix E; the documentation shall be available at the Licensee for presentation to the Director, within five (5) working days from the date of the subscriber's explicit request.

For this matter-"documentation"-
For sub-section (b)(1)-a copy of the document;
For sub-section (b)(2)-a copy of the electronic mail;
For sub-section (b)(3)-a recording of the telephone call;
For sub-section (b)(4)-a copy of the subscriber's telephone bill that lists under the "call details", the details of the sms sent by the subscriber;

For purposes of sub-section (b)(5)-92 a Log from the short message service center (SMSC)  of the Licensee in which the sending of the 2 sms from the Licensee to the subscriber are documented, as part of the procedure of ordering a service. If the service was ordered on the Licensee's website or cellular portal by using a user code and password as set forth in section 1.3 of Appendix F of the License-the Log from the internet server that indicates the execution of the service order procedure and the Log In of typing the user code and password by the subscriber.

88 Amendment No. 42
89 Amendment No. 57-shall become effective September 13, 2011
90 Amendment No. 60
91 Amendment No. 60
92 Amendment No. 60

Notes taken by the Licensee representative in the Licensee's information systems does not constitute documentation.

60.7	93The Licensee is not allowed to collect payment from the subscriber for a service unless it has documentation regarding the subscriber's explicit request to receive the service.

60.8
94If the subscriber is charged for a service and notifies the Licensee that he did not request the service, the Licensee shall refund him the entire sum of that was charged for the service, if the Licensee does not have the documentation regarding the subscriber's explicit request to receive the service. The manner of handling the subscriber's complaints granting the refund shall be executed in accordance with the provisions regarding "overcharging" detailed in article 83A of the license."

9561.	Complaints Officer

61.1	The licensee shall appoint a person to be responsible for handling complaints of the public (“compliants officer”) whose duties will be as follows:

(i)	to check subscriber complaints, including someone requesting to receive a service offered, regarding services of the licensee;
(j)	to clarify subscriber complaints regarding bills that the licensee has submitted and to settle them.

the complaints officer shall respond in writing to said complaints submitted in writing.  96The Licensee shall keep a copy of the complaint and the written answer that was sent to the subscriber; the said copies shall be available at the Licensee for presentation to the Director, within five (5) working days from the date of sending the answer

61.2	The complaints officer shall act in accordance with the policy outlined by the licensee’s management.

61.3	The licensee shall provide the complaints officer with all the assistance required to fulfill his duties.

61.4
The licensee shall notify every subscriber of the option to submit a complaint  to the complaints officer, his authority and the various methods of applying to him. The content of this sub-section shall be included in the subscriber agreement, in the bill sent to the subscriber and on the website of the licensee.

93 Amendment No, 57
94 Amendment No. 57-shall become effective September 13, 2011
95 Amendment No. 41
96 Amendment No. 57

61A.	Dispute Settlement

61A.1
The subscriber agreement sall state that all disagreements that arise between the licensee and a subscriber, regarding the interpretation or implementation of the subscriber agreement, shall be assigned to arbitration to the licensee's complaints officer.

61A.2.	The subscriber agreement shall state that an application to the complaints officer in accordance with article 61.1A, shall not:
(a)	prevent the subscriber from bringing the matter before the appropriate court;
(b)	derogate from the authority of the licensee to act in accordance with the provisions of article 72 regarding termination or complete termination as a result of a breach of the subscriber agreement.

62.	Obligation of Maintenance

62.1	The Licensee is responsible for the maintenance of the MRT System.

62.2
Should the Subscriber purchase MRT Terminal Equipment from the Licensee or its agents, and the purchase agreement should include maintenance services, the Licensee will be responsible for maintaining the above mentioned Terminal Equipment, however the Licensee will not be responsible for maintaining Terminal Equipment which was purchased, as stated, after the maintenance period undertaken by the manufacturer, unless otherwise agreed between it and the Subscriber; should the maintenance services include insurance services, the insurance service will be provided after receipt of the permits required by any law.

62.3
Should the Subscriber use, for the reception of MRT Service, MRT Terminal Equipment which was not purchased from the Licensee or its agents, the Licensee will not be obliged to maintain this Terminal Equipment, however the Licensee may enter into an agreement with the Subscriber for the provision of maintenance services for this said Equipment as well.

62.4
For the matter of maintenance obligation, as aforesaid, this should also mean the provision of spare parts and accessories for Terminal Equipment, including Terminal Equipment of the models offered to the public by the Licensee or its agents, even if the Licensee does not provide repair services for those models.

63.97	Call Center

63.1
The Licensee shall operate a staffed call center for the receipt of calls of its Subscribers, in addition the Licensee shall apply additional means that will allow its Subscribers to contact it in order to receive information and to make inquiries, as set forth in Appendix E of the License.

63.2
The Call Center will be staffed by a skilled and professional employee team, with the necessary qualifications to handle the calls. Should a call be received regarding a fault which caused complete cessation of the Subscriber MRT services, the said team will act immediately to locate the fault and will begin taking measures to immediately repair the fault.

63.3	The Licensee shall detail in the maintenance diary the details of the fault as set forth in Article 63.2 and the steps taken to rectify the fault, all as set forth in Article 51."

64.	Terminal Equipment

64.1
The Licensee will submit to the Director the specifications of the Terminal Equipment which are compatible with the MRT Network, and will assist, in accordance with the Director’s requirements, in converting them to Israeli standards or the Ministry’s standards, or to standards and specifications as aforesaid; the Director will present requirements which differ from those of European standards only for the purpose of adapting the specifications of the Licensee to Israeli standards, to the standards of the Ministry, in order to integrate the Hebrew language, to prevent interferences to other systems and interferences from other systems, and in order to achieve compatibility with the Telecommunication Networks in Israel.

64.2
The Licensee will carry out, free of charge, tests to verify that the Terminal Equipment meets the specifications of the MRT Network, in accordance with the Director’s requirements; testing of Terminal Equipment as aforesaid will be finished within fourteen (14) days from the date of the Director’s requirement.

64.3	The Licensee may sell or lease its Subscribers MRT Terminal Equipment for connection to the MRT Network, provided all the following are fulfilled:

(A)
The Licensee has notified the Subscriber that he or she is entitled to purchase MRT Terminal Equipment both from any authorized dealer in Israel and from an overseas dealer, where the Equipment manufacturer confirmed that the Equipment is similar in its features and options to the Terminal Equipment marketed by the Licensee, and that the Subscriber is not obliged to purchase the Equipment from the Licensee in order to receive MRT Services;

(B)
The Licensee will not make the provision of maintenance services for MRT Terminal Equipment conditional to obtaining MRT Services from it, and will inform the Subscriber that he or she may receive Maintenance Service for Terminal Equipment from any person, including Terminal Equipment purchased or leased from the Licensee.

97 Amendment No. 55

9864A	Grant of a Benefit to a Subscriber

64A.1
The Licensee shall not link any benefit for MRT services it provides to a subscriber, including a credit, discount, special tariff plan, basket of services etc, (hereinafter in this section – "the Benefit"),  to the fact that the MRT handset held by the subscriber was purchased, rented or received from the Licensee or from another dealer on its behalf. In this regard, the Licensee shall offer the same Benefit it offers when a subscriber purchases or rents from it a certain model of an MRT handset to any subscriber that uses an MRT handset similar to the said model as far as its characteristics and that will be given to the subscriber during a period of no less than the period for which a monetary credit is given to a subscriber that purchases a handset from the Licensee, and in accordance with the following rules:

(a)
If the model of the handset held by the subscriber is identical the model marketed by the Licensee at the time that the subscriber approaches the Licensee, the Licensee shall offer the subscriber the same Benefit to the one it give to a person that purchases that model from it, based on a Purchase Confirmation that the subscriber will provide;

(b)
If the model of the handset held by the subscriber is not marketed by the Licensee at the time that the subscriber approaches the Licensee, the Licensee shall offer the subscriber a Benefit  in accordance with the Handset Classification of the handset determined by the Licensee in advance and based on a Purchase Confirmation that the subscriber will provide;

In this sub-section-

"Handset Classification-" the division of the models of handsets that are not marketed by the Licensee to no more than six types, and the determination of the level and conditions of the Benefit that will be given in regard to each type; and this will be in accordance with the level and conditions of the Benefit that the Licensee provides in regard to the handset models that it markets, that are handset models with similar characteristics;

(c)
At the time of calculation of the period during which the Benefit will be given in accordance with sub-sections (a) or (b), the Licensee shall be entitled to take into account the date on which the handset was purchased by the subscriber, as it appears in the Purchase Confirmation.

98 Amendment No. 51

In this section- "Purchase Confirmation"- any confirmation that indicates the purchase of the handset, that includes among other things, the date of the purchase and the price that was paid.

64A.2	The Licensee shall present on its internet website updated information regarding the Handset Classification that it does.

65.	Public Emergency Services

65.1
99The Licensee will enable, at any time and free of charge, all its Subscribers free and rapid access to public emergency services, such as: Magen David Adom, the Israel Police Force and the Fire Department..

10065.2
The Licensee shall enable the public emergency service centers101 to indentify the telephone number of a subscriber that  dials them102, free of charge and at any time, including a subscriber with an unlisted number, a subscriber that implemented barring a call and a subscriber that dials from a private switchboard, effective 5 April 2007 (hereinafter-"the commencement date");

The Licensee may implement the aforesaid through a licensee that routes the call to the public emergency service center.

No later than 2 days103 from the commencement date, the Licensee shall notify all its subscribers, in writing, and in a clear manner, that as of the commencement date, the subscriber's number will be identifiable by the public emergency service centers, and shall also notify in writing all subscribers that request an "unlisted number"-that the number will not be unlisted for calls made to the public emergency service centers.

10465A.	Blocking Service for Harassing Subscribers

65A.1
Notwithstanding the abovementioned in Article 65.1, the Licensee shall block access to public emergency services for Harassing Subscribers; if the access to public emergency services only is not technically possible, the Licensee shall block the Harassing Subscriber’s access to all MRT services. For this Article, “Harassing Subscriber”-a subscriber that calls a certain public emergency service, without a justified reason, more than 10 times during one day, through Terminal Equipment in his possession.

99 Amendment No. 19
100 Amendment No. 40
101 Israel Police-100, Magen David Adom-101 and the Fire Department-102
102 Excluding a subscriber whose terminal equipment allows him to dial emergency centers only, for example a handset without a SIM card on a GSM network.
103 Amendment No. 42
104 Amendment No. 19

65A.2
Notice regarding a Harassing Subscriber shall be given in writing to theLicensee by a senior employee of a public emergency service (“the Employee”), verified by an affidavit signed by the Employee (“the Complaint”). The Complaint shall include, among other details, the name of the Harassing Subscriber, his phone number, as far as these details are known to the complainant, as well as details of the times of the calls of the Harassing Subscriber and the content of the calls that indicates  that the calls were made without a justifiable reason. If the Complaint does not include the Harassing Subscriber’s phone number, the Licensee shall act in a reasonable manner  to identify the Harassing Subscriber based on the details in the Complaint.

65A.3
The Licensee shall block the Harassing Subscriber’s access to theemergency services as set forth in Article 65A.1, after giving the Harassing Subscriber prior notice. The notice shall be given 3 working days before blocking the service, in one of the following manners:

a.	A call from the Licensee’s service center to the Terminal Equipment of the subscriber;
b.	Sending an SMS to the Terminal Equipment of the Subscriber;
c.	Sending a registered letter to the Subscriber; except a Pre-Paid subscriber whose address is unknown.

65A.4
Blocking service, to a Harassing Subscriber that is a Pre-Paid subscriberwhose address is unknown, shall be done no later than 24 hours from the receipt of the Complaint or identification as set forth in Article 65A.2.

65A.5
Notwithstanding the abovementioned in Article 65A.1, the Licensee shallnot block a subscriber’s access to the public emergency services, if the circumstances of the calls made, based on the explanation the subcriber provides to the Licensee show that. there was a justification for the calls and he should not be deemed a Harassing Subscriber; The Licensee shall provide the Director with the reasons for not blocking access for the Harassing Subscriber within 10 working days from receipt of the  Complaint or identification as set forth in Article 65A.2

65A.6
If the Licensee blocks the Harassing Subscriber’s access to the emergencycalls as set out above, he may collect from the subscriber all charges and may also be entitled to collect from him payment to remove the blockage.

65A.7	The Licensee is permitted to remove the blockage after the HarassingSubscriber provides him with a written undertaking that he will not repeat the harassment in the future.

65A.8
The Licensee shall record the manner of identification of the Harassing Subscriber, manner of notifying the Harassing Subscriber or alternatively where notice was not given to the Harassing Subscriber, the reason for not giving notice; In addition, he shall record the manner in which the blockage was removed.

65A.9
The Licensee shall provide details in the Harassing and SubscriberReport, as set forth in Article 104.4 (i)105 , of the number of Harassing Subscribers whose access to the public emergency services or to all MRT services, has been blocked based on this Article, as well as the number of subscribers whose blockage has been removed and the number of subscribers whose access was not blocked based on this Article and the reasons for that.

10665B.    Personal Message Service

65B.1
The Licensee shall provide a personal message service (in this section, the "Service"), at all times and free of charge, to all its subscribers, including to the subscribers of another licensee, users of handsets that support the Service (thereinafter in this section the "Subscribers"), and in accordance with the "personal service" service file.

In this section:

"Another Licensee" – another MRT licensee that receives service through national roaming or an MVNO that receives service through a hosting agreement on a licensee's network;

"Personal Message" – a message, warning and short explanation of the security forces that is sent immediately, selectively and focused to subscribers with MRT handsets that support the use of the cell broadcast ("CB") technology.

"Security Forces" – representatives of the Ministry of Defense and Home Front Command that are responsible for personal message system;

105 Amendment No. 41
106 Amendment No. 73

"Service File "Personal Message" – a service file approved by the Director, including amendments that will be executed in the service file;
65B.2	In order to execute the above mentioned in Article 65B.1, the licensee shall act as set forth in the First Appendix and in the service file regarding this service and as follows:
a)	Adaption of the network and its components so that it will support the provision of the personal message service, excluding the network components that operate under the iDEN or CDMA technology;
b)	Assistance and resource allocation to execute the access of the personal message service of the Security Forces to the network;
c)
Operation and maintenance of the Service components in the network, in accordance with written directions that will be presented to the Security Forces; without derogating from the aforesaid, the Security Forces may instruct the Licensee to change the said instructions, however this will not derogate from the Licensee's responsibility to repair and access the network;

d)
The execution of technical trials to examine the integration between the system and the network and the exercise of the network and system operation, in accordance with the instructions of the Office and the Security Forces.

65B.3
The Licensee shall report to the Security Forces any gap in the ability to supply the Service and will act to restore the ability as soon as possible, in accordance with the written operation instructions that it will formulate and present to the Security Forces.

Without derogating from the aforesaid, the Security Forces may instruct the licensees to change the operation instructions if they find them to be lacking, however this provision does not limit the responsibility of the aforesaid licensee.

65B.4	The Licensee shall notify the Security Forces in advance of any change to the network that may affect availability for provision of the Service.
65B.5
The Licensee may not make commercial use of the CB characteristic without the Security Forces' prior knowledge of at least 30 days before operating the Service and the Security Forces may notify him in writing within 15 days of their objection to the provision of the service or conditions for providing the said Service. In this case, the Licensee will not operate the Service or will only be able to operate it in accordance with the conditions determined by the Security Forces, according to the merits.

The aforesaid does not detract from the License's obligation to receive the Director's approval to the said service.
65B.6	The Licensee will assist in launching the Service for its subscribers in all of the following manners:
a)	By written publicity on the company's website;
b)	By direct mail to subscribers through the monthly bills upon launch of the Service;
c)
107By providing a response to subscriber inquiries to choose the necessary specifications on his handset; for cellular handset models that were not marketed by the License, the License will make a reasonable effort to give its subscribers an answer;

d)	The Licensee will allow the Security Forces to reasonably use its existing distribution channels in order to notify the subscribers of the Service.

66.	Protection of Subscriber Privacy 108

66.1
Without derogating from the provisions of the Law, the Secret Monitoring Law, 5739-1979, the Protection of Privacy Law, 5741-1981, or any other law regarding protection of the privacy of a person, the Licensee shall not be entitled to listen to the telephone or any other communication of a Subscriber without the Subscriber's written consent, other than for the purpose of  quality control of the service or the prevention of fraud.

66.2
Subject to the provisions of clause 66A, the Licensee, its employees, agents and any person acting on its behalf shall not be entitled to disclose lists or documents containing the name and address of a Subscriber or any other information regarding a Subscriber, including account details, call traffic, times and destinations to any person other than the Subscriber or a person authorized by the Subscriber for such.

66.3	Notwithstanding the provisions of clause 66.2, the Licensee may do the following:

(a)
provide details of the Subscriber to another licensee for the purpose of collection of monies owing from the Subscriber for services provided to it via the Network, provided that the details so provided are essential for the purpose of collecting money and accounting and that the other licensee has undertaken to maintain the privacy of  the Subscribers;

(b)	provide the details of a Subscriber, to the extent that such details are in its possession, to another person under any power at law.

107 Amendment No. 79
108 Amendment No. 14

66A	109Services to the Security Forces

66A.1	The Licensee shall supply special services to the Security Forces, as set out in the Security Appendix (Confidential) attached to this License as Appendix K.

66A.2
The Licensee shall allow the Security Forces, as identified by  the Director  in writing, to exercise, subject to any law, their powers in respect of any telecommunications operation under the License, and shall be responsible for ensuring the existence, proper operation  and technical adaptability  of the equipment and infrastructure required to enable such performance, all in  coordination with the Security Forces and as set out in Appendix K;  the Security Forces shall bear payment under the provisions of section 13 of the Law.

66A.3
The Licensee shall be exempt from the obligation to indemnify the State under the provisions of clause 91.2 of the License and/or under any law, for the provision of the special services to the Security Forces.

66B.	Security Provisions

66B.1
The Licensee shall appoint a security officer  in accordance with the provisions of the Security Arrangements in Public Bodies Law, 5758-1998, and shall strictly adhere to the security provisions set out in Annex L to the License.

66B.2
The Licensee shall set out appropriate provisions in its foundation documents and regulations and shall act so that  no person shall be appointed to  act in a position or role set out in Annex L to this License unless he meets the following conditions:

(a)	he is an Israeli citizen, as defined in the Citizenship Law, 5712-1952, and a resident of Israel;
(b)	he has been given a security clearance from the General Security Services, under which there is nothing to prevent his so acting.

66B.3
The Licensee shall act to keep the activities of the Security Services confidential and shall act in accordance with the security instructions of such Security Services, including with regard to the appropriate security classification for Office Bearers and persons with roles at the Licensee and the classification of information regarding the activities relating to the Security Services.

66B.4
The Licensee shall take such steps as are required in order to protect the system, components of the system, and the databases serving for the provision of services, operation and control of the system against the activities of unauthorized persons, under the provisions set out in Annex L of this License

109 Amendment No. 3

67.	Subscribers’ Bills110

67.1
The bill the Licensee will present to the Subscriber will be clear, concise, legible and comprehensible;  the bill will include precise details of the components of the required payments in accordance with the types of payments and the rules detailed in Chapter F.

67.2	111Cancelled

67.3	The Licensee is entitled to collect payments for its services from the Subscriber through another party, including through the Bezeq Corporation.

67.4	(a)
Without derogating from all other provisions of the License regarding the manner in which the Subscriber's bill shall be set out and the method of billing, the Licensee shall act in accordance with the Israeli Standard 5262, that concerns the credibility of the charge and full disclosure in phone bills (hereinafter in this article – "the Standard").

(b)	Sub-section (a) constitutes a "service condition", in regard to Article 37B (a)(1) of the Law.

(c)	Despite the aforesaid in sub-section (a)-

(1)	With regard to the provisions of section 2.2.2 of the Standard, the rounding of numbers method shall be implemented in accordance with the following:

((a))
An amount in a bill will be rounded to the nearest number that ends with two digits after the decimal point of the Shekel, and an amount that ends with five tenths of an Agora (three digits after the decimal point), shall be rounded up.

((b))
An amount for payment of a single call shall be rounded to the nearest amount that ends with three digits after the decimal point of the Shekel, and an amount that ends with five hundreths of an Agora (four digits after the decimal point), shall be rounded up.

110 Amendment No. 14
111 Amendment No. 57

(2)
The Licensee  may present any amount included in the bill in a more detailed manner than required in accordance with the provisions of section 2.2.2 of the Standard, as long as the rounding of numbers method applies as set forth in sub-section (c)(1) above.

(3)
The price of a phone call (voice) that includes a Variable Tariff, shall be presented in a bill to a subscriber as the average price per minute, that shall be calculated in accordance with the amount for payment for that call, divided by the total sum of minutes of the call.

In this section, "Variable Tariff"- a tariff that changes during the course of the call based on different parameters, for example, a tariff that is reduced based on the higher the usage or a variable tariff as a result of changing from "peak time" to "off peak time" during the course of the call or vice versa.

(4)
In addition to the provisions at the end of section 2.2.4 of the Standard regarding the Basket of Services, the bill shall include a detailed list of the services that are included in the basket as well as the total tariff to be paid for the basket.

In this section, "Basket of Services"-a number of services that are marketed to a subscriber as a package in exchange for an all inclusive tariff (and without detailing the payment for each individual service).
(d)	(1)	Chapter B of the Standard regarding full disclosure in phone bills shall become effective no later than Friday, 18 Tishrei, 5766 (14.10.2005).

(2)	Chapter C of the Standard regarding the credibility of the charge shall become effective no later than Sunday, 15 Tevet 5766 (14.1.2006).112

11367.5	A bill that is sent to a Non-Business Subscriber shall be in the format set forth in Annex E1 (hereinafter for this Article- " Non-Business Subscriber Bill Format").

11467.5A
A bill submitted to a business subscriber shall include the details set forth in sub-sections 9B (1) to 9B (4) in Appendix E1 of the License." In this section "business subscriber"-except for the subscribers detailed in sub-sections (b) and (d) of the definition of "business subscriber" in article 1 of the License.

112 Amendment No. 33
113 Amendment No. 50

67.6
A Business Subscriber may request that the Licensee send him a telephone bill in a Non-Business Subscriber Format (hereinafter in this Article-"Request"). If the subscriber makes such a request, the Licensee shall begin sending him bills in accordance with said format, no later than two bill periods from the date of the Request. The Licensee shall publish bi-annually, a notice in the telephone bill sent to Business Subscribers, that the Business Subscribers may request that the Licensee format their telephone bill in accordance with the Non-Business Subscriber Bill Format. 115In addition, a business subscriber may request from the Licensee details in writing regarding the calculation manner of a "one time charge". The Licensee shall submit to the business subscriber the said details in writing regarding a "one time charge", within thirty (30) days from the date that the subscriber requested the matter from customer services or the person responsible for handling complaints of the public

67.7
The bill shall be sent to the address recorded by the Licensee or any other address supplied by the Subscriber to the Licensee, or by any other means if the Subscriber has given prior specific consent; The Licensee may not request any type of payment for issuing and sending the bill to the subscriber. The Licensee may request reasonable payment for "detailed calls"sent to the subscriber upon the subscriber's request.

67.8
116If the payment detailed in the telephone bill is done by debit bank payment or credit card, the said payment shall not be done before 117eight (8) days have passed from the date that the telephone bill was sent to the subscriber.

118
11967A.	Information Service for Telephone Number Enquiries120

67A.1
Without derogating from the aforesaid in Article 66, the Licensee shallprovide, either by itself or through another on its behalf, an information service for the enquiry of telephone numbers of all subscribers of land line operators or  MRT operators, except for classified subscribers hereinafter-"information service"), as follows:

(a)	for the general public and cost free, through an internet site that will provide the service;
(b)	for its subscribers, at a reasonable cost, through a telephone center to which the the access will be provided by a network access code to be determined by the Director;
(c)	the information service shall be provided by all of the above methods based on the same information features that the subscriber will provide when he requests the service.

115 Amendment No. 57
116 Amendment No. 57
117 Amendment No. 58
118 Amendment No. 50
119 Amendment No, 14
120 Amendment No. 38

67A.2
Without derogating from the aforesaid in Article 67A.1, the Licensee shall  provide to the general public and cost free, either by itself or through another, an information service to enquire about a phone number of any subscriber, except a classified subscriber, through a telephone center to which the access will be provided by a national access code to be determined by the Director.

67A.3
In addition to the above-mentioned in Articles 67A.1 and 67A.2, the Licensee may offer, at a reasonable price, either by itself or another on its behalf, an information service, through any other method, including a national access code or through a short message system service (SMS).

67A.4	For the execution of the aforesaid in Article 67A.1 and 67A.3:
(a)
The Licensee may approach anydatabase of a line operator or MRT operator (hereinafter in this article – "another licensee") with a question, or receive information from a database of another licensee through any other method and with the consent of the other licensee, all subject to the obligation regarding  protection of the subscriber's privacy;

(b)	For the provision of the information service by another licensee in accordance with its general license, the Licensee shall allow any other licensee access to the Licensee's database;
(c)
The Licensee shall reguarly update the database, so that every name, address or telephone number of a subscriber that has been added, changed or removed, shall be updated in the database within one working day after the implementation of the update in the Licensee's system for the provision of telephone services.

  For this Article-
  "database"- a pool of data that includes the name, address and telephone number of  every subscriber that is not classified, including a subscriber that is a business.

67A.5	(a)	The Licensee shall obtain the consent of every new subscriber inorder to include their details in the database; if the subscriber consents to the aforesaid, the Licensee shall include the subscriber's details in the database.
(b)
The Licensee shall comply at no cost with every subscriber's initial request to remain classifed.  In this Article, "new subscriber" –a subscriber that registered with the Licensee after the commencement date as set forth in Article 67A.7 below.

67A.6	(a)	The conditions for the provision of information service to enquire about telephone numbers in accordance with Article 67A shall be determined by the Licensee, provided that they are fair and non discriminatory, including presentation of the data to those requesting the service; the service shall be provided twenty four (24) hours a day, every day of the year, except for Yom Kippur; in this Article, "presentation of the data"- if the answer to a question of a person requesting the service consists of a number of different data, the data shall be presented in a coincidental manner;
(b)
The response to the information service for telephone number enquiries as set forth in Article 67A.2, shall be done within a  reasonable amount of time; if the Director is of the opinion that the  waiting time for the service is unreasonable, he may set standards for  response time.

(c)
Information service for telephone number enquiries as set forth in Article 67A.1 (b) and Information Service through a telephone center to which the access shall be provided by a national access code as set forth in Article 67A.3 shall meet the following service standards:

(1)	at any time, except in cases of heavy traffic of calls requesting the service121, the amount of callers that will receive service shall not be less than 90%;
(2)	the average waiting period of a caller until the start of receiving service122 shall not exceed 30 seconds;
(3)	the maximum waiting period of a caller until the start of receiving service shall not exceed 60 seconds.

67A.7	Article 67A shall become effective on 8 February 2007 excluding Article 67A.1 (a) that will become effective on 15 March 2007 ("commencement date") but excluding Article 67A.2.123

121 Busy Hour Call Attempts
122 Start of receiving service-an answer by a telephone operator or by the IVR system that requests the information from the caller in order to locate the requested telephone number etc.

67A.8
The Licensee, either itself or through another, including together with  another licensee, shall publish all of the information services for telephone  number enquiries that are provided by the licensee at no cost as well as  the national access codes that have been allotted to the MRT Licensee for  the provision of the service (hereinafter-cost free information services");  the publication shall include at least the following:

(a)	an internet site of the Licensee;
(b)
at least bi-annually, the Licensee shall include together with the subscriber's bill a separate page 124regarding cost free information services, that should not include any other information, beginning with the first bill sent to a subscriber after the commencement date.

(c)
at least four (4) times during the first year after the commencement date, the Licensee shall publish large and prominent advertisements in at least 3 of the most common newspapers in Hebrew and the most common newspaper in Arabic, English and Russian as well as in the most common financial newspaper; these advertisments shall not include any other information. The first publication regarding cost free information services shall be in the above detailed newspapers, except for the financial newspaper, which shall be on the first Friday after the commencement date or the following one and in the financial newspaper on the first Tuesday after the commencement date of the following one.

Without derogating from the above-mentioned, the Minister may instruct the Licensee regarding the manner and format for the publication of the information services.

67B.	Deleted125

67C.	Service File

12667C.1
If the licensee wishes to activate a service that is included in the list of services listed in the First Appendix and titled “future”, it shall notify the director in writing no later than thirty (30) days before the date it intends to begin supplying the service.

123 Amendment No. 42
124 Amendment No. 41
125 Amendment No. 41
126 Amendment No. 41

67C.2
If the licensee wishes to activate a new service that is not included in the list of services listed in the First Appendix that it intends to supply to any of their service receipiants, it shall notify the director in writing no later than thirty (30) days before the the date it intends to begin supplying the new service.

67C.3
The director shall notify the licensee within thirty (30) days of receipt of the notice of the licensee as set forth in Articles 67C.1 and 67C.2, if it is allowed to begin supplying the service or if it needs to submit a service file for the director’s approval, as a condition for beginning the service.

67C.4
The licensee shall submit a service file for the director’s approval upon his demand; if the licensee shall not submit a service file upon the director’s demand, or if the director does not approve the service file, the licensee shall not begin supplying the service.

67C.5
The director’s decision regarding the service file submitted to him shall be given within sixty (60) days from the day that the licensee submitted to the director all the required documents and information for the approval of the service file. In special cases, the director may extend the dates set forth in this article, in a written and detailed notice to the licensee.

67C.6
The director may require the licensee to submit for his approval a service file for an existing service, that does not require a service file, and he may also require the licensee to submit for his approval a new service file for a service for which a service file has already been approved.

67C.7
The service file shall be submitted to the director in a format and at a time set forth by the director and shall include ,among other things, provisions regarding the following:the name of the service, a detailed description of the service and the supply method, the service tariff, an engineering description, and all in accordance with the First Appendix; the director may advise of additional details that should be included in the service file.

67C.8
If the service file is approved, the licensee shall supply the service in accordance with the conditions of the approved file and the approved service file shall be considered an integral part of the license.

67C.9
The licensee shall publish the approved service file, with the details and in a manner set forth by the director, and the director may publish it himself, as long as he does not do so until after the licensee begins supplying the service. The notice to the public shall not include information that are trade secrets, that have been noted by the licensee and attached as a separate annex marked as trade secrets to the service file.

67C.10	Each new service file that the licensee shall begin supplying in accordance with this article, will be considered part of the First Appendix; the director shall update the Appendix from time to time.

67.11C	The provisions of this article shall apply with the necessary changes for tests by means of the network of the licensee.

67D127	Adult Voice Services

Adult Voice Services provided through the Network, shall be done in accordance with the provisions of Annex "M", in the Second Supplement .

For the purpose of this Article-

"Adult Voice Services"- as defined in Article 1 in Annex M, in the Second Supplement.

67D.1128	Premium Service

12967D1.1	The Licensee may provide Premium Services in one of the following manners:

a)	Premium Service, for which the payment is charged according to the Premium Tariff and is collected through the Telephone Bill shall be provided in accordance with the provisions of Appendix N.
b)	Premium Service, for which the payment is charged according to the Regular Tariff (hereinafter in this sub-section "the Service") will be provided as follows:

1)	As an internal network service through a network access code130;

127 Amendment No. 22
128 Amendment No. 75
129 Amendment No. 76, 80
130 "Network access code" as defined in the numbering plan.

2)	By dialing a Fixed-line telephone number to which the access will be possible for each subscriber of the subscriber of a General Licensee.

For this article,

"Fixed-line telephone number"- a number format of geographic numbers and national fixed line numbers or number format star 4 digits (*XXXX), in accordance with that defined in the numbering plan131.

"Premium Service" and "Premium Tariff" as defined in Appendix N

13267E    National Roaming

67E.1	The Licensee shall supply National Roaming services through its network to a Roaming Licensee to the Roaming Licensee's subscribers to the network of the host operator, as detailed below.

67E2.	Preparation of the Licensee
The Licensee shall prepare for the execution of National Roaming in accordance with the following:

a)	The provisions of Appendix X in the Second Annex;
b)	The provisions of the law and the license regarding enabling use of its network and particularly Articles 30 through 30C, with the necessary changes.

67E.3	Operational arrangement

a)
If the Roaming Licensee shall notify the Licensee in writing, after notifying the Minister that it did not reach an agreement with any of the existing Licensees regarding the conditions for the provision of roaming services as set forth in Article 5B(b)(1) of the Law, that it has chosen that Licensee  for the receipt of National Roaming services (in this section "the notice"), the Licensee and the roaming operator shall provide the Minister with the engineering and operational details that they have agreed upon between themselves regarding the implementation of National Roaming ("operational arrangement"), within three months from the date the notice is sent. In addition, the said operators shall include the required engineering and operational details in order to maintain National Roaming that were not included in the operational arrangement, due to disagreements, if there are any;

b)
Issues that are not agreed upon, as set forth in sub-section (a) above, if there are any, shall be decided by the Director. The directions of the Director for this matter shall form an integral part of the operational arrangement.

131 For example numbers in the format 03-XXXXXXX and 07Z-xxxxxxx or *XXXX
132 Amendment No. 59

67E.4	Commencement date of National Roaming implementation

The host Licensee shall begin providing National Roaming services in accordance with the operational arrangement no later than three months from the date that the Roaming Licensee presented to the host Licensee the Minister's confirmation as set forth in section 5B(b)(2) of the Law.

67F.        International Roaming Service through the Network of the MRT Operator in the Neighboring Country

67F.1
The Licensee shall act so that in an area in which there is reception that allows the initiation of a proper call, from the network as well as from the network of the MRT operator in the neighboring country, the subscriber shall receive MRT service through the network. The Licensee shall perform the action itself without requiring any action on behalf of the subscriber.

67F.2
The Licensee shall block the possibility of the subscriber to receive international roaming service through the network of the MRT operator in the neighboring country ("the Service"), unless the subscriber explicitly requested to receive the Service, and after it was explained to him that as part of receipt of the Service, the handset in his possession may roam in the area of the border with the neighboring country, involuntarily, onto the network of the neighboring country, and that he was advised of the tariffs for the Service; if the subscriber requests to receive the said Service-

a)	The Licensee shall explain to him how he may manually select, through the handset in his possession, the MRT network from which he will receive service;

b)	The Licensee shall allow the subscriber to select whether to block access for receipt of data communications service through the MRT network of the neighboring country.

67F.3
In this section, "neighboring country"-Jordan and Egypt;
"Proper call"- a call that takes place in accordance with the minimal reception definitions set in the international standards according to which the network operates.

67G	Offensive sites and content133

67G.1
The Licensee shall notify its subscribers with respect to offensive sites and content as defined in section 4i of the law, as set forth in section 4i(b)(1) of the law; said notification shall be done in the manner set forth in section 4i(c) of the law.

67G.2
The Licensee shall notify its subscribers with respect to the existence of internet content that is unsuitable for children and teenagers (for example pornographic sites), and will include a list of ways in which the access to such content by children and teenagers can be blocked; said notification shall be done in the manner set forth in section 4i(c) of the law.

67G.3
The Licensee shall offer its subscribers, in all of the ways set forth in section 4i(c) of the law, an effective service for filtering offensive sites and offensive content at no extra cost to the payment that he charges for the internet access service, and all as set forth in section 4i(d) of the law, as long as the said service shall be based on an analysis of the information and not a "black list" of only sites.

133 Amendment No. 65

Section C - Delay or Limitation of Service

68.	Definitions

“Disconnection of Service” - temporary termination of MRT Services to the Subscriber;

134“Complete Disconnection” – complete disconnection of all Licensee services to the Subscriber;

“Termination of Service” - complete termination of any Licensee services to the Subscriber;"

69.	Prohibition of Termination or Disconnection of Service

The Licensee is not entitled to terminate or disconnect MRT Services and other services, which the Licensee is obliged to provide in accordance with this License, unless that which is stated in this part, or that stated in Paragraph 48 exists.

70.	Disconnection of Service at the Subscriber’s Request

70.1
A Subscriber may request from the Licensee temporary disconnection of service for a period the duration of which is no less than thirty (30) days and does not exceed ninety (90) days (hereinafter:  “The Disconnection Period”);  the Subscriber’s request will be in writing, and may be carried out through the MRT Terminal Equipment in his or her possession, provided the Licensee has verified the credibility of the request by a return call to the Subscriber’s MRT Terminal Equipment or in any other reliable way.

70.2	The Licensee will implement Disconnection of Service no later than three (3) minutes after verifying the validity of the request.

70.3
The Licensee will renew MRT Services to the MRT Terminal Equipment in the possession of the Subscriber on the completion of the Disconnection Period;  should the Subscriber request, in a written notification, to renew MRT Services to the MRT Terminal Equipment in his or her possession prior to the completion of the Disconnection Period, the Licensee will renew the services no later than one working day after the day on which the Subscriber gave his or her notification.

134 Amendment No. 57

71.	Termination of Service at the Subscriber’s Request

71.1
A Subscriber is entitled to request 135 from the Licensee Termination of Service 136or complete disconnection for the Terminal Equipment in his or her possession. For that purpose, the Subscriber may request so in writing from the Licensee, including by facsimile or electronic mail.137

71.2
138The Licensee shall execute termination of service or complete disconnection, no later than one working day after the date noted by the subscriber in his notice; if no date was noted, the termination of service or complete disconnection shall be executed no later than one working day after the date the notice was given to the Licensee139.

71.3
The Licensee shall publish on its website and in the invoice it sends to the Subscriber, the facsimile number and the electronic mail address, through which the Subscriber may request Termination of Service from the Licensee.140

71.4
141The Licensee shall send the subscriber a written notice concerning the discontinuation of a service or the discontinuation of all service. The notice will contain, inter alia, the date of effecting of the discontinuation, and in a notice of discontinuation of all service also the last date for sending the final bill, as stated in subsection 2.3(c)(2) in Appendix E to the License (hereinafter – the "final bill"). Notice of discontinuation of a service shall be sent in the telephone bill following the date of the request and Notice of discontinuation of all service shall be sent to the subscriber within one working day from the date that of the discontinuation, by regular post or via e-mail or fax if the subscriber gave his consent thereto. Where the subscriber submitted a request to discontinue a service or to discontinue all service at a service center of the Licensee, the Licensee's representative will give him the aforesaid written notice at the time of the submission of the request.

A copy of said notice must be kept available by the Licensee for presenting to the Director within five (5) work days from when it was sent or delivered, accordingly. If the Licensee sent the notice via e-mail or fax, the sending confirmation must also be available for presenting to the Director within five (5) work days from when the notice was sent."

71.5
After collecting the sum for payment as detailed in the final bill, the Licensee shall not be allowed to collect any payment from the subscriber, by means of payment that the subscriber provided, without the explicit written permission of the subscriber in advance, except for collection of payment for handsets that the subscriber purchased from the Licensee, and that the payment for the handset is carried out in payments as set forth in section 2.3(c)(2) in Appendix E of the License. A copy of the said subscriber agreement, shall be available at the Licensee for presentation to the Director, within five (5) working days from the date it was delivered to the Licensee

135 Amendment No. 46
136 Amendment No. 57
137 Amendment No. 46
138 Amendment No. 57
139 Amendment No. 46
140 Amendment No. 46
141 Amendment No. 60

71A.142	Blocking MRT Terminal Equipment

71A.1
The Licensee shall record the identity number of the MRT terminal equipment, except for MRT terminal equipment that works on IDEN technology (hereinafter in this article "MRT terminal equipment") of the subscriber:

(a)
at the time the MRT terminal equipment is supplied to the subscriber, at the time the subscriber signs or renews a subscriber agreement, including when MRT terminal equipment is exchanged, upgraded or repaired;

(b)
In the case of MRT terminal equipment that was not supplied to the subscriber by the Licensee, the Licensee shall make reasonable efforts to advise subscribers that they may record the terminal equipment identification number with the Licensee;

(c)	At the request of the subscriber from the Licensee; the subscriber's request can be made by telephone after the Licensee has verified the credibility of the request.

71A.2
If a subscriber notifies the Licensee that his terminal equipment has either been lost or stolen, the Licensee shall block the terminial equipment of the subscriber that was recorded as set forth in Article 71A.1, free of charge and no later than thirty (30) minutes after verifying the credibility of the subscriber's request. For this Article- "Block" –cancelling the possibility of MRT terminal equipment receiving MRT services.

71A.3	The Licensee shall provide the details of terminal equipment it has blocked, to any other MRT licensee, no later than one working day after the execution set forth in Article 71A.2.

71A.4	143(a) The Licensee is not allowed to supply MRT services to terminal equipment it or another MRT licensee has blocked.

144(b) Notwithstanding the above-mentioned in Article 71A.2 and sub-section (a), if the blocking of the identification number will cause termination of service for other terminal equipment with the same identification number, the Licensee may choose to not perform the said blocking.

71A.5
The Licensee shall cancel the blocking to the terminal equipment it has blocked, after receipt of a request 145from the subscriber; the cancellation of the blocking shall be done no later than one working day after the Licensee has verified the credibility of the request, unless the subscriber has specifically noted another later date. 146

142 Amendment No. 46
143 Amendment No. 47
144 Amendment No. 47
145 Amendment No. 48

71A.6
The Licensee shall publish its obligations to all its subscribers regarding the possibility of blocking MRT terminal equipment, the methods for recording the identification number of the terminal equipment with the Licensee and the application process for the blocking; the publication shall be done in one of the following manners:

(a)	in the subscriber agreement;
(b)	on the Licensee's website
(c)	in a separate information page that will be attached to the monthly subscriber invoice, by30 January 2009147.

71A. 7
The Licensee shall detail in a bi-annual report, the number of blocked identification numbers and the amount of indentification numbers for which blocking was removed as well as the amount of identification numbers that were not blocked in accordance with this article and the reasons for it.

72.	Termination or Disconnection of Service Due to Breach of Agreement

72.1	The Licensee is entitled to terminate or disconnect service to a Subscriber if one of following exists:

(A)	The Subscriber did not pay a payment which he or she owes for the Service he or she has received, on the date determined for payment, in his or her Subscriber Agreement with the Licensee;

(B)	The Subscriber breached a condition in the Subscriber Agreement between him or her and the Licensee, which has been determined a fundamental condition;

(C)	The Subscriber has unlawfully used or has permitted another party to unlawfully use the Terminal Equipment in his or her possession.

72.2
The Service of a Subscriber will be terminated or disconnected in the events specified in Paragraph 72.1(a )and 72.1(b) only after the Licensee has given the Subscriber notice in writing no less than ten (10) days prior to the expected termination or disconnection;  it will be written in the notice that the Subscriber is granted the opportunity, within a reasonable time that will be determined in the notice, to correct the act or omission for which the Service will be terminated or disconnected.

146 Amendment No. 48
147 Amendment No. 48

72.3	Notwithstanding that stated in Paragraph 72.2, the Licensee is entitled to disconnect the Subscriber’s service without notice should one of the following occur:

(A)	The Subscriber did not pay his or her bill of payment he or she was billed for the third time during a period of twelve (12) months for MRT Services on the date determined in the payment notice;

(B)	There is reasonable concern about an act of fraud through the Terminal Equipment of the Subscriber or though the features of the Terminal Equipment;

(C)
It became known to the Licensee that the Subscriber has used the MRT Services in a manner that is relatively excessive for that kind of subscription, and after the Service Center approached the Subscriber by calling the Terminal Equipment in his or her possession, and the Subscriber did not produce a reasonable explanation for the said excessive use; for the matter of this Paragraph, use which is less than three (3) times the average use for that kind of Subscribers, shall not be deemed excessive.

72.4
The Licensee may disconnect Service of the Subscriber if it is evident that the Terminal Equipment in the possession of the Subscriber, through which the Subscriber attains MRT Services, causes interference in the provision of MRT Services to other Subscribers or interference to the activities of the MRT Network, provided the Licensee gave the Subscriber notice in writing no less than twenty one (21) days before the expected disconnection date;  in the notice the cause of the expected disconnection will be specified and the fact that the Subscriber is granted an opportunity, within the time framework that will be determined in the notice, to repair the Terminal Equipment in a manner which will prevent the said interference.

72A.148	Service Termination for Dormant Subscribers

72A.1
If the Licensee wishes to terminate service for a dormant subscriber, it must give the dormant subscriber prior notice of this intention as set forth below (hereinafter, in this Article "notice"). The date for service termination shall not be less than thirty (30) working days from the date the notice is sent.

72A.2	The Licensee shall note in the notice the telephone number that it wishes to terminate service for.

72A.3	The notice to a dormant subscriber shall be done as follows:

(a)	For a subscriber whose name and address are known to the Licensee, in any of the following ways-
(1)	by a letter sent by regular mail;
(2)	by 2 short messages (SMS) that should be sent to the dormant subscriber in intervals of at least two weeks between messages;

(b)	For a subscriber whose name and address are unknown to the Licensee-by four SMSs that should be sent to the dormant subscriber in intervals of at least one week between messages;
(c)
Notwithstanding the above-mentioned in Article (a)(2) and (b), if the subscriber's terminal equipment does not support the receipt of SMSs, the Licensee shall send the subscriber voice messages instead of SMSs, if the subscriber's terminal equipment supports the receipt of voice messages.

72A.4
The Licensee shall not terminate service for a dormant subscriber to whom a message was sent if the dormant subscriber notified the Licensee that he does not wish to terminate service. The subscriber may send such a message either by telephone or in writing including by facsimile or electronic e-mail;

Notwithstanding the aforesaid, the Licensee may terminate service for a dormant subscriber that notified the Licensee that he is not interested in terminating service, after sending the subscriber at least two messages, as set forth in Article 72A.3 (a) and 72A.5 (a), and in the second message the Licensee notified the subscriber that if within one year of the second message the subscriber will not use the MRT service, service will be terminated for the subscriber, and will not have to send another notification.

148 Amendment No. 46

72A.5
The Licensee shall not be allowed to send a subscriber an additional notice regarding its request to terminate service, except after one year from the date when the previous notice was sent to the subscriber.

72A.6
The Licensee shall save the telephone number of the dormant subscriber for whom service was terminated for at least three months, from the date of service termination, before returning the number to the telephone number pool of the Licensee itself or be returned to another MRT licensee that originally allocated the telephone number to the dormant subscriber. If during this period a written request is received from the dormant subscriber to renew the service, the Licensee shall renew the service under identical conditions to those that applied before service was terminated, free of charge.

72A.7
If the service is terminated for a dormant Prepaid subscriber, that has a remaining balance, the Licensee shall compensate the dormant subscriber for the amount remaining balance withing 30 days after receipt of a written request from the dormant subscriber that proves that he is the owner of the line for which service was terminated, if the request is received by the Licensee no later than six months from the date of service termination.

72B	Disconnection of a Service due to Recovery of the Network during a Malfunction149

72.1B	The Licensee may disconnect or temporarily limit services that it is obliged to provide, in order to allow a quick recovery of the network at the time of a significant malfunction.

For this matter- "significant malfunction" – a malfunction that causes the disconnection of service to 10% of the subscribers or to at least 100,000 subscribers, the lower of the two.

In this section, "subscriber" – including a subscriber of an MRT licensee in another network and a subscriber of a roaming licensee that use the network.

72.2B
The Licensee shall submit for the Director's approval, a procedure and a detailed engineering process for the recovery of the network in case of a significant malfunction ("the procedure") within  15 days from the date of signature of this amendment.

149 Amendment No. 66

72.3B	During a significant malfunction the Licensee shall act in accordance with the procedure that was submitted to the Director or approved by the Director, the later of the two.

72.4B
The procedure should include, inter alia, an initiated disconnection of services to subscribers that were not directly affected by the significant malfunction that shall begin no more than two hours after identification of the significant malfunction; this is in order to reduce the burden and the controlled reinstatement of regular and proper service.

72.5B	The procedure shall allow, as much as possible, preferability for regular and proper services for the security forces, public emergency services and hospitals, as will be decided by the Director.

73.	Disconnection of Service due to Maintenance Procedures

73.1
The Licensee may temporarily disconnect or limit services which it is obliged to provide, if the requirement to execute vital actions of maintenance or if establishment of MRT Network obliges this (hereinafter “Disconnection due to Maintenance”), provided all the following exist:

(A)	Duration of Disconnection due to Maintenance does not exceed twelve (12) consecutive hours;

(B)	The number of Disconnections due to Maintenance does not exceed two (2) during one year;

(C)	Cancelled150

73.2
The Director may require the Licensee to present a detailed explanation of the conditions which oblige Disconnection due to Maintenance, and the Director may require the Licensee to postpone the said Disconnection if he or she finds, after considering the Licensee’s arguments, that vital public interest obliges the said postponement.

73.3
Should it be required, due to the necessity to perform vital actions of maintenance or construction in the MRT System, to disconnect service for a duration of over twelve (12) hours, the Licensee will request a prior approval of the Director;  the request will specify the required maintenance actions and the actions taken by the Licensee in order to expedite these actions and to reduce as much as possible the duration of Disconnection of Service.

73.4	Cancelled.

73.5
Should Disconnection or limitation of service be required urgently for the purpose of vital and immediate activities, the Licensee will inform the Director immediately, including by telephone, telegram or facsimile message, about the urgent Disconnection or limitation;  the Licensee will inform its Subscribers about urgent Disconnection or limitation as stated above as early as possible, including through the MRT System public address service insofar as this is possible, and also through the public media.

  150 Amendment No. 5

73.6
Notwithstanding that stated in Paragraph 73.1, the Licensee is not obliged to notify the Director or its Subscribers as to Disconnection due to Maintenance if the following exist, and that the stated Disconnection  will not be counted in the count of Disconnections that is binding under Paragraph 73.1(b):

(A)	The duration of the Disconnection due to Maintenance does not exceed half an hour;

(B)	Disconnection due to Maintenance, as stated, occurs between 24.00 Saturday night and 0500 on the following Sunday morning.

Chapter F - Payment for Services

Section A - General

15173A.  Definitions

In this Chapter:

“Air time” -	the time during which a Subscriber receives MRT services, whether the communication was initiated by the Subscriber or by another;

"Air time unit"152	a time unit of no more than 12 seconds however as of 5 Tevet 5769 (1 January 2009) a time unit of 1 second.

“Basked of services” -	a number of services marketed to the Subscriber in a package, for which a tariff has been set as prescribed in clause 75.2;

“Public Telecommunications Network”	shall include an International Communications System;

“Payment for Call Completion”
a payment made by the initiator of a call, which commences at the Terminal Equipment connected to one Public Telecommunications Network and terminates at another Public Telecommunications Network or at Terminal Equipment connected to such a Public Telecommunications Network for the completion of the call on the other Public Telecommunications Network.

74.1	Types of Payments

The shall be entitled to collect payments from its Subscribers for MRT Services, as follows:

(a)
One-time installation fees for the connection of mobile or hand-held Terminal Equipment in the possession of the Subscriber, to the MRT Network, including the issue of a SIM card to the Subscriber (hereinafter: “Connection Fees”);

151 Amendment No. 5
152 Amendment No. 29

(b)	a fixed monthly payment;

(c)
payment for Air Time as specified in clause 75.10; (d) Payment for Call Completion as specified in clause 75A; (e) Payment for Basic Services, Accompanying Services and Value Added Services, as specified in the First Annex to the License.74.2153 The Licensee shall not be allowed to collect from a subscriber:

(a)	Payment for initiating a call;
(b)	Minimum payment for a call;
(c)	154Any payment prior to the actual provision of the service, except for "PRE-PAID" service.

Section B - Tariff Changes

75.	Setting the Tariffs and their Rates

75.1
The Licensee shall set tariffs for every service and Basket of Services which it provides to its Subscribers, and may determine the manner in which tariffs are to be linked to the index. The Licensee shall notify the Director of the amount of each tariff prior to its coming into effect.

75.2
The Licensee may set Baskets Of Services according to the classes of services including in the Basket, periods of time, or any other method. The Licensee may set a separate tariff for each of the services included in the basket, or may set an all-inclusive tariff.

75.3
The Licensee  shall offer each Basket Of Services on equal terms and under a uniform tariff according to classes of Subscriber; for the purposes of this clause “class of Subscribers” – a group of Subscribers the characteristics of which give reasonable grounds to justify its being distinguished from another group . .

75.4
The Licensee shall allow each Subscriber to change, without discrimination, from one Basket Of Services to another Basket Of Services which it is offered at that time. The Licensee shall include a provision to this effect in its service contract with the Subscribers. In the context of this provision, it may prescribe dates available for such change and may prescribe conditions, including payment, for effecting the change.

153 Amendment No. 56
154 Amendment No. 57

75.5
155If the Licensee enters into an agreement with a Subscriber regarding a service or basket of services that includes a commitment as defined in Article 56A.1 (the "Commitment Period"), the following provisions shall apply, except for a Business Subscriber:

(a)	The agreement conditions, except for the tariffs of the agreement, shall be final, known and set out in advance for the entire Commitment Period;

(b)	The tariff for each service shall be set in the agreement, shall be constant and set out in New Shekels for the entire Commitment Period;

For this article, "constant"-each tariff before V.A.T. that the Subscriber must pay as set out on the day of the agreement, shall not be raised during the Commitment Period.

Notwithstanding the aforesaid, the Licensee may supply it services to Subscribers at lower tariffs than those set out beforehand in the subscriber agreement during a limited time period, to all it Subscribers or to a certain type of subscribers.

(c)	The Licensee shall include provisions in accordance with the above-mentioned in the subscriber agreement.

75.6
The Licensee shall not make contracting with a Subscriber, or changing a subscriber from one Basked Of Services to another, conditional on the purchase of Added Value Services or Terminal Equipment from it.

75.7
A Basket of Services which prescribes payment in installments for Terminal Equipment  or  for one of the services, shall include an arrangement for payments in the event that a Subscriber requests to be released from the said Basket or to change from the said Basket to another Basket of Services. This arrangement shall be according to the balance of the payments which the Subscriber has not yet paid or according to the balance of the Commitment Period.

75.8 (a)	The Licensee may not collect any payment from a Subscriber for a call not initiated by the Subscriber (hereinafter: an “Uninitiated Call”).

(b)	Notwithstanding the provisions of sub-clause (a), the Licensee may collect payment from the Subscriber for an Uninitiated Call in the following Cases:

(1)	the call is transferred to the Subscriber via a roaming service;

(2)	it is a collect call to which the Subscriber has agreed;

(3)
a call made by dialing a number with a special access code for a free of charge service for the person initiating the call, that was allotted to the Subscriber in accordance with an agreement with him156;

(4)	Deleted157

155 Amendment No. 47
156 Amendment No.54

158(c)
The Licensee may charge a Subscriber, that initiates a charged call for services or for the following access codes, a charge that does not exceed the tariff that the Licensee charges the Subscriber for a call to a fixed line network:

1)	Partially toll free service calls159
2)	Business speed dial service160

(d)	161for a call to an international destination, the Licensee can only receive the payment imposed on the international operator that is set forth in the interconnect regulations.

16275.9 (a)	Deleted163
”a.
75.10	The manner of determining payments for Air Time shall be as follows:

(a)	The payment for Air Time shall be determined according to Air time unit164 ; for the purpose of calculating the payment, part of a Unit Of Air Time shall be deemed to be a full Unit of Air Time.
(b)	The payment for any airtime unit, at least for the duration of the first minute of the call, shall be constant;165

157 Amendment No. 49
158 Amendment No. 49
159 In accordance with the service file "partially toll free calls" (1-700 service).
160 In accordance with the Director's provisions "speed dial for businesses-star and four digits", dated 4 may 2008.
161 Amendment No, 53
162 Amendment No. 16
Effect- Article 75.9 shall take effect as of 15.12.02
163 Amendment No. 54
a Simultaneous bi-directional transmission of speech as well as simultaneous transmission of facsimile messages, in an international telecommunications system.
164 Amendment No. 29
165 Amendment No. 56

(c)
For the purpose of payment, the duration of the call shall be from the time of establishing the connection between the Subscriber initiating the call (hereinafter: the “Calling Subscriber”) and the Subscriber receiving the call, until the time of terminating the call, which is the time that an instruction given to end the communication is received from the Calling Subscriber or the Subscriber receiving the call; the period of time spent in establishing the connection, until the time in which the contact is in fact established, and the period of time in disconnecting, from the moment an instruction is received to terminate the communication up until actual disconnection, are not included in the calculation of the duration of the call.

For the purpose of this sub-clause, a Subscriber receiving a call includes voicemail.

166"Voice Mail"- a device or mechanism that is part of the MRT system, that is meant to allow the calling Subscriber to leave a voice message for the receiving Subscriber.

(d)167
For a call that is transferred to Voice Mail, the Licensee shall play an introductory recorded message to the calling Subscriber, that is at least 2 seconds long (in this sub-section-"a message"), and will allow the calling Subscriber, in accordance with his choice, to disconnect the call without a charge, in the course of the Message, or within a reasonable amount of time that will not be less than 1 second after its termination ("reasonable time"). In this case, the timing of the execution of the call with the receiving Subscriber shall be as set forth in sub-section (c) above, as occuring after a reasonable time.

The Message text shall be "the call is being transferred to voice mail" and it shall be played in a clear manner and a reasonable pace.

In this sub-section, "a call that is transferred to voice mail"- except for a call that originated in the International Bezek system.

16875.11  (a)- In this article:

"Limited Package"- a package of minutes that is limited to a number of minutes, in accordance with the subscriber's plan.

166 Amendment No. 39
167 Amendment No. 39
168 Amendment No. 70

"Unlimited Package"- an unlimited package of minutes for which the subscriber pays.

"Free of Charge Number"- a phone number that is determined that a call to it from any network will not be charged to the initiator of the call;

"A Special Telephone Number at a Composed Tariff"- a national or network telephone number in an unusual numbering plan, for which the call tariff to it is a composed tariff;

"A Special Telephone Number at a Regular Tariff" – a national169 or network170 telephone number in an unusual numbering plan, for which the call tariff to it does not exceed the normal tariff;

"Unusual Numbering Plan"- a numbering plan that is not a regular numbering form;

"Usual Numbering Plan"-a numbering plan of geographic numbers and national numbers in accordance with the definitions in the numbering plan171.

"Composed Tariff"- a tariff composed of a regular tariff in addition to a tariff for service provided by the Licensee or someone on his behalf or a service provider;

"A Regular Tariff"- a tariff per minute for a call to telephone numbers in a regular numbering plan, in accordance with the subscriber's tariff plan.

(a)	The Licensee will not charge a subscriber that calls destinations with free of charge numbers and shall not count the minutes of the call to those destinations as part of a limited package.

(b)
The Licensee may charge a subscriber that calls destinations with special telephone numbers at regular tariffs and shall count the minutes of the call to those destinations as part of a limited package or as part of an unlimited package. For the avoidance of doubt, the Licensee may not charge a subscriber for calling destinations with special telephone numbers at regular tariffs any additional payment beyond the payment that he pays for a package of minutes, as long as the subscriber has not exceeded his quota of plan minutes. If the subscriber exceeds his quota of plan minutes, the Licensee may charge him for calling the said destinations in accordance with a tariff that does not exceed the regular tariff. In addition to the aforesaid, the Licensee may not distinguish between the tariffs that he charges the subscriber for calling telephone numbers with regular numbering plans and for calling special telephone numbers at regular tariffs, including by determining separate minute packages.

169 A telephone number that can be accessed from any network.
170 A telephone number that can be accessed only from the Licensee's network.
171 For example numbers in the 03-XXXXXXX, 05Y-XXXXXXX and 07Z-XXXXXXX

(c)
If the charge for calls to destinations with special telephone numbers is done in accordance with a composed tariff, the Licensee shall count the minutes of the calls to said destinations as part of a limited plan or as part of any unlimited plan, for which the subscriber pays.

The Licensee may charge the subscriber for the services that are provided as part of calling telephone numbers that are charged according to a composed tariff, whether the charge is per minute of the call or whether the charge is a constant charge for a call, in addition to the regular payment for the package of minutes.

75A.	Completion of a Call in another Public Telecommunication Network172

The payment which the Licensee shall collect for Call Completion shall not be greater than the interconnect tariff set forth in the Telecommunications Regulations (Payments for Interconnection) 57600-2000.

75B.	Completion of a Short Message Service (SMS) in another MRT Network173

The Licensee may charge a Subscriber for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to an MRT system of another MRT licensee, payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network, to Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communication Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000.

In this Article-
“Short Message Service”- (SMS)-  A telecommunication message that includes writing, including letters or signs, that are transferred from Terminal Equipment  connected to the Network, to Terminal Equipment connected to the Network or connected to an MRT system of another MRT licensee.”

172 Amendment No. 23
173 Amendment No. 23

75C.	Temporary Provision174

Notwithstanding the above-mentioned in Article 75B, for the period beginning 9 May 2004 until 9 February 2005175, the following provisions shall apply:

(a)
The Licensee may charge a Subscriber for transferring a Short Message Service, to Terminal Equipment connected to an MRT system of another MRT licensee ("Message between Networks"), payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communications Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000 minus a reduction in the amount of 0.7% 176.

(b)	The Licensee may charge a Subscriber payment for a Short Message Service Between Networks as set forth in sub-section (a) even if the transfer to the receiving Subscriber has not been completed.

17775D.	Notice of Utilization of Data Package in Israel178

75D.1
The Licensee shall send an SMS to the subscriber when he has utilized 75% and 95% of his data package. The SMS will be sent to the telephone number of the subscriber and another telephone number of the subscriber as noted by the subscriber when the subscriber agreement was signed, as close as possible to the date of said utilization. The SMS shall include at least the following: the utilized amount of the package, the calculation date of the utilization (date and time) and the telephone number that the SMS refers to. For this matter, "data package"-the amount of units of a data package over the cellular internet in Israel (hereinafter-"data package service"), that is provided to a subscriber at a set tariff independent of the actual extent of the usage.

This section shall apply only when the tariff of the data package service unit, after full utilization of all data package service units that are included in the data package are more than 1.25 times the tariff of the data package service unit as part of the data package.

174 Amendment No. 24
175 Amendment No. 27
176
The reduction in the amount of 0.7% is based on reports received from some of the MRT operators, regarding the rate of Short Message Services between Networks that did not reach their destination. Article 75C was set as a temporary provision, during which time the MRT operators shall carry out the necessary adjustments between their MRT networks and interconnection arrangements for the complete application of Article 75B of their license. For the avoidance of doubt, it should be clear that this temporary provision is set for a limited period of time only, due to the difficulties that MRT operators experienced regarding the possibility to receive information regarding the inability to complete a Short Message Service in another MRT network. However, it should not be inferred from this temporary arrangement to the matter of allowing collection of payment for a Short Message Service that did not reach it's destination, and it does not detract from the Ministry's basic position that as a rule, no payment shall be charged for a Telecommunication Service that was not completed.

177 Amendment No. 57
178 Amendment No. 72

17975E	Charges for International Roaming Services

75E.1	In this article:

"arrangement"-	-	a package or plan that includes cellular data;
"package offers"-	-
an offer of three packages or various plans that the Licensee may have that include data that have been offered to the Licensee's subscribers in the month preceding the month in which the package offers were sent to the subscriber;

"package"	-
a limited quantity of service units,  that can be used during a limited period through international roaming abroad, that are sold at a known and predetermined price and is valid for certain destinations

"abroad or destination"	-	a country, including a vessel at sea and an aircraft;
"Mb"	-	Mbyte
cellular data or cellular data service"	-	cellular data service abroad
"plan"	-
a tariff plan for a limited period of time or for a specific trip abroad180 for the use of services through international roaming abroad (for example: voice service, sending and receiving sms and cellular data) to destinations included in the plan and the payment for the services shall be made in accordance with the use; the service tariffs included in the plan are different from the tariffs for these services for a subscriber that did not enroll in the plan; the plan can determine a set payment that does not depend on usage

179 Amendment No. 72
180 Amendment No. 73

75E.2
(a)181 The Licensee will send an SMS to a subscriber that purchased an international roaming services package (hereinafter in this section "the package"); the SMS will be sent each time the subscriber utilizes 75%, 90% and 100% of the package; in addition, the Licensee will send an SMS to the subscriber upon the termination of the arrangement and will note the termination of the arrangement. The SMSs will be sent to the subscriber at no charge, as close as possible to the said level of utilization and shall include at least the following: the utilization rate of the services included in the arrangement as set forth in the following section 1-5 and the date on which the utilization calculation was made (date and time);

1.	Call minutes
2.	SMSs
3.	Cellular data (in Mb)
4.	Call minutes and SMSs in a combined manner
5.	Call minutes, SMSs and cellular data (in Mb) in a combined manner

(b)	182Notwithstanding the aforesaid in article 75E.2 (a)-
1)	The Licensee shall be exempt from sending an SMS to a subscriber regarding the utilization of the package that he purchased, as set forth in article 75E.2(a) if the following apply:
(a)	The subscriber purchased the package before March 31, 2014;
(b)	The subscriber specifically agreed in writing to waive the receipt of an SMS as set forth in article 75E.2(a);
(c)
The Licensee proved to the satisfaction of the Director that a technological limitation that is not under its control prevents it from receiving an online indication or close to an online indication with respect to the execution of calls by direct dialing.

181 Amendment No. 73
182 Amendment No. 73

2)
If a subscriber uses MRT equipment that does not support SMSs, including tablets with SIM cards and cellular modems, the Licensee will require the subscriber when he purchases the package an alternative means of communication (for example whatsapp, viber, skype applications, email or voice mail) ("alternative means"); if the subscriber provided alternative means, the Licensee will send the messages regarding said package utilization in article 75E.2(a) by alternative means.

75E.3
If a subscriber purchases an arrangement, the Licensee shall block the access to the cellular data after complete utilization of the package or upon termination of the arrangement, according to the matter, free of charge and the subscriber will not be required to pay any payments for cellular data, beyond the payment known in advance for the package that was purchased or the plan that the subscriber joined. The Licensee shall send an SMS to the subscriber, free of charge, regarding the said blocking, possible to the blocking date. The SMS should include package offers.

75E.4	(a) The Licensee shall block free of charge the access to cellular data service for every subscriber upon his arrival abroad, unless the subscriber fulfills one of the following conditions:
1)	The subscriber has an arrangement.
2)	The subscriber requested at his own initiative, through a "service access form" to allow him to access cellular data on a regular basis.

(b) If the subscriber does not fulfill one of the conditions set forth in sub-section (a) and the Licensee does not block the subscriber for cellular data, the Licensee shall not charge the subscriber for the cellular data.

(c) The Licensee will block free of charge the access to cellular data as set forth in sub-section (a) and will not charge for cellular data as set forth in sub-section (b) any time that a subscriber that purchases an arrangement reaches a destination not included in the arrangement. The Licensee will again allow the said subscriber the cellular data immediately and automatically and without the subscriber's need for any manual action any time that the subscriber in at a destination included in the arrangement.

(d) The Licensee will send the subscriber an SMS free of charge regarding the said blockage in sub-sections (a) and (c) as close as possible to the time of the blockage and will note the reason for the blockage and the ways in which the subscriber can apply to open the blockage. The SMS will include the package offers.

(e) Article 60.6 shall apply to the manner of subscribers applying for cellular data while abroad after their access to the cellular data has been blocked and access to cellular data has been allowed to them without having to purchase an arrangement after they have confirmed that they are aware of the cellular data price per Mb without an arrangement and the documentation shall also include the subscriber's details and his said confirmation.

75E.5
Upon the arrival abroad of a subscriber that requested through a "service access form" to have access on a regular basis to cellular data and the subscriber does not have an arrangement or his arrangement does not include the country in which the subscriber is staying183, the Licensee shall send him an SMS that includes a warning regarding the possible chargeable consumption of cellular data, without the initiation of any cellular data action and information regarding the ability to block the cellular data by changing the handset settings. The SMS should note, if relevant, that the said blockage also blocks the ability for cellular data in Israel and therefore the blockage should be removed for cellular data upon the return to Israel or by calling the Licensee's call center. In addition, the SMS should include a package offer.

75E.6
The Licensee will notify its subscribers in the telephone bill following the date of signature of the license amendment, with respect to the possibility to request to be blocked for cellular data by filling out a "service access form" that appears on the Licensee's website. The subscriber may send the said form to the Licensee by regular mail, e-mail, fax or by an online form on the Licensee's website, if the Licensee's website supports this possibility.

75E.7
The Licensee shall display on its website information regarding the subscriber's ability to block access to cellular data also through the handset, as long as said blockage does not block the ability to roam in Israel.

75E.8
The Licensee shall display on its website information about services that consume chargeable data volume without an active initiated action by the subscriber, for example: automatic synchronization of e-mail and updates of different applications.

75E.9
Charges for international roaming services according to a rate per unit shall be done retroactively in the telephone bill, after consuming the services and not in advance. If a subscriber purchases an arrangement that includes a payment that is known in advance, the charge will be done for this payment in the bill for the period during which the transaction became effective.

75E.10	Without derogating from the aforesaid in Article 55A, Article 60.6 shall apply to "remote sales transactions" of services through international roaming services.

183 Amendment No. 73

75.11E
The Licensee will send as soon a possible, free of charge, an SMS to each subscriber that purchases services through a remote sales transaction of services through international roaming services, that includes the main points of the transaction, and no later than the end of the day on which the remote sales transaction was made.

In addition, the Licensee will note information regarding the said " remote sales transaction " in the telephone bill following the date of the execution of the transaction, in accordance with the billing period of the subscriber, that includes the telephone number for which the transaction was executed, the date of the transaction, the amount and types of services that were purchased through international roaming services, the number of days allocated for the use of the services, the date and time of beginning of provision of the services, the price of the services purchased, the price according to which the charge will be done for consuming the services beyond the package, if a package is purchased and the manner of rounding up every amount consumed ((hereinafter- "transaction details").

A copy of the telephone bill in which the details of the transaction are noted will be available with the Licensee for presentation before the Director or for being sent to him upon demand, within five (5) working days from the date of the sending of the telephone bill184.

75.12E
In a transaction for the purchase of services through international roaming services that was done in the presence of the Licensee's representative and the subscriber, the subscriber shall be given at the time of the agreement execution a printed confirmation that includes the transaction details. A copy of the confirmation shall be available with the Licensee for presentation before the Director or for being sent to him upon demand, within five (5) working days from the date of the agreement execution.

75.13E
The Licensee will publish on its website all the packages and plans that are marketed to private subscribers as well as the tariffs of all international roaming services for subscribers without arrangements, for all the destinations for which the Licensee has an international roaming agreement. The Licensee will not charge a subscriber for international roaming services that was done at a destination that was not published as set forth above before the charge.

75.14E	The tariff for cellular data will be noted by the Licensee every place where it is noted in units of NIS 1 per Mb.

75.15E	The cellular data tariff for 1 Mb for a subscriber that does not have an arrangement will be lower than the price of the cheapest package offered by the Licensee.

75.16E	The purchase of an arrangement, in Israel or abroad, does not change the default listed in the updated service order form except for the period of that arrangement.

184 Amendment No. 73

76.	Publication of Tariffs

76.1
The Licensee shall make available to anyone who requests, at the service offices and referral centers, and without charge, full and detailed information regarding updated tariffs for all its services including payment  for Call Completion; the Director may instruct the Licensee in regard to the manner and form in which tariffs are to be published, as aforesaid.

76.2	The Licensee shall specify in every account statement sent to the Subscriber, the Basket Of Services for which the Subscriber is being charged.

76.3	The Director may at any time require the Licensee to furnish him with details of the tariffs that it charges.

77.	Deleted185

77A.	Prevention of Fraud

77A.1
The Licensee shall take appropriate and reasonable steps to prevent fraud and shall establish a system for supervision and follow-up, in order to ensure, as far as possible, that calls for which a Subscriber is charged are in fact made from the Terminal Equipment that is connected to the MRT system of the Licensee in the Subscriber’s name.

77A.2
The Licensee shall disconnect the Subscriber’s Terminal Equipment from service after receipt at its service offices of a notification from the Subscriber that the Terminal Equipment has been lost or stolen, or that a suspicion exists that another is making calls though it without having received permission to do so; the Subscriber is permitted to give notification as stated by telephone or in writing, including fax and electronic mail; upon receipt of the telephone notification or immediately following receipt of written notice the Licensee shall verify its reliability, and shall disconnect the service.

77A.3	The Licensee shall cooperate with other Licenses in locating and preventing fraud.

185 Amendment No 41

Section C – Amendments to Tariffs

78.	Change in Tariffs186

78.1	Subject to the above-mentioned in article 75, the licensee may change the tariff of any service or packages of services (hereinafter in this article – “service”), set by itself as long as:

(a)	it shall submit to the director a written notice, before the tariff comes into effect, detailing the new tariff;

(b)
it shall give prior written notice to every subscriber that joined the service; despite the afore-mentioned, for the matter of reduction, a notice to the subscriber can be given up until a month after the reduction.

For this section, “change” –any change to a tariff that can result in an increase or decrease in payment before V.A.T that a subscriber must pay for services of the licensee.”

79.	Commencement of Increase or Reduction of a Tariff

If the amount of any tariff for MRT services pursuant to the provisions of the license has been raised or lowered, the increase or decrease shall not apply to payments made for such a service prior to the date of commencement of the increase or decrease; the increase or decrease shall apply only with regard to payments for MRT services that were provided to the Subscriber after the date of the increase of decrease. The provisions of this clause shall not apply in the case of an amendment of a tariff pursuant to the instructions of the Minister under clause 83.

80.	Late Payments

80.1
The Licensee may charge a Subscriber interest, linkage and collection costs for payments for MRT services not paid by the Subscriber on the due date as specified in the  payment notice that was sent to the Subscriber, in accordance with the service contract187 between them (hereinafter: the “date of payment”).

80.2	Deleted188.

186 Amendment No. 41
187 Amendment No. 32
188 Amendment No. 41

80.3
The amount of interest charged shall not be greater than the amount set out in the definition of “interest linkage” in section 1 of the Interest Linkage Adjudication Law 5721-1961, together with linkage for the period between the date on which the payment is due and the date of  actual payment of the specified amount.

80.4
The Licensee shall be permitted to charge a Subscriber with payment for collection costs for a payment for services provided to the Subscriber that were not paid on the due date (hereinafter- "the amount due") on condition that at least fourteen (14) days have elapsed from the payment date, except in the case of non-payment due to refusal by a bank or credit card company to pay a charge which the Licensee has authorization to collect; The amount of collection costs that the Licensee will charge, shall be reasonable and relatative in regard to the amount due and the actions that the Licensee must take to collect the said amount. For this matter, "collections costs"-including legal actions that the Licensee or anyone on the Licensee's behalf takes to collect the amount due before filing an  application with the courts.189

Section D – Miscellaneous

81.	One Time Charge for Connection Fee

The Licensee may, should it resolve to charge a Connection Fee as defined in Paragraph 74(A), to charge the subscriber with a Connection Fee only for the initial connection of the Subscriber to the MRT System and provision of MRT System and provision of MRT services, or for connection after190 complete disconnection in accordance with article 71, or Termination of Disconnection of Service in accordance with Paragraph 72.

82.	Collection of Subscription Fee In Installments

The Licensee is permitted to collect the Collection Fee set out in Paragraph 82 for connection to the MRT System in a number of payments, on dates agreed with the Subscriber and in amounts set out in the service contract.

189 Amendment No. 32
190 Amendment No. 57

83.	Harm to Compensation or Consumers

(a)
If the Minister finds that one of the Licensee’s tariffs or a demand for payment to, or via the Licensee contravene the provisions of the License, then the Minister shall notify the License of such, specifying the required amendment and that in the event it is not amended the Minister shall exercise his authority pursuant to sections 5 and 15 of the Law; the Licensee shall furnish the Minister with written notification specifying the amended tariff and shall act to refund the extra amount, if any, to Subscribers charged according to the tariff prior to its amendment.

(b)
If the Minister finds that one of the Licensee’s tariffs or a demand for payment to, or via, the Licensee are not reasonable or may cause harm to competition or to consumers, then the Minister shall notify the Licensee of such specifying the required amendment and that if it is not amended the Minister shall exercise his authority pursuant to sections 5 and 15 of the Law; the Licensee shall furnish the Minister with written notification specifying the amended tariff.

83A191	Overcharging

(a)	The Licensee shall document in its information technology systems any written or oral claim of a subscriber regarding overcharging that appears in a telephone bill;

(b)
The Licensee shall send an explanatory reply in writing to a subscriber regarding his disagreement, with details of the calculation manner of the refund or the reasons for rejecting the claim, in accordance with the matter, within twenty one (21) days of receipt of the claim. For this matter- "date of receipt of the claim"- For a written claim-the date of receipt of the claim by the Licensee; For an oral claim-the date the notice was given to the Licensee. A copy of the said reply shall be available at the Licensee for presentation to the Director, within five (5) working days from the date it was sent. If the Licensee sent the answer by electronic mail or facsimile, the approval receipt shall be available at the Licensee for presentation to the Director, within five (5) working days from the date it was sent.

192Despite the mentioned, if the subscriber submitted an oral disagreement and the Licensee concluded that the subscriber was overcharged by no more than NIS 100, the Licensee may be allowed to not respond in writing to the disagreement if the subscriber explicitly agreed".

191 Amendment No. 57
192 Amendment No. 58

(c)
If the Licensee discovers that the subscriber was overcharged, it shall refund the overcharged amount in one payment without setting any conditions for its receipt, in addition to "linkage and interest differences" as defined in section1 of the Award of Interest and Linkage Law, 1961, for the period between the date the overcharged amount was collected and the date of actual refund, as detailed below:

(1)
The amount of the overcharged amount is more than 100 NIS (including VAT, linkage and interest)-the refund shall be deposited directly into the subscriber's  193payment method (bank account or credit card) within three (3) working days from the date that the Licensee sent the said answer as set forth in sub-section (b). 194Notwithstanding the aforesaid, the Licensee may refund a business subscriber by crediting the telephone bill, if the business subscriber explicitly agreed

(2)
The amount of the overcharged amount is less than 100 NIS (including VAT, linkage and interest)-the refund shall be executed by crediting the telephone bill following the date that the said written answer was sent as set forth in sub-section (b); in case the credit amount is greater than the following telephone bill amount, the balance shall be deposited in the subscriber's bank account within three (3) working days from the date that the telephone bill is sent to the subscriber, and the matter will be noted in the said telephone bill.

(3)	195Notwithstanding the aforesaid in sub-section (c)(1) and c(2) a refund to a pre paid subscriber shall be made by crediting his available balance.

193 Amendment No. 58
194 Amendment No. 58
195 Amendment No. 58

Chapter G - Payments from the Licensee, Liability, Insurance and Guarantee

Section A - Royalties and Payments

84.	Royalties

84.1	196The Licensee shall pay royalties as set out in the Telecommunications Regulations (Royalties), 5761-2001 or any other regulations that may replace those (hereinafter: the “Royalty Regulations”).

84.2
The Licensee shall attach two copies of an unaudited quarterly income statement, signed by the Licensee and approved by an accountant, to any payment of royalties under this clause;  such statement shall include details of the calculation of dutiable income in accordance with the Royalty Regulations, and any other detail upon which the Licensee based the sum of the royalties.

84.3
Upon submission of an annual audited statement of income, signed by the Licensee’s accountant (hereinafter: the “Audited Statement”), the Licensee shall submit a statement set out by quarters, detailing the correspondence between the income in respect of which it paid royalties and the income appearing in the Audited Statement (hereinafter: the “Adjusted Statement”).

84.4
Where it becomes apparent that the  sum of royalties that the Licensee was required to pay under the Adjusted Statement is  higher than the sum paid by it for the quarter to which the Audited Statement relates, the Licensee shall pay royalty differentials, together with interest and linkage differentials as set out in the Royalty Regulations.

196 Amendment No. 14

84.5
Where it becomes apparent that the sum of royalties that the Licensee is required to pay under the Adjusted Statement is lower than the sum paid by it for the quarter to which the Audited Statement relates, the Licensee shall be credited with the sum of the surplus payment;  surplus payments to which the Licensee is entitled shall be set off, upon written approval by the Director, against the next  royalties payment, and interest and linkage differentials shall be calculated in accordance with the last index published prior to the date of the setoff, as aforesaid;  for these purposes, interest and linkage differentials shall be as set out in the Royalty Regulations.

85.	Delay in Payment of Royalties

The Licensee shall pay linkage differentials, arrearage interest and collection costs as set out in the Royalty Regulations, on royalties not paid in the time prescribed for their payment under said  regulations.

86.	Manner of Payment of Royalties

Royalties and linkage differentials, arrearage interest, and collection fees therefor, shall be paid to the accountant of the Ministry of Communications by way of bank transfer into the account of the Ministry of Communications.

87.	Other Obligatory Payments

The royalties under this section  shall be in addition to any fee, tax or other obligatory payment that the Licensee is required to pay under the provisions of any law.

Section B - Liability and Insurance

88.	Definition of the Scope of Liability

In this section:

“Use of the License” -
 The establishment of an MRT System, its installation, subsistence, maintenance or operation, either by the Licensee or through its agent, including its employees, contractors, agents or representatives.

89.	Liability of the Licensee

89.1
The Licensee will be liable, pursuant to all laws, for any case of death, damage or loss caused to a person or his property, either directly or indirectly, from Use of the License or as a result of its use.

89.2
In using the License, the Licensee will take all reasonable steps to prevent damage or loss to a person or his property, and should damage or loss be incurred as a result of the Use of the License, the Licensee will repair the damage at its expense and compensate the injured party, all pursuant to all laws, with the exception of a case regarding which the Minister has granted it immunity as set out in Paragraph 90.

89.3	For the avoidance of doubt, the provisions of this paragraph do not place liability on the Licensee beyond the damage liability set out in the regular Civil Wrongs Laws or detract from such liability.

90.	Immunity from Liability

90.1	The Minister may, on request from the Licensee, grant it the immunities enumerated in Section 9 of the Law, wholly or partially, subject to the provisions of Paragraph 90.3.

90.2	The Licensee will detail in its request the immunities it requests and the reasons for so doing.

90.3	If the Minister is satisfied by the need to grant the Licensee immunities in accordance with Section 9 of the Law, he will publish his decision in the Official Gazette.

91.	Drawing Up an Insurance Contract

91.1
The Licensee, at its own expense, will draw up an insurance contract with an authorized insurer in accordance with the provisions of Paragraph 92, and it will be presented to the Director at the award of the License.

91.2
The Licensee will indemnify the State for all financial liability, as set out in Paragraph 89.1, that the State will be bound to any third party as a result of the Use of the License; indemnification in accordance with this paragraph will be insured by the Licensee in liability insurance.

91.3
The Licensee will insure itself, including its employees and contractors, against any financial liability as set out in Paragraph 89.1, which might bind it pursuant to all laws as a result of damage caused to person or his property, from Use of the License and against any loss or damage caused to the MRT system, wholly or partially, from Use of the License, and including third party risk.

91.4
The Licensee will provide the Director with a legal opinion, written by an attorney specializing in insurance, that confirms that the insurance policy covers all the requirements set out in Paragraphs 91.2 and 91.3; the Licensee will append to the said legal opinion a copy of the insurance contract and its annexes; the said documents will be submitted to the Director within seven (7) days from the signing of the insurance contract and will be appended to this License as Appendix G to the Second Annex.

92.	Conditions in the Insurance Contract

92.1	The insurance contract will determine the period of insurance and will contain a condition stipulating that at the end of the set period, the insurance will be automatically extended.

92.2
Once a year, the Licensee will present to the Director confirmation from the insurer that the insurance contract is valid, that the Licensee is not in arrears with insurance premium payments and that there are no pending notices regarding cancellation, suspension, limitation, amendment or termination of validity of the insurance contract.

92.3
The insurance contract will contain a stipulation, according to which in any event of the insurer wishing to cancel the insurance contract as a result of non-payment of insurance fees, he must inform the Director in advance, no less than ninety (90) days before he intends to actually cancel the contract (hereinafter in this paragraph “Cancellation Notice”).

92.4
Should a Cancellation Notice be sent as set out in Paragraph 92.3, the Licensee will take immediate action to remove the cause of the cancellation, or will take immediate action to obtain an alternative insurance contract as set out in Paragraph 92.6, and notify the Director of the action it has taken; should the cause of the cancellation be non-payment of insurance fees by the Licensee, the Director may make payment of said fees in its place, and may foreclose the bank guarantee or any part thereof to cover the expense incurred by payment of the insurance fees, or collect them in any other way.

92.5
Should the Licensee request the cancellation of the insurance contract, it will inform the Director in this matter within forty five (45) days at least before it intends to actually cancel the contract.

92.6
Should the Licensee agree to cancellation of the insurance contract by the insurer, or it has requested to do so itself, the Licensee will draw up an insurance contract with another authorized insurer in such a way that the new insurance contract will go into effect at the same time as the validity of the previous contract expires; the new insurance contract will be submitted to the Director, together with the legal opinion set out in Paragraph 91.4, at least thirty (30) days before it goes into effect, and it will be subject to the instructions in the paragraphs of this section.

93.	Remedy for Breach of Insurance Conditions

Should the Licensee not draw up an insurance contract, or if it becomes clear that the insurance contract it drew up has been cancelled or it has expired, and the Licensee has not drawn up a new insurance contract as set out in Paragraph 92.6, the Director may execute the insurance in its place and pay the insurance fees, and may foreclose the bank guarantee to cover the expense incurred by payment of the insurance fees, or collect them in any other way; all of the above without derogating from the authority to cancel, limit or suspend the License because of non-execution of the insurance according to the conditions of this License by the Licensee.

Section C - Guarantee for Fulfilling the Conditions of the License

94.	The Guarantee and its Objective

94.1
197The Licensee will submit to the Director an unconditional bank guarantee in the name of the State of Israel, in New Israeli Shekels, in the equivalent amount of ten (10) million US dollars, to ensure fulfillment of the License conditions; the guarantee is appended to this License as Appendix H to the Second Annex; .

94.2
The guarantee is used to ensure the fulfillment of the License conditions by the Licensee and their enforcement, and also for compensation and indemnification of the State for any damage, payment, loss or expense incurred or which may be incurred by the State, either directly or indirectly, as a result of non-compliance with the License conditions, wholly or partly, on their due dates and in full, or as a result of revocation of the License, its limitation or suspension.

95.	Foreclosing the Guarantee

95.1
Without derogating from the generality of Paragraph 94.2, the Director may foreclose the guarantee, wholly or partly, if damage has been caused as a result of non-compliance with the conditions of the License, including every one of the following cases:

(A)	Loss of income from royalties was caused to the State by a lack of income from subscriber payments, and as a result of the following:

(1)	Non-operation of the MRT Services on the dates set in the schedule set by the Director, or as the Director approved;

(2)	Termination of services, their suspension or limitation;

(3)	Limitation of the License or its suspension;

(B)	An insurance contract in accordance with Paragraphs 91 and 92 was not drawn up, insurance fees were not paid or the said insurance contract expired or was cancelled;

(C)	198The Licensee charges its Subscribers with payments in contravention of the provisions of clause 75;

197 Amendment No. 18
198Amendment No. 14

(D)
The Licensee does not meet the coverage and quality requirements of the service as set out in Appendix B, or the Licensee constantly terminates, suspends or limits the service contrary to the provisions of the License;

(E)	Cancelled;

(F)	The Licensee constantly or maliciously breaches one of the provisions, conditions or requirements of the License;

(G)
A claim is filed, or a demand for payment of compensation and damages against the State for a breach of a condition of the License or deficient implementation of the License or due to the cancellation of the License, and also if expenses have been incurred by the State as a result of the said claim or demand; foreclosure of the guarantee to cover the sum of the said claim will only be executed after the verdict in the said claim has become final;

(H)	Royalties have not been paid on time and in full in accordance with Paragraph 74;

(I)	Expenses or damages were incurred by the State as a result of the cancellation of the License;

(J)	Deleted199;

(K)	The Licensee has not completed the guarantee payments as set out in Paragraphs 96.2 and 97.2.

(L)	The Licensee has not presented reports and notices as specified in Paragraphs 103, 104, 105, on the due date.

200(M)	The Licensee has not paid the license fee on the date required, in accordance with the provisions of clause 40.1 of the terms and conditions of Tender No. 1/01.

(N)	A monetary sanction under the Law has been imposed upon the Licensee and the sum required has not been paid on time, provided that a sum higher than the sum of the sanction shall not be forfeited

95.2
The Director may foreclose the guarantee in accordance with this section even for an expected breach of the License conditions or frustration of the License conditions that justify, in his considered opinion, early foreclosure of the guarantee.

96.	Method of Foreclosure

96.1
The Director may foreclose the guarantee, wholly or partly, up to the sum specified therein, on condition that he has warned the Licensee that if within the period determined in the warning, the Licensee does not correct the act or omission that is the subject of the warning, the guarantee will be foreclosed, wholly or partly.

96.2
Should the entire sum of the guarantee or a part thereof be foreclosed, the Licensee will, on receiving the demand from the Director, immediately  provide a new guarantee or make up the remainder to the sum of the original guarantee; failure to make up the sum of the guarantee will constitute a serious breach of the License conditions, and the Director may - without derogating from his authority to revoke the License, limit it or suspend it - foreclose any remainder of the sum of the guarantee;

96.3
Regarding the Director’s decision to foreclose the guarantee, wholly or partly, the Licensee may appeal to the Minister within fifteen (15) days from the day he was notified of the Director’s decision.

199 Amendment No. 41
200 Amendment No. 14

97.	The Period of Validity of the Guarantee

97.1	The guarantee will be valid during the entire period of validity of the License and also during two years after the validity of the License expires.

97.2
Should the Director see that the Licensee has not cleared all its obligations in accordance with the License, and this within sixty (60) days prior to the expiry of the guarantee, the Director may demand that the Licensee extend the validity of the guarantee for a period determined by the Director or submit a new guarantee as aforesaid, and the provisions of this section will apply to the new guarantee as well; should the Licensee not submit a new guarantee as set out above, the Director may foreclose the guarantee.

97.3
Should the Director approve receipt of a new guarantee, the validity of which may be extended from time to time in accordance with his demand, the Licensee will extend its validity, before the end of the expected period, and this for a period ordered by the Director; should the Director not exempt the Licensee from the obligation to extend the period of validity, and the validity of the guarantee has not been extended on the said date, the Director may foreclose the guarantee without prior warning.

98.	Preservation of Remedies

98.1	Foreclosure of the guarantee, wholly or partly, does not derogate from the authority to revoke the License, limit it or suspend it.

98.2
The sum of the guarantee does not limit the scope of the Licensee’s liability to the State for full payment of damages caused to it, and the obligation of payment applies to the Licensee in accordance with the License or all laws.

98.3
The whole or partial foreclosure of the guarantee does not derogate from the right of the Director to claim from the Licensee, through any other course, payment of damages it is obliged to cover in accordance with this License or to employ other remedies available to it according to all laws.

Chapter H - Supervision and Reporting

Section A - Supervision of the Licensee’s Activities

99.	Authority for Supervision

The Director or a person authorized by him may supervise the activities of the Licensee in all matters pertaining to the implementation of the License and the observation of the provisions of the Law, the Ordinance and the Regulations therein.

100.	Confidentiality

The Director and any person engaged in supervision activities on his behalf over the Licensee, will not disclose any information or document that comes into their hands in the course of their duties, to a person not authorized to receive them, unless they have been made public, or if the disclosure is necessary for the purpose of fulfilling their duties in accordance with this License and in accordance with all laws.

101.	Entering Premises and Inspection of Documents

For the purposes of  the supervision as set out in this section, the Director may:

(A)	Enter, at any reasonable time, any installation or office serving the Licensee for the purpose of provision of its services in accordance with this License;

(B)
Conduct measurements and tests in the MRT System and he may examine any record, document, plan, account book, ledger or data base, regular or computerized, of the Licensee or whomever is employed by it in the matters on which the Director has the said supervisory authority; the Director may examine and copy them in any way he deems fit.

102.	Cooperation

The Licensee will cooperate with the Director in all matters concerning the execution of the supervision over its said activities, and without detracting from the generality of the above, it will enable them the execution set out in Paragraphs 100 and 101 and will provide them, on request, any information in its possession or under its control that is required for execution of the supervision.

Section B - Reporting and Fault Repair

103.	Obligation to Submit Reports201

103.1	The licensee shall submit to the director the reports detailed in this license, in a format and on the dates set forth in this section.

103.2	Each report should reflect the correct and relevent facts regarding the subject of the report so that they are updated to the report period.

103.3
A report should be submitted in two (2) copies, printed and formattted in a manner that is easy to read and will  bear the date of its compilation and the signature of the licensee or anyone that has been authorized to do so; the report should be submitted in a format to be advised by the director, including regarding the contents, the structure and the method of submission of the report.

103.4
The director may require the licensee to redraft or supplement a report it has submitted, including in cases where the director has found that it is lacks necessary details or other details that in the director’s opinion the licensee should have included in the report

104.	Types of Report and their Submission Date202

104.1
The licensee shall submit to the director upon his request or at least annually, at the end of the calender year, and no later than ninety (90) days, the annual reports that describe the activities during the period from the month of January until the month of December, of the previous year:

(a)	An audited financial statement signed by an accountant

(b)	A subscriber report, including the following data:

1)	The amount of private and business subscribers as well as post-paid and pre-paid subscribers;

201 Amendment No. 41
202 Amendment No. 41

2)
The scope of income in the segmentation set forth in sub-article (1), so that the income from interconnect appears separately for each one, and in addition, a division according to airtime and value added services.

(c)	A report regarding use of frequencies in accordance with Chapter 4 section C;

(d)	Annex A- “The Licensee’s Details” updated, at the beginning of the month of January, as detailed in article 20.1;

(e)	203Outline engineering report- an engineering report for the erection, development and upgrade of the network in the format set forth in Appendix B.

104.2	The licensee shall submit to the director on a quarterly basis, and no later than one month after the end of the quarter, the following reports:

(a)	A reviewed quarterly financial statement, signed by an accountant;

(b)	A reviewed quarterly income report, signed by an accountant, that includes all of the income that bears royalty payments;

(c)	A traffic report-in a format to be advised by the director.

104.3	The licensee shall submit to the director a report for extraordinary events, as set forth in regulation 8 of the Supervision Regulations.

104.4	The licensee shall submit to the director the following reports, upon his request:

(a)	Deleted204

(b)
A fault report- that contains a summary of the network faults, details of the amount of faults and the accumulated time of each type of fault, an analysis of the faults and details of the steps taken to rectify them;

(c)	A quality of service report-an analysis of the licensee meeting the requirements in articles 49 through 51 and Chapter E the level of service for a subscriber, during the period of the report;

203 Amendment No. 71
204 Amendment N. 71

(d)
A complaint report- that contains details of all the written complaints that were submitted by subscribers regarding service including the subject of the complaint, the dates it was received and was responded to in writing, the manner in which it was handled, and details of the actions of the complaint officer;

(e)	Details of the licensee’s tariffs;

(f)	Deleted205

(g)
A lien report- the licensee shall report  immediately to the director in any case of an attachment or lien on one of the licensee's assets or in case of a lien on the means of control in the licensee, exercise of such a lien or termination of any right of the licensee over the asset;achment or lien on one of the licensee's assets or in case of a lien on the means of control in the licensee; exercise of such liens or termination of any right of the licensee over the asset; In addition, the licensee shall submit to the director, upon his request, a report that sets out all of the afore-mentioned liens;

(h)
A subscriber summary report, income and minutes according to private and business subscribers, and in each category-a division of subscribers according to plans priced as “all inclusive” tariff and subscribers in plans priced separately for payment of “airtime” and interconnect, in a format to be advised by the director;

(i)	A harassing subscriber report as set forth in article 65A.9;

(j)
Any additional data that should be required in order to supervise the activities of the licensee as well as any necessary information that the office requires in order to administer telecommunication matters.

104.5	The director may add or remove periodic, quarterly or annual reports as well as require the licensee to submit special reports, as advised.

205 Amendment No. 71

105.	Notice of Defect206

105.1	Should the Director find defects or deficiencies in the Licensee’s activities, he will notify it in writing.

105.2
Should the Licensee receive such a notification, it will submit to the Director, within thirty (30) days from the day the notification was received, its response that will contain details of the steps taken for repair and of the said defects.

106.	Deleted207

206 Amendment No. 41
207 Amendment No. 41

Chapter I  - Miscellaneous

107.	The License as an Exhaustive Document

107.1
The rights of the Licensee, its obligations and powers in all matters pertaining to the establishment, subsistence and operation of the MRT System and the provision of services through it, originate in this License and they derive from it and are in accordance with it only.

107.2
The Licensee will be precluded from claiming the existence of any right, obligation or authority based on information, promise, undertaking, representation, proposal, publication, minutes, discussion or declaration that were made outside the License, either in writing or orally, either prior to the award of the License or after it was awarded, with the exception of the interpretation provided by the Minister in accordance with Paragraph 6.

108.	Holding the License Documents and their Return

108.1
The Licensee will hold the License documents in an office and will allow the public to examine their true and updated copies; should a License condition be changed, the Licensee will append the text of the change to the said License documents.

108.2	208Where the License and the documents related to it are on public display, the public shall not have the opportunity to inspect the following documents, contained in the Second Annex of the License:

(a)	Appendix A – Details of the Licensee;
(b)	Appendix B-The engineering plan that is attached to Appendix B209;
(c)	Deleted210
(d)	Appendix G – Insurance Contract;
(e)	Appendix H – Bank Guarantee;
(f)	Appendix I – Letters of Undertaking;
(g)	Appendix K – Special Services for Security Forces;
(h)	Appendix L – Security Instructions.

208 Amendment No. 14
209 Amendment No. 41
210 Amendment No. 41

108.3
The License documents are the property of the State and are entrusted to the Licensee for the period of the License’s validity; should the License be revoked or expire, the Licensee will return the License and all its documents to the Director.

211108.4
The Licensee shall allow the public to inspect the documents of the License via the internet;  the Licensee may also do so through  the Ministry of Communications’ internet site as  long as the Ministry of Communications publishes the License on its internet site.

212108.5	The Ministry may publish the License, other than the Appendices set out in clause 108.2, on such date and in such manner as it sees fit.

109.	Deferment of Date

109.1	If an obligation imposed on the Licensee in this License has a set date for its fulfillment, the Licensee will fulfill it on that date.

109.2	The Director may, upon the Licensee’s request, defer a date set as stated above, if he deems that fulfillment of the obligation on that date is impossible for reasons of force majeure.

211 Amendment No. 14
212 Amendment No. 14

110.	Responsibility

The approval or supervisory authority conferred upon the Minister or the Director in accordance with this License, including the employment of the said authority, does not impose on them any responsibility whatsoever, that is imposed in accordance with this License on the Licensee, and it does not harm or detract or remove or diminish the responsibility of the Licensee as stated above.

111.	Dispatch of Notice

111.1
A notice pertaining to this License or its implementation will be given in writing and be delivered by hand or by registered mail with confirmation of receipt; a notice dispatched by registered mail as stated above shall be deemed to have reached its destination within forty-eight (48) hours of its dispatch.

111.2	Any notice from the Licensee to the Minister will be delivered or dispatched through the Director.

111.3
For the purpose of receiving notices in accordance with this paragraph, the Licensee’s address is: 8 Amal Street, Afek Industrial Park, P.O.Box 435, Rosh Ha’ayin, P.O.Box 48103213;  the Licensee will inform the Director of any change of address immediately.

112.	Operation in the Civil Administration Territories of Judea, Samaria and Gaza

112.1
The Licensee will approach, within thirty (30) days from the date of award of the License, the Head of Civil Administration in the territories of Judea, Samaria and Gaza in order to receive permission to deploy the MRT System and provide services in those territories where powers in the telecommunication sector are in the hands of the Civil Administration.

112.2
The Licensee will operate in the territories of Judea, Samaria and Gaza by virtue of a permit from the Civil Administration; the permit will be based mainly on the provisions of the License, with the required changes, including the need to receive individual permission from the Civil Administration for the establishment of each installation.

113.214
The Licensee shall present and/or play to the Director upon his request, any recording and/or document regarding a subscriber, during the entire last commitment period of the subscriber, and in case the subscriber has not been in the commitment period for at least eighteen (18) months and for a year after the date of sending of the final bill to the subscriber, as set forth in section 2.3(c)(2) in Appendix E.

213 Amendment No. 4

214 Amendment No. 57